Exhibit 10.7

NOTE PURCHASE AGREEMENT

BY AND AMONG

THE PROVIDENCE SERVICE CORPORATION

AND

THE PURCHASERS NAMED HEREIN

November 6, 2007

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Table of Contents (continued)

	4.2	Authorization	14
	4.3	No Conflict	15
	4.4	Consents	15
	4.5	Absence of Litigation	15
	4.6	Purchasers’ Financing	15
	4.7	Brokers	15
	4.8	Purchase Entirely for Own Account	15
	4.9	Investor Status	16
	4.10	Securities Not Registered	16
	4.11	Prohibited Transactions	16

5	Covenants		17

	5.1	Furnishing of Information	17
	5.2	Shares Issuable Upon Conversion	17
	5.3	Further Assurances	17
	5.4	Integration	17
	5.5	Securities Laws Disclosure; Publicity	17
	5.6	Form D and Blue Sky	18
	5.7	Pledge of Securities	18

6	Conditions Precedent		19

	6.1	Conditions to the Obligation of the Purchasers to Consummate the Closing	19
	6.2	Conditions to the Obligation of the Company to Consummate the Closing	20

7	Transfer Restrictions		21

8	Termination		22

9	Miscellaneous Provisions		22

	9.1	Public Statements or Releases	22
	9.2	Interpretation	22
	9.3	Notices	23
	9.4	Severability	23
	9.5	Governing Law	23
	9.6	Waiver	24
	9.7	Indemnification	24
	9.8	Assignment	25
	9.9	Third Parties	25
	9.10	Counterparts	25
	9.11	Entire Agreement; Amendments	25
	9.12	Survival	26

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Table of Contents (continued)

Exhibits
Exhibit A	Purchasers
Exhibit B	Indenture
Exhibit C	Escrow Agreement
Exhibit D	Rights Agreement
Exhibit E	Opinion of Counsel
Exhibit F	Draft Quarterly Report on Form 10-Q
Exhibit G	Investor Presentation

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This NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of November 6, 2007, by and among The Providence Service Corporation, a Delaware corporation (the “Company”) and the purchasers named in Exhibit A attached hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company has authorized the issuance of up to $70,000,000 million aggregate principal amount of its 6.5% Convertible Senior Subordinated Notes due 2014 (the “Notes”) to be issued in accordance with the terms and conditions of the Indenture for the Notes in the form attached hereto as Exhibit B (the “Indenture”), which Notes shall be convertible into shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”);

WHEREAS, the Company desires to issue and sell to the Purchasers pursuant to this Agreement, and each Purchaser, severally, desires to purchase from the Company the aggregate principal amount of Notes as is set forth opposite its name in Exhibit A hereto;

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Acquisition Agreement” shall mean the Agreement and Plan of Merger, dated as of the date hereof, by and among Target, Sellers, the Company, PRSC Acquisition Corporation and CLCI Agent, LLC, as stockholder representative.

“Acquisition Target Financial Statements” shall mean the financial statements of Target provided to each Purchaser prior to the date hereof and included in the Investor Presentation.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

“Agreement” has the meaning set forth in the recitals hereof.

“Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security at any time.

“Benefit Plan” or “Benefit Plans” shall mean employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute for employees or former employees.

“Board of Directors” means the Board of Directors of the Company.

“Closing” has the meaning set forth in Section 2.2 hereof.

“Closing Date” has the meaning set forth in Section 2.2 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals hereof.

“Company” has the meaning set forth in the recitals hereof.

“Control” (including the terms “controlling” “controlled by” and “under common control with”) with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Documents” means, collectively, the SEC Reports, the Investor Presentation and the draft Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 delivered to each Purchaser in the form attached as Exhibit F hereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” shall mean The Bank of New York Trust Company, N.A., having an office at 700 S. Flower Street, Suite 500, Los Angeles, California 90017.

“Escrow Agreement” shall mean the escrow agreement entered into on or prior to the date hereof, by and among the Company, each Purchaser and the Escrow Agent, and in the form attached hereto as Exhibit C, pursuant to which each Purchaser shall deposit its respective Purchase Price with the Escrow Agent, to be released as contemplated in such Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.7(b) hereof.

“GAAP” has the meaning set forth in Section 3.7(b) hereof.

“Indenture” has the meaning set forth in the recitals hereof, by and between the Company and the Trustee, to be dated the date of the Closing Date.

“Intellectual Property” means all intellectual property rights and related priority rights, arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including: (i) all patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”); (ii) all trademarks, service marks, trade names, trade dress, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof; (iii) all copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof; and (iv) all confidential and proprietary information or non-public discoveries, concepts, ideas, research and development, technology, software, know-how, formulae, inventions, trade secrets, compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents.

“Investor Presentation” means the investor presentation delivered by the Company to each of the Purchasers, which presentation includes the Acquisition Target Financial Statements, in the form attached hereto as Exhibit G.

“Material Adverse Effect” means such facts, circumstances, events or changes that are, individually or in the aggregate, materially adverse to (i) the business, financial condition, assets or continuing operations of the Company and its Subsidiaries taken as a whole or (ii) the Company’s ability to perform its obligations under this Agreement.

“NASD” means the National Association of Securities Dealers, Inc.

“Notes” has the meaning set forth in the recitals hereof.

“Own” in the context of Notes shall mean (i) the right to solely control the voting or direction of the voting of such Notes and (ii) bearing all or substantially all economic risk of loss or appreciation (less a fixed or floating interest rate return) in the value of, and any profit (less a fixed or floating interest rate return) derived from a transaction in, such Notes.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Preferred Stock” has the meaning set forth in Section 3.2(a) hereof.

“Purchaser” and “Purchasers” have the meanings set forth in the recitals hereof.

“Purchaser Adverse Effect” has the meaning set forth in Section 4.3 hereof.

“Rights Agreement” has the meaning set forth in Section 6.1(f) hereof.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Reports” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the Company’s Quarterly Report on Form 10-Q for each of the fiscal quarters ended March 31, 2007 and June 30, 2007, the Company’s Proxy Statement on Schedule 14A, filed on April 20, 2007, for its 2007 Annual Meeting of Stockholders, and any Current Reports on Form 8-K filed by the Company on or after January 1, 2007, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Sellers” shall mean the stockholders of Target.

“Securities” shall mean the Notes and the Common Stock issuable upon conversion of the Notes.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Target” shall mean Charter LCI Corporation.

“Tax Returns” shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Taxes” shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Transaction Agreements” shall mean this Agreement, the Rights Agreement, the Indenture, the Notes and the Escrow Agreement.

“Trustee” shall mean The Bank of New York Trust Company, N.A.

“Voting Stock” means securities of any class or kind ordinarily having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

2 Authorization, Purchase and Sale of Notes.

2.1 Authorization, Purchase and Sale. The Company has authorized (i) the initial sale and issuance to the Purchasers of the Notes and (ii) the issuance of up to 2,224,320 shares of Common Stock to be issued upon the conversion of the Notes. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser, severally, shall purchase from the Company the aggregate principal amount of Notes set forth opposite the name of such Purchaser under the headings “Principal Amount of Notes to be Purchased” on Exhibit A hereto, at a purchase price equal to the principal amount of Notes purchased (the “Purchase Price”).

2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of the Notes (the “Closing”) shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA on November 13, 2007 (the “Closing Date”). At the Closing, the Company shall deliver to each Purchaser one or more certificated Note(s) in the aggregate principal amount as set forth opposite such Purchaser’s name on Exhibit A, in each case against payment to the Company of the purchase price therefor by wire transfer to the Company of immediately available funds to an account to be designated by the Company pursuant to the terms of the Escrow Agreement.

3 Representations and Warranties of the Company. Except as set forth in the SEC Reports, the Company hereby represents and warrants to each of the Purchasers as follows:

3.1 Organization and Power. The Company and each of its Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing (where relevant) under the laws of its jurisdiction of organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failures of such Subsidiaries to be so organized or existing, or of the Company or its Subsidiaries to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect.

3.2 Capitalization. As of November 1, 2007, the authorized shares of capital stock of the Company consist of 40,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). As of September 30, 2007, (i) the total number of outstanding shares of Common Stock was 11,697,778, the total number of shares of

Common Stock issuable pursuant to outstanding options and other rights to acquire Common Stock was 1,415,171 (excluding shares potentially issuable in connection with potential earnout payments disclosed in the SEC Reports and shares issuable and potentially issuable pursuant to the Acquisition Agreement) and the total number of shares of Common Stock maintained for future issuance under the Company’s Benefit Plans (exclusive of outstanding options and other rights to acquire Common Stock) was 481,936 and (ii) no shares of Preferred Stock or options or rights to acquire Preferred Stock were outstanding. Since September 30, 2007 through the date hereof, (i) the Company has only issued options or other rights to acquire Common Stock in the ordinary course of business consistent with past practice and (iii) the only shares of capital stock issued by the Company were issued as awards under the Company’s Benefit Plans pursuant to outstanding options and other rights to purchase Common Stock. All such issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. No dividends have been declared or paid with respect to the shares of Common Stock since its inception. No shares of Common Stock have been issued since November 1, 2007, except pursuant to options and other rights set forth in this Section 3.2(a)

(b) As of the date of this Agreement, except as set forth in Section 3.2(a), except for pursuant to the Company’s Benefit Plans, and except for shares of Common Stock to be issued or which may be issued in connection with the acquisition of Target pursuant to the Acquisition Agreement, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock.

(c) Except as set forth in the Transaction Agreements and in connection with the acquisition of Target, the Company has not granted to any Person the right to require the Company to register Common Stock on or after the date of this Agreement.

3.3 Authorization. The Company has all requisite corporate power to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Securities, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein has been taken. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance of the Common Stock upon conversion of the Notes in accordance with their terms and the consummation of the other transactions contemplated herein do not require any approval of the Company’s stockholders (other than such approval as has already been obtained). Assuming this Agreement constitutes the legal and binding agreement of the Purchasers, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon their respective execution by the Company and the other parties thereto and assuming that they constitute legal and binding agreements of the other parties thereto, each of the Rights Agreement, the Indenture and the Escrow Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and rights of indemnification by principles of public policy.

3.4 Valid Issuance. The Notes being purchased by the Purchasers hereunder will, upon issuance pursuant to the terms hereof and the terms of the Indenture and upon payment therefor, be valid and legally binding obligations of the Company, enforceable in accordance with their terms and the terms of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). At or prior to the Closing, the Company will have available for issuance the Common Stock issuable upon conversion of the Notes. The Common Stock to be issued upon conversion of the Notes has been duly authorized, and upon conversion of the Notes all such Common Stock will be validly issued, fully paid and nonassessable. Subject to the accuracy of the representations made by the Purchasers in Section 4 hereof, the Notes will be issued to the Purchasers in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

3.5 No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance of the Common Stock upon conversion of the Notes in accordance with their terms and the consummation of the other transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its Subsidiaries or their respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.6 Consents. Except for approval of the Company’s Application for Additional Listing of Securities for the Common Stock to be issued upon conversion of the Notes by the Nasdaq Stock Market, Inc., all consents, approvals, orders and authorizations required on the part of the Company or its Subsidiaries in connection with the execution, delivery or performance of this Agreement and the Notes and the issuance of the Common Stock upon conversion of the Notes in accordance with their terms have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect.

3.7 SEC Reports; Financial Statements; Disclosure Documents. The Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2005. The information contained or incorporated by reference in the SEC Reports was true and correct in all material respects as of the respective dates of the filing thereof with the SEC (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing); and, as of such respective dates, the SEC Reports did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the SEC Reports, as of their respective dates, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

(b) The financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods therein specified (except as otherwise noted therein, and in the case of quarterly financial statements except for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments).

(c) Except as disclosed in the SEC Reports, the Company and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of the Company and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (i) liabilities incurred in the ordinary course of business since June 30, 2007, (ii) liabilities that would not reasonably be expected to have a Material Adverse Effect, (iii) liabilities under (x) the Second Amended and Restated Loan and Security Agreement dated as of June 28, 2005 (as amended and in effect from time to time), by and among the Company, certain of its subsidiaries named therein and CIT Healthcare LLC f/k/a Healthcare Business Credit Corporation (“CIT”) including the Second Amended and Restated Revolving Credit Note by the Company and others listed therein for the benefit of CIT dated June 28, 2005 and the Second Amended and Restated Term Note by the Company and others listed therein for the benefit of CIT dated June 28, 2005 and (y) the credit facility to be entered into by the Company with CIT Healthcare LLC and CIT Capital Securities LLC (and or any of their affiliates) simultaneously with the Acquisition (collectively, the “CIT Indebtedness”) and (iv) the earnout payable pursuant to the Acquisition Agreement.

(d) As of the date hereof and the Closing Date, the Disclosure Documents and all of the other reports, financial statements, certificates or other information furnished (other than investor presentations furnished prior to the Investor Presentation) by or on behalf of the Company to any Purchaser in connection with the negotiation of any Transaction Document or delivered thereunder (as modified or supplemented by other information so furnished or, prior to the date hereof, filed with the SEC), when taken as a whole, (i) do not and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) are and will be accurate and complete in all material respects.

3.8 Absence of Certain Changes. Since December 31, 2006, there have not been any changes, circumstances, conditions or events which, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3.8, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3.16), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

3.9 Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company’s knowledge, threatened by or before any governmental body against the Company which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or its Subsidiaries that would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the Company is not currently a subject of any investigation by any governmental body with respect to any allegation of “backdating” options granted to any employees or directors that would reasonably be expected to have a Material Adverse Effect.

3.10 Compliance with Law. Neither the Company nor its Subsidiaries is in violation of, and the Company and its Subsidiaries have not received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.11 Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect: (a) the Company and each of its Subsidiaries owns, possesses sufficient rights to use or can acquire on commercially reasonable terms, all Intellectual Property necessary for the conduct of its business as currently conducted; (b) to the Company’s knowledge, the use by the Company and its Subsidiaries of any Intellectual Property used in the conduct of the Company’s and its Subsidiaries’ business as currently conducted does not infringe on or otherwise violate the rights of any Person; (c) the use of any licensed Intellectual Property by the Company or its Subsidiaries is, in all material respects, in accordance with applicable licenses pursuant to which the Company or such Subsidiary acquired the right to use such Intellectual Property and (d) to the knowledge of the

Company, no Person is challenging, infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or exclusively licensed to the Company or its Subsidiaries.

3.12 Employee Benefits. Except as would not be reasonably likely to result in a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations. The Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign requirements regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. As of the date hereof, there is no material labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

3.13 Taxes. The Company and each of its Subsidiaries have filed all Tax Returns required to have been filed (or extensions have been duly obtained) and have paid all Taxes (as defined below) required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.14 Nasdaq Stock Market. Shares of the Common Stock are registered pursuant to Section 12(g) of the Exchange Act and are listed on The Nasdaq Global Select Market (the “Principal Market”), and, to the Company’s knowledge, the Company has no action pending to terminate the registration of the Common Stock under the Exchange Act or delist the Common Stock from the Principal Market, nor has the Company received any notification that the SEC or the Principal Market is currently contemplating terminating such registration or listing.

3.15 Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

3.16 Ranking of Notes. Except for the CIT Indebtedness, the potential earnout payments to the Sellers pursuant to the Acquisition Agreement and Target’s indebtedness to be assumed pursuant to the Acquisition Agreement, no Indebtedness of the Company is senior to the Notes in right of payment or ranks pari passu with the Notes in right of payment, in each case whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

3.17 Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended. The Company is not, and immediately after receipt of payment for the Notes will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

3.18 General Solicitation; No Integration. Neither the Company nor any other person or entity authorized by the Company to act on its behalf (provided that the Company makes no representations or warranties as to RBC Capital Markets Corporation) has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Notes sold pursuant to this Agreement.

3.19 No Integrated Offering. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 4, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

3.20 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.

3.21 Disclosure. Except with respect to the Investor Presentation, the Company confirms that neither it nor, to its knowledge, any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement which contained results of operations or financial condition information of the Company for a completed quarterly or annual fiscal period did not, at the time of release, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Disclosure Documents collectively contain all information regarding the Company that the Company would reasonably expect to be necessary for each Purchaser to make an investment decision with respect to the Notes.

3.22 Private Placement. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 of this Agreement, and the compliance by the Purchasers with the provisions set forth herein, it is not necessary, in connection with the issuance and sale of any Securities, in the manner contemplated by the Transaction Agreements, to register any Securities under the Securities Act.

3.23 Eligibility for Registration. The Company is currently eligible to register the Common Stock for resale by the Purchasers using Form S-3 promulgated under the Securities Act.

3.24 Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

3.25 Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure, and are effective to a reasonable level of assurance, that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer , as appropriate to allow timely decisions regarding required disclosure.

3.26 Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Agreements and the transactions contemplated hereby and thereby and that no Purchaser is (i) an officer or director of the Company, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144 of the Securities Act) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Agreements and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with the Transaction Agreements and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Agreements has been based solely on the independent evaluation by the Company and its representatives.

3.27 Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

3.28 Acknowledgement Regarding Purchasers’ Trading Activity. It is understood and acknowledged by the Company that (i) none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Purchaser, and counter parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iii) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that one or more Purchasers may, in accordance with applicable law, engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the shares of Common Stock deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the

Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any of the documents executed in connection herewith.

3.29 U.S. Real Property Holding Corporation. The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

3.30 Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

3.31 Trust Indenture Act. Assuming the accuracy of the representations of the Purchasers contained in Section 4 hereof and their compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”).

4 Representations and Warranties of Each Purchaser. Each Purchaser, severally for itself and not jointly with the other Purchasers, represents and warrants to the Company as follows:

4.1 Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2 Authorization. Such Purchaser has all requisite corporate or similar power to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Purchaser or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon their respective execution by such Purchaser and the other parties thereto and assuming that they constitute legal and binding agreements of the Company, each of the other Transaction Agreements to which such

Purchaser will be a party will constitute a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Conflict. The execution, delivery and performance of the Transaction Agreements by such Purchaser, the issuance of the Common Stock upon conversion of the Notes in accordance with their terms and the consummation of the other transactions contemplated hereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser or (ii) any agreement or instrument, credit facility, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to delay or hinder the ability of such Purchaser to perform its obligations under the Transaction Agreements (a “Purchaser Adverse Effect”).

4.4 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the Notes, the Rights Agreement and the consummation of the other transactions contemplated herein have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Purchaser Adverse Effect.

4.5 Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to such Purchaser’s knowledge, threatened by or before any governmental body against such Purchaser which, individually or in the aggregate, would reasonably be expected to have a Purchaser Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon such Purchaser that would reasonably be expected to have a Purchaser Adverse Effect.

4.6 Purchasers’ Financing. At the Closing, such Purchaser will have all funds necessary to pay to the Company the purchase price for the Notes being purchased by such Purchaser hereby in immediately available funds.

4.7 Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay (other than pursuant to the reimbursement of expenses provisions of Section 9.7 hereof).

4.8 Purchase Entirely for Own Account. Such Purchaser is acquiring the Securities for its own account, and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act. Such Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

4.9 Investor Status. Such Purchaser certifies and represents to the Company that such Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser’s financial condition is such that it is able to bear the risk of holding the Notes for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company. Such Purchaser acknowledges and agrees that the Company has withdrawn any investor presentation distributed to it prior to the Investor Presentation and that any such previous investor presentation may not be relied upon and is superseded by the Investor Presentation.

4.10 Securities Not Registered. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; provided, that, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Agreement, including, without limitation, this Section 4.10. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.11 Prohibited Transactions. No Purchaser, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with any Purchaser, has engaged in any purchases or sales of any securities, including any derivatives, of the Company (including, without limitation, any Short Sales involving any of the Company’s securities) (a “Transaction”) since the time that such Purchaser was first contacted by the Company or any other Person regarding an investment in the Company. Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Purchaser will engage, directly or indirectly, in any transaction prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

5 Covenants.

5.1 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

5.2 Shares Issuable Upon Conversion. The Company will at all times have and keep available for issuance such number of shares of Common Stock as shall be sufficient to permit the conversion of the Notes into Common Stock as provided for in the Notes and Indenture, including as may be adjusted for share splits, combinations or other similar transactions. The Company will cause any Common Stock issued upon conversion of the Notes to be listed with the Principal Market or such other stock exchange or quotation system on which the Common Stock may then be listed by the Company.

5.3 Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof.

5.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market in violation of the rules and regulations of the trading market.

5.5 Securities Laws Disclosure; Publicity. On or before 8:30 a.m., New York Time, on the first Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Agreements in the form required by the 1934 Act and attaching the material Transaction Agreements (including, without limitation, this Agreement (and all schedules to this Agreement), the form of each of the Indenture, the Notes, the Escrow Agreement and the Rights Agreement and providing all material, nonpublic information that is included in the Investor Presentation (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not disclose the identity of any Purchaser in any filing with the SEC except as required by the rules and regulations of the SEC thereunder. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Purchaser. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Agreements, a Purchaser shall notify the Company, and if the Company does not make public disclosure of such material nonpublic information within twenty four (24) hours of such notification, such Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure other than as a result of such Purchaser’s bad faith, willful misconduct or gross negligence. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

5.6 Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. The Company shall make all filings and reports (if any) relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

5.7 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Agreement, including, without limitation, Section 7(a) hereof; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Section 7(a) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Purchaser.

6 Conditions Precedent.

6.1 Conditions to the Obligation of the Purchasers to Consummate the Closing. The several obligations of each Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Notes being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that for purposes of this Section 6.1(a), in the case of any representation and warranty of the Company contained herein (i) which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects or (ii) which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date).

(b) The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) Each Purchaser shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer or the Chief Financial Officer of the Company, certifying on behalf of the Company that the conditions specified in Sections 6.1(a), (b) and (i) have been fulfilled.

(d) The Company shall have duly executed and delivered to the Escrow Agent the Notes being purchased by the Purchasers at the Closing pursuant to this Agreement.

(e) The purchase of and payment for the Notes by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(f) The Company and the Trustee shall have executed and delivered the Indenture.

(g) The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit D (the “Rights Agreement”).

(h) The Purchasers shall have received from Blank Rome, LLP, counsel to the Company, an opinion substantially in the form attached hereto as Exhibit E.

(i) The Company and the Escrow Agent shall have executed and delivered the Escrow Agreement.

(j) The Company shall have received confirmation that The Nasdaq Stock Market, Inc. has no objections to the Company’s Application for Additional Listing of Securities for the Common Stock to be issued upon conversion of the Notes.

(k) The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

6.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Purchaser the Notes to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties contained herein of each Purchaser shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of a Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects).

(b) Each Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

(c) The purchase of and payment for the Notes by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d) The Trustee shall have executed and delivered the Indenture.

(e) Each Purchaser shall have executed and delivered the Rights Agreement.

(f) Each Purchaser shall have executed and delivered the Escrow Agreement.

7 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Rights Agreement.

(b) Each Purchaser agrees to the imprinting, so long as is required by this Section 7, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE OR CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD (I) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, (II) IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR (III) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c) Certificates evidencing the Common Stock into which the Notes held by a Purchaser are convertible shall not contain any legend (including the legend set forth in Section 7(b) hereof): (i) while a registration statement covering the resale of such Common Stock is effective and then available for use by such Purchaser under the Securities Act, or (ii) following any sale of such Common Stock pursuant to Rule 144, or (iii) if such Common Stock is eligible for sale by such Purchaser under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall use reasonable efforts to provide an opinion of counsel to the Company’s transfer agent on or prior to the date on which such legend would be required to be removed pursuant to this Section 7(c) if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Note is converted at a time when there is an effective registration statement that is then available for use by such Purchaser to cover the resale of the Common Stock into which the Notes are convertible, or if such Common

Stock may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Common Stock shall be issued free of all legends. The Company agrees that following the Closing Date or at such time as such legend is no longer required under this Section 7(c), it will, no later than three trading days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Common Stock into which the Notes are convertible, as applicable, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 7 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein. Each Purchaser understands that any sales of Securities that are not made in accordance with this Section 7 could subject the Company and such Purchaser to possible civil and criminal liability under applicable federal securities laws and applicable state and “blue sky” laws.

8 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before November 16, 2007.

9 Miscellaneous Provisions.

9.1 Public Statements or Releases. Except as the Company is permitted by Section 3.21, neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 9.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or under the rules of any national securities exchange.

9.2 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

9.3 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, if telefaxed when verbal or email confirmation from the recipient is received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and, if to the Company, addressed as follows:

The Providence Service Corporation

5524 East Fourth Street

Tucson, Arizona 85711

Attention: General Counsel

Facsimile: (520) 747-6605

with a copy to:

Blank Rome, LLP

One Logan Sq., 130 N. 18th St.

Philadelphia, Pennsylvania 19103

Attention: Steven Dubow, Esq.

Facsimile: (215) 832-5755

if to any Purchaser, addressed as set forth in Exhibit A for such Purchaser.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

9.4 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

9.5 Governing Law.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(b) The Company and each of the Purchasers hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the Chancery Court of the State of Delaware, and appellate courts thereof;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 9.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii) irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

9.6 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

9.7 Indemnification. In consideration of each Purchaser’s execution and delivery of the Transaction Agreements and acquiring the Notes thereunder and in addition to all of the Company’s other obligations under the Transaction Agreements, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Notes and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the

“Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Agreements or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Agreements or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Agreements or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Notes, or (iii) the status of such Purchaser or holder of the Notes as an investor in the Company pursuant to the transactions contemplated by the Transaction Agreements. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this section shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

9.8 Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the (x) Company and (y) each affected Purchaser. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

9.9 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

9.10 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.11 Entire Agreement; Amendments. This Agreement and the Transaction Agreements constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the holders of 50% or more of the principal amount of the Notes issued pursuant to this Agreement (and/or the equivalent shares of Common Stock to the extent some or all of the Notes have been converted to Common Stock, with shares of Common Stock being attributed a principal amount for such purpose equal to the principal amount of the Notes converted in the issuance of such Common Stock).

9.12 Survival. Unless this Agreement is terminated under Section 8.1, the representations and warranties of the Company and the Purchasers contained in Sections 3 and 4, and the agreements and covenants set forth in Sections 5, 7 and 9 shall survive the Closing. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

[Remainder of page intentionally left blank].

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:
THE PROVIDENCE SERVICE CORPORATION

By:	/s/ Fletcher Jay McCusker
Name:	Fletcher Jay McCusker
Title:	Chief Executive Officer

[Signature Page to Note Purchase Agreement]

PURCHASERS:

Aristeia International Limited

By:	/s/ Chong Park
Name:	Chong Park
Title:	Portfolio Manager, Direct Investments, Aristeia Capital, L.L.C., its Investment Manager

Aristeia Partners, L.P.

By:	/s/ Chong Park
Name:	Chong Park
Title:	Portfolio Manager, Direct Investments, Aristeia Capital, L.L.C.

Aristeia Special Investments Master, L.P.

By:	/s/ Chong Park
Name:	Chong Park
Title:	Portfolio Manager, Direct Investments, Aristeia Capital, L.L.C., its Investment Manager

GLG Market Neutral Fund

By:	/s/ Bob Price
Name:	Bob Price, Head of Operations GLG Partners L.P.
Title:	GLG Partners L.P., acting investment manager for GLG Market Neutral Fund GLG Market Neutral Fund

By:	/s/ Victoria Parry
Name:	Victoria Parry
Title:	Senior Legal Counsel GLG Partnership LP

CQS Convertible and Quantitative Strategies Master Fund Limited

By:	/s/ Alanna Lee
Name:	Alanna Lee
Title:	Authorized Signatory of CQS (UK) LLP as investment advisor

[Signature Page to Note Purchase Agreement]

Steelhead Investments LTD.

By:	HBK Services LLC, Investment Advisor

	By:	/s/ J. Baker Gentry, Jr.
	Name:	J. Baker Gentry, Jr.
	Title:	Authorized Signatory

Highbridge Capital

By:	/s/ Mark J. Vonacore
Name:	Mark Vonacore
Title:	Managing Director

Castle Creek Arbitrage LLC

By:	/s/ Allan Weine
Name:	Allan Weine
Title:	Managing Director

Fore Convertible Master Fund Ltd.

By:	Fore Research & Management, LP

	By:	/s/ Daniel Agranoff
	Name:	Daniel Agranoff
	Title:	Chief Financial Officer

Kings Road Investments LTD

By:	/s/ Meraj Sepehrnia
Name:	Meraj Sepehrnia
Title:	Authorized Signatory

[Signature Page to Note Purchase Agreement]

Deutsche Bank AG, London Branch

By:	/s/ Jeremy Benkiewicz
Name:	Jeremy Benkiewicz
Title:	Managing Director

By:	/s/ George Pan
Name:	George Pan
Title:	Managing Director

Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio

By:	RG Capital Management, L.P.

	By:	RGC Management Company, LLC

		By:	/s/ Gerald F. Stahlecker
		Name:	Gerald F. Stahlecker
		Title:	Managing Director

[Signature Page to Note Purchase Agreement]

EXHIBIT A

PURCHASERS

Purchaser Name and Address	Principal Amount of Notes to be Purchased
Aristeia International Limited 136 Madison Avenue, 3rd Floor New York, NY 10016	$2,828,000.00

Aristeia Partners, L.P. 136 Madison Avenue, 3rd Floor New York, NY 10016	322,857.00

Aristeia Special Investments Master, L.P. 136 Madison Avenue, 3rd Floor New York, NY 10016	849,143.00

GLG Market Neutral Fund 87 Mary Street PO Box KY1-9002 George Town Grand Cayman Cayman Islands	8,000,000.00

CQS Convertible and Quantitative Strategies Master Fund Limited Ugland House South Church Street Georgetown, Grand Cayman Cayman Islands	2,000,000.00

Steelhead Investments LTD c/o HBK Services LLC 300 Crescent Court, Suite 700 Dallas, TX 75219	25,000,000.00

Highbridge Capital 9 West 57th Street, 17th Floor New York, NY 10019	10,000,000.00

Castle Creek Arbitrage LLC 111 West Jackson Boulevard, 20th Floor Chicago, IL 60604	3,000,000.00

Purchaser Name and Address	Principal Amount of Notes to be Purchased
Fore Convertible Master Fund Ltd. Walkers SPV PO Box 908 GT, Walker House 87 Mary Street George Town, Grand Cayman Cayman Islands, Channel Islands	3,000,000.00

Kings Road Investments Ltd. c/o Ogier Fiduciary Services (Cayman Limited) Queensgate House, PO Box 1234 George Town, S. Church Street George Town Grand Cayman, Channel Islands	10,000,000.00

Deutsche Bank AG, London Branch 60 Wall Street New York, NY 10005	2,000,000.00

Radcliffe SPC, Limited for and on behalf of the Class A Segregated Portfolio c/o RG Capital Management, LP 3 Bala Plaza – East, Suite 501 Bala Cynwyd, PA 19004	3,000,000.00
TOTAL	$70,000,000.00

EXHIBIT B

THE PROVIDENCE SERVICE CORPORATION

as Issuer

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

Indenture

dated as of November     , 2007

$70,000,000

6.5% Convertible Senior Subordinated Notes due 2014

-i-

(Continued)

-ii-

(Continued)

-iii-

(Continued)

-iv-

EXHIBIT A	Form of Note

EXHIBIT B	Restricted Common Stock Legend

-v-

CROSS REFERENCE TABLE*

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	N.A.
(b)	N.A.
(c)	N.A.
312(a)	2.05
(b)	13.04
(c)	13.04
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	13.03
(d)	7.06
314(a)	4.04; 4.05; 13.03
(b)	N.A.
(c)(1)	13.05
(c)(2)	13.05
(c)(3)	N.A.
(d)	N.A.
(e)	13.06
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01

N.A. means not applicable

*	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

-vi-

INDENTURE, dated as of November     , 2007, between The Providence Service Corporation, a Delaware corporation, as the “Company” and The Bank of New York Trust Company, N.A., a national banking association, as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of the Indenture to provide for the initial issuance of $70,000,000 aggregate principal amount of the Company’s 6.5% Convertible Senior Subordinated Notes Due 2014 (the “Notes”). All things necessary to make the Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided. This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Acquisition” means the acquisition by the Company or one or more direct or indirect, wholly-owned Subsidiaries through a purchase, merger or other acquisition transaction or series of transactions, of 100% of the shares of Capital Stock of Target.

“Acquisition Agreement” means the Agreement and Plan of Merger, dated as of the date hereof, by and among Target, the Company, PRSC Acquisition Corporation and CLCI Agent, LLC, as stockholder representative.

“Acquisition Disbandment Notice” means a notice from the Company to the Holders that it is no longer pursuing the Acquisition.

“Additional Interest” means additional interest owed to the Holders pursuant to the Registration Rights Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Conversion Rate” means the Conversion Rate on any Trading Day.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Bankruptcy Default” has the meaning assigned to such term in Section 6.01.

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated to close.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Close of Business” means 5:00 p.m. (New York City time).

“Closing Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on a U.S. national or regional securities exchange, as reported on the quotation system on which such security is quoted. If the Common Stock is not listed or admitted for trading on a United States national or regional securities exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized investment banking firms selected by the Company for this purpose.

“Common Stock” means the common stock of the Company, $0.001 par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Section 5.01.

“Consolidated EBITDA” means, for any fiscal quarter of the Company and its consolidated Subsidiaries, net income plus interest expense, income taxes and depreciation, amortization and fees and expenses related to the Acquisition and the related financing transactions incurred in such fiscal quarter.

“Consolidated Total Debt” means, at any date, the aggregate principal amount, without duplication, of all Debt of the Company and its Subsidiaries at such date determined on a consolidated basis.

“Conversion Date” means the date on which the Holder of the Note has complied with all requirements under this Indenture to convert such Note.

“Conversion Price” per share of Common Stock as of any day means the result obtained by dividing $1,000 by the Conversion Rate on such day.

“Conversion Rate” means 23.982 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment pursuant to Article 10.

“Corporate Trust Office” means the principal office of the Trustee at which any time its corporate trust business shall be administered, which at the date hereof is located at 700 S. Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means the Second Amended and Restated Loan and Security Agreement dated as of June 28, 2005 (as amended and in effect from time to time), by and among the Company, certain of its subsidiaries named therein and CIT Healthcare LLC f/k/a Healthcare Business Credit

Corporation (“CIT”), including the Second Amended and Restated Revolving Credit Note by the Company and others listed therein for the benefit of CIT dated June 28, 2005 and the Second Amended and Restated Term Note by the Company and others listed therein for the benefit of CIT dated June 28, 2005, and (y) the credit facility to be entered into by the Company with CIT Healthcare LLC and CIT Capital Securities LLC (and or any of their affiliates) simultaneously with the Acquisition.

“Debt” means, with respect to any Person, without duplication, (1) all indebtedness of such Person for borrowed money (other than non-recourse obligations); and (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means DTC or the nominee thereof, or any successor thereto.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note” means a Note in registered global form without interest coupons that is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Global Note Legend” means the legend set forth in Exhibit A.

“Guarantee” means any obligation, contingent or otherwise, of any Person guaranteeing in any manner any indebtedness of any other Person. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Holder” or “Noteholder” means the registered holder of any Note.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Institutional Accredited Investor” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“interest,” in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Interest Payment Date” means each May 15 and November 15 of each year, commencing May 15, 2008.

“Issue Date” means the date on which the Notes are originally issued under this Indenture.

“Mandatory Repurchase Price” means the price equal to (i) 100% of the principal amount of the Notes outstanding, plus (ii) an amount accrued on all outstanding Notes equal to 2% per month from the date of this Indenture to, but excluding, the Mandatory Repurchase Date, computed on the basis of a 360-day year of twelve 30-day months.

“Maturity Date” means (i) with respect to the Notes, May 15, 2014, or (ii) with respect to any scheduled payment of interest on the Notes, the date specified as the fixed date on which such interest payment is due and payable as set forth in this Indenture and the Notes, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“NASD” means the National Association of Securities Dealers, Inc.

“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of November 6, 2007, among the Company and the Purchasers.

“Notes” has the meaning assigned to such term in the Recitals.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the chief accounting officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Purchasers” means the Purchasers named in Exhibit A to the Note Purchase Agreement.

“Register” has the meaning assigned to such term in Section 2.03.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of November __, 2007, among the Company and Purchasers.

“Regular Record Date” for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Trading Day) next preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Certificated Note” means a Certificated Note that bears the Restricted Note Legend.

“Restricted Common Stock Legend” means the legend set forth in Exhibit B.

“Restricted Global Note” means a Global Note that bears the Restricted Note Legend representing Notes transferred pursuant to Rule 144A and in accordance with the Note Purchase Agreement.

“Restricted Note” means a Note that bears the Restricted Note Legend.

“Restricted Note Legend” means the legend set forth in Exhibit A.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Senior Debt” means the principal of, premium, if any, interest on, including any interest accruing after the commencement of any bankruptcy or similar proceedings, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, or termination payment with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or under, one or more facilities for secured senior Indebtedness, including the Credit Agreement, and any Guarantees thereof (including by any pledge, lien or security interest of collateral with respect thereto), as any such facility may be amended, modified or supplemented from time to time, including any deferrals, renewals, extensions, refinancings or refundings thereof; provided, however, the amount of the Senior Debt shall not exceed an amount that would cause the Total Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Company ending with the most recently completed fiscal quarter to exceed 5.5:1.0; provided, further, each such facility and the indebtedness thereunder is secured by substantially all of the assets of the Company.

“Shelf Registration Statement” has the meaning given such term in the Registration Rights Agreement.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Securities is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Target” means Charter LCI Corporation, a Delaware corporation.

A “Termination of Trading” will be deemed to have occurred if the Common Stock (or other common stock into which the Convertible Senior Subordinated Notes are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established U.S. system of automated dissemination of quotations of securities prices and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

“Total Leverage Ratio” means, as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Company and its Subsidiaries for such period.

“Trading Day” means any day on which the Nasdaq Global Select Market or, if the Common Stock is not listed on the Nasdaq Global Select Market, the principal national securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“Voting Securities” means, with respect to any Person, securities of any class or kind ordinarily having the power to vote generally for the election of directors, managers or other voting members of the governing body of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Acquisition Repurchase Deadline”	3.06
“Act”	1.05
“beneficial owner”	3.01	(a)
“Company Order”	2.02
“Conversion Agent”	2.03
“Conversion Limitation”	10.02	(f)

“Current Market Price”	10.06
“Defaulted Interest”	11.02
“Determination Date”	10.06
“Distributed Notes”	10.06
“Early Conversion Notice”	3.01	(b)
“Escrow Agent”	2.02
“Escrow Funds”	2.02
“Expiration Date”	10.06
“Expiration Time”	10.06
“Extension Fee”	6.15
“Fundamental Change”	3.01	(a)
“Fundamental Change Purchase Date”	3.01	(a)
“Fundamental Change Purchase Notice”	3.01	(c)
“Fundamental Change Purchase Price”	3.01	(a)
“Legal Holiday”	12.07
“Make-Whole Premium”	10.01
“Mandatory Repurchase Date”	3.06
“Primary Registrar”	2.03
“Purchased Shares”	10.06
“Purchasers”	2.01
“QIB”	2.01	(b)
“Repurchase”	3.06
“Restricted Securities”	2.14
“Rights”	10.06
“Rights Plan”	10.06
“Special Record Date”	11.02
“Spinoff Notes”	10.06
“Spinoff Valuation Period”	10.06
“Triggering Distribution”	10.06

Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Securities Exchange Commission rule have the meanings assigned to them by such definitions.

Section 1.04 Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(d) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(e) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(f) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;

(g) “or” is not exclusive;

(h) “including” means including, without limitation; and

(i) words in the singular include the plural, and words in the plural include the singular.

Section 1.05 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

ARTICLE 2.

THE NOTES

Section 2.01 Form, Dating and Denominations; Legends.

(a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Note annexed as Exhibit A constitute and are hereby expressly made a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable only in denominations of $1,000 in principal amount and any integral multiple thereof.

(b) Restricted Notes. All of the Notes are initially being offered and sold pursuant to the Note Purchase Agreement to Purchasers, all of which are Institutional Accredited Investors, and are initially being issued in the form of one or more Certificated Notes substantially in the form of Exhibit A hereto and containing the Restricted Note Legend, which Note shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. After a Note has been transferred by a Holder pursuant to the Shelf Registration Statement, such Note may be issued in global form substantially in the form of Exhibit A hereto and containing the Global Note Legend, which Note shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(c) Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(d) Book Entry Provisions. Prior to the time the Shelf Registration Statement is declared effective by the Commission, the Company shall use its reasonable efforts to execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver one or more Global Notes with respect to Notes that are transferred to Holders pursuant to the Shelf Registration Statement and that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear the Global Note Legend substantially to the effect set forth in Exhibit A. This Section 2.01(d) shall only apply to Global Notes deposited with or on behalf of the Depositary.

(e) Restriction on Affiliate Transfers. No transfer of Notes to Affiliates of the Company will be permitted.

Section 2.02 Execution and Authentication. An Officer shall sign the Notes for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Notes for original issue in the aggregate principal amount of $70,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Notes to be authenticated, shall provide that all such Notes will be represented initially by one or more Certificated Notes and the date on which each original issue of Notes is to be authenticated. The initial aggregate principal amount of Notes outstanding at any time may not exceed $70,000,000 except as provided in Section 2.07 and except as provided in the next succeeding paragraph.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

In accordance with the terms of that certain Escrow Agreement dated as of November __, 2007, by and among the Company, The Bank of New York Trust Company, N.A., as escrow agent (“Escrow Agent”), the Trustee and the Holders (i) the Holders have agreed to deposit the aggregate principal dollar amount of Notes (the “Escrow Funds”) with the Escrow Agent and (ii) the Company has agreed to deposit with the Escrow Agent the Notes to be received by the Holders. The Escrow Funds and the Notes shall be released pursuant to and at the times set forth in the Escrow Agreement.

Section 2.03 Registrar, Paying Agent and Conversion Agent. The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Notes may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Notes may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the United States. One of the Registrars (the “Primary Registrar”) shall keep a register of the Notes and of their transfer and exchange (the “Register”).

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 8).

The Company hereby initially designates the Trustee as Paying Agent, Registrar, and Conversion Agent, and the Corporate Trust Office of the Trustee as such office or agency of the Company for each of the aforesaid purposes.

Section 2.04 Paying Agent To Hold Money In Trust. Prior to noon, New York City time, on each date on which the principal amount of or interest, if any, on any Notes is due and payable, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal amount or interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal amount of or interest, if any, on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each date on which a payment of the principal amount of or interest on any Notes is due and payable, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06 Transfer and Exchange. Subject to compliance with any applicable additional requirements contained in Section 2.14, when a Note is presented to a Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the applicable form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, Section 3.04, Section 9.03(b) or Section 10.02(e) not involving any transfer.

All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 10, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If a Paying Agent holds at noon, New York City time, on the Maturity Date Cash sufficient to pay the principal amount of the Notes payable on that date, then on and after the Maturity Date, such Notes shall cease to be outstanding and the principal amount thereof shall cease to bear interest.

Subject to the restrictions contained in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor. Any Notes or shares of Common Stock issued upon the conversion of Notes that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or shares of Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

Section 2.10 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes.

Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Notes surrendered for transfer, exchange, payment, conversion or cancellation and upon written request of the Company shall deliver the canceled Notes to the Company.

Section 2.12 CUSIP Numbers. The Company in issuing any Global Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.13 Book-entry Provisions For Global Notes.

(a) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, after Notes are issued pursuant to the Global Note, Certificated Notes shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Notes if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Note (or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within 90 days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Certificated Notes.

(b) In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.13(a), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(c) Any Certificated Note constituting a Restricted Certificated Note delivered in exchange for an interest in a Global Note pursuant to Section 2.13(a) shall, except as otherwise provided by Section 2.14, bear the Restricted Note Legend.

(d) The Holder of any Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.14 Special Transfer Provisions.

(a) Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.14(b), a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Every Note that bears or is required under this Section 2.14(b) to bear the Restricted Note Legend, and any Common Stock that bears or is required under this Section 2.14(b) to bear the Restricted Common Stock Legend (collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in the Restricted Note Legend or the Restricted Common Stock Legend, as the case may be, unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Notes holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.14(b), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof), and any stock certificate representing shares of Common Stock issued upon conversion of any Note, shall bear a Restricted Note Legend or Restricted Common Stock Legend, as the case may be, unless such Note or such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 or any similar provision then in force, or such shares of Common Stock have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Note Legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Note Legend. If the Restricted Note surrendered for exchange is represented by a Global Note bearing the Restricted Note Legend, the principal amount of the legended Global Note shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the Restricted Note Legend shall be increased by an equal principal amount. If a Global Note without the Restricted Note Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary.

Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Common Stock Legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the Restricted Common Stock Legend required by this Section 2.14.

(c) By its acceptance of any Note bearing the Restricted Note Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Note Legend, and agrees that it will transfer such Note only as provided in this Indenture and as permitted by applicable law.

(d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.13 or this Section 2.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during normal hours of operation of the Registrar upon the giving of reasonable notice to the Registrar.

ARTICLE 3.

PURCHASES

Section 3.01 Repurchase At the Option of the Holder.

(a) If there shall have occurred a Fundamental Change, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for Cash all or any portion of such Holder’s Notes in integral multiples of $1,000 principal amount on a date selected by the Company (the “Fundamental Change Purchase Date”), which Fundamental Change Purchase Date shall be no later than 35 Trading Days after the occurrence of such Fundamental Change, unless such 35 Trading Days would not provide Holders with at least 20 Trading Days’ notice, in which event the Fundamental Change Purchase Date shall be the day that provides the shortest period necessary to provide 20 Trading Days’ notice as required by subsection (b) of this Section 3.01, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.01(c); provided that if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, interest accrued to the Interest Payment Date will be paid to Holders of the Notes as of the preceding Regular Record Date.

A “Fundamental Change” shall be deemed to have occurred at such time as any of the following events shall occur: (i) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling that Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or (ii) the Company merges or consolidates with or into any other Person, any merger of another Person into the Company, or any sale, transfer or lease of all or substantially all of the assets of the Company to another Person (other than to one or more wholly-owned subsidiaries of the Company), other than any such transaction (A) pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s capital stock entitled to vote generally in the election of directors immediately prior to such transaction have or have the entitlement to receive, directly or indirectly, at least 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction or (B) any transaction which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock; or (iii) if, during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Company’s Board of Directors, together with any new directors whose election to the Company’s Board of Directors, or whose nomination for election by the Company’s stockholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Company’s Board of Directors then in office; or (iv) if the Company, its Board of Directors or its stockholders pass a resolution approving a plan of liquidation, dissolution or winding up of the Company; or (v) upon the occurrence of a Termination of Trading.

For purposes of defining a Fundamental Change:

(x)	the term “person” and the term “group” have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

(y)	the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

(z)	the term “beneficial owner” is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.

Notwithstanding the foregoing, it will not constitute a Fundamental Change under either prongs (i) or (ii) above if both (x) at least 90% of the consideration for the Common Stock (excluding Cash payments for fractional shares and Cash payments made in respect of dissenter’s appraisal rights) in the transaction or transactions otherwise constituting the Fundamental Change consists of common stock, depository receipts or other certificates representing common equity interests, together with any associated rights, traded on a U.S. national securities exchange or approved for trading on an established U.S. system of automated dissemination of quotations of securities prices, or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change, and (y) as a result of such transaction or transactions the Notes become convertible solely into such common stock and associated rights.

(b) Prior to the earlier of (i) the consummation of the Acquisition and (ii) the Acquisition Repurchase Deadline, the Company shall, prior to noon, New York City time, on the Business Day immediately following the date on which the Company has knowledge of an anticipated Fundamental Change, post notice (the “Early Conversion Notice”) of such anticipated Fundamental Change to the Holders on the systems of the Depositary and the Company (or at the Company’s request, the Trustee, in the Company’s name and at the Company’s expense) shall mail a written notice of such anticipated Fundamental Change by first-class mail to the Trustee and to each Holder at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law). Thereafter, as promptly as practicable following the date the Company publicly announces the Fundamental Change transaction, but in no event less than 20 Trading Days prior to the anticipated effective date of a Fundamental Change in the case of a Fundamental Change within the control of the Company or of which the Company has at least 30 Trading Days prior notice, the Company (or at the Company’s request, the Trustee, in the Company’s name and at the Company’s expense) shall mail a written notice of Fundamental Change (the text of which shall be prepared by the Company) by first-class mail to each Holder at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Noteholder and shall state:

(i) briefly, the events causing such Fundamental Change;

(ii) the anticipated effective date of such Fundamental Change;

(iii) the last date by which the Fundamental Change Purchase Notice pursuant to this Section 3.01 must be given;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) that the Notes are then convertible and the then-current Conversion Rate and any adjustments thereto;

(viii) that Notes with respect to which a Fundamental Change Purchase Notice has been given by the Holder may be converted pursuant to Article 10 hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(ix) briefly, the procedures a Holder must follow to exercise rights under this Section 3.01;

(x) that Notes must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

(xi) that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn, together with any accrued interest payable with respect thereto, will be paid on or prior to the third Trading Day following the later of the Fundamental Change Purchase Date and the time of surrender of such Note;

(xii) briefly, the conversion rights of the Notes;

(xiii) the procedures for withdrawing a Fundamental Change Purchase Notice;

(xiv) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price and interest due, if any, interest on Notes surrendered for purchase will cease to accrue on and after the Fundamental Change Purchase Date; and

(xv) the CUSIP number of the Notes.

(c) A Holder may exercise its rights specified in Section 3.01(a) by delivery of a written notice of purchase (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time prior to the Close of Business on the Fundamental Change Purchase Date, stating:

(i) the certificate number of the Note which the Holder will deliver to be purchased, if Certificated Notes have been issued, or notice compliant with the relevant DTC procedures if the Notes are not certificated;

(ii) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii) that such Note shall be purchased pursuant to the terms and conditions specified in this Article 3.

The delivery of such Note to the Paying Agent prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid interest) on or prior to the third Business Day following the later of the Fundamental Change Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.01.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

There shall be no purchase of any Notes pursuant to this Section 3.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02 Effect of Fundamental Change Purchase Notice.

(a) Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.01(c), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price and any accrued and unpaid interest, with respect to such Note. Such Fundamental Change Purchase Price and interest shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on or prior to the third Business Day following the later of (x) the Fundamental Change Purchase Date, with respect to such Note (provided the conditions in Section 3.01(c) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01(c). Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in Section 3.02(b).

(b) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice at any time prior to the Close of Business on the Fundamental Change Purchase Date specifying:

(i) the certificate number of the Note which the Holder will deliver to be purchased, if Certificated Notes have been issued, or notice compliant with the relevant DTC procedures, if the Notes are not certificated,

(ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note which remains subject to the original Fundamental Change Purchase Notice and which has been or will be delivered for purchase by the Company.

A written notice of withdrawal of a Fundamental Change Purchase Notice may be in the form set forth in the preceding paragraph.

Section 3.03 Deposit of Fundamental Change Purchase Price. Prior to 1:00 p.m. (New York City time) on or prior to the third Business Day following the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Trading Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be purchased as of the Fundamental Change Purchase Date.

If the Trustee or the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of a Note on the third Business Day following the Fundamental Change Purchase Date in accordance with the terms hereof, then, immediately after the Fundamental Change Purchase Date, interest on such Note will cease to accrue, whether or not the Note is delivered to the Trustee or the Paying Agent, and all other rights of the holder shall terminate, other than the right to receive the Fundamental Change Purchase Price upon delivery of the Note.

Section 3.04 Notes Purchased In Part. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Note, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.05 Covenant To Comply With Securities Laws Upon Repurchase of Notes. When complying with the provisions of Section 3.01 (provided, that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

(b) file the related Schedule TO (or any successor schedule, form or report) if required under the Exchange Act, as applicable;

(c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified therein.

To the extent that the provisions of any securities laws, rules or regulations conflict with the provisions of Section 3.01, the Company’s compliance with such laws, rules and regulations shall not in and of itself cause a breach of its obligations under Section 3.01.

Section 3.06 Mandatory Repurchase by the Company if the Acquisition is not Consummated.

(a) If the Acquisition is not consummated on or prior to the earlier of (i) December 31, 2007 (which date may be extended by the written consent of the Holders of a majority in aggregate principal amount of the Notes to the earlier of February 15, 2008 and the date to which the termination date in the Acquisition Agreement shall have been extended pursuant to the terms of the Acquisition Agreement) (the “Final Deadline Date”) and (ii) the date on which the Company delivers an Acquisition Disbandment Notice (the “Acquisition Repurchase Deadline”), then the Company shall be required on the first to occur of the Final Deadline Date or the Business Day following the delivery of the Acquisition Disbandment Notice (the “Mandatory Repurchase Date”), to repurchase (the “Repurchase”) all of the Notes then outstanding at a price payable in cash equal to the Mandatory Repurchase Price.

(b) On the Mandatory Repurchase Date, the Company shall direct the Trustee to mail, or cause to be mailed, by first-class mail a notice of the Repurchase (the form and content to be prepared by the Company) to each Holder whose Notes are to be repurchased, at the address of such Holder appearing in the security register. The notice shall state:

(i) the Mandatory Repurchase Date;

(ii) the Mandatory Repurchase Price;

(iii) if the Notes are then convertible, the Conversion Rate and the Conversion Price;

(iv) the names and addresses of the Paying Agent and the Conversion Agent;

(v) that the right to convert the Notes called for Repurchase will terminate at the close of business on the Business Day immediately preceding the Repurchase Date, unless there shall be a Default in the payment of the Repurchase Price;

(vi) that Notes to be Repurchased must be surrendered to the Paying Agent to collect the Mandatory Repurchase Price;

(vii) that, unless there shall be a Default in the payment of the Repurchase Price, interest on Notes to be Repurchased ceases to accrue on and after the Mandatory Repurchase Date, and all rights of the Holders of such Notes shall terminate on and after the Repurchase Date, other than the right to receive, upon surrender of such Notes and in accordance with this Indenture, the amounts due hereunder on such Notes upon Repurchase; and

(viii) the CUSIP number or numbers, as the case may be, of the Notes.

(c) If the Notes are then convertible, the right, to the extent provided in Article 10 to convert Notes to be Repurchased shall terminate at the close of business on the Business Day immediately preceding the Repurchase Date, unless there shall be a Default in the payment of the Repurchase Price.

(d) If the Acquisition is not consummated prior to the Mandatory Repurchase Date, Notes to be Repurchased shall become due and payable on the Mandatory Repurchase Date at the Mandatory Repurchase Price, the Holders shall not be entitled to receive and the Company shall not be obligated to pay interest on the Notes accrued from the date of issuance of the Notes, and, on and after such Mandatory Repurchase Date (unless there shall be a Default in the payment of such consideration), except as otherwise provided herein, such Notes shall cease to bear interest, and all rights of the Holders of such Notes shall terminate, other than the right to receive the Mandatory Repurchase Price upon surrender of such Notes to the Paying Agent. If any Note shall not be fully and duly paid in accordance herewith upon Repurchase, the principal of, and accrued and unpaid interest on, such Note shall, until paid, bear interest at the rate borne by such Note on the principal amount of such Note, and such Note shall be convertible to the extent provided in Article 10.

(e) Prior to noon, New York City time on the Mandatory Repurchase Date, the Company shall deposit or cause to be deposited with a Paying Agent money, in funds immediately available on the Mandatory Repurchase Date, sufficient to pay the consideration payable as herein provided upon Repurchase on all Notes outstanding on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

ARTICLE 4.

COVENANTS

Section 4.01 Payment of Notes.

(a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than noon (New York City time) on the due date of any principal of or interest on any Notes, or any purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes plus 2%.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the United States, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the material rights and franchises of the Company, except in the case of such rights and franchises, where the failure to do so would not have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole, or the Company has otherwise determined that it is not in the best interest of the Company to do so; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 5.01.

Section 4.04 Rule 144A Information and Exchange Act Reports.

(a) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Noteholder, beneficial owner or prospective purchaser of Notes or any shares of Common Stock issued upon conversion of any Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A under the Securities Act.

(b) The Company shall deliver to the Trustee, such annual, quarterly and current reports or other information and documents that are required to be filed with the Commission, copies of the Company’s annual reports (which shall contain audited financial statements of the Company), and quarterly and current reports and of the other information and documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act at the time the Company is required to file such annual, quarterly and current reports and other information and documents; provided that any such annual, quarterly and current reports, other information or documents required to be filed with the Commission shall be deemed delivered to the Trustee at the same time the same is filed with the Commission. The Company shall be deemed to have complied with the previous sentence to the extent that the Company shall have filed or furnished such annual, quarterly and current reports or other information and documents to the SEC via EDGAR (or any successor electronic delivery procedure). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and, upon written request, to each Noteholder, annual, quarterly and current reports or other information and documents containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such annual, quarterly and current reports shall be provided at the times the Company would have been required to provide the applicable report had it continued to have been subject to such reporting requirements.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.05 Reports to Trustee.

(a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Subsidiaries and their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

(b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

Section 4.06 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby covenants that it will not, by resort to any such law to the extent it would hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07 Payment of Additional Interest. If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and (iii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 4.08 Limitation on Incurring Certain Indebtedness. The Company will not, directly or indirectly, incur, or suffer to exist, any indebtedness (i) that by its terms would expressly rank senior in right of payment to the Notes and subordinate in right of payment to any of its Senior Debt or (ii) that ranks pari passu with the Notes and has a maturity date prior to May 15, 2014; provided that this clause (ii) shall not apply to any indebtedness (a) of a Person or any Subsidiary that is outstanding at the time such Person or Subsidiary becomes a Subsidiary of the Company (or is merged into or consolidated with the Company or any Subsidiary of the Company) or (b) in an aggregate amount not to exceed $25 million.

For the purposes of this Section 4.08, incur means, with respect to any indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such indebtedness or other obligation on the balance sheet of such Person (and “incurrence,” “incurred” and “incurring” shall have meanings correlative to the foregoing).

ARTICLE 5.

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

Section 5.01 Consolidation, Merger, Sale or Lease of Assets by the Company.

(a) The Company, without the consent of the Holders of any of the outstanding Notes, may

(i) consolidate with or merge with or into any Person, or

(ii) sell, convey, transfer, or otherwise dispose of or lease all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person;

provided, that

(A) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture and the Notes and the Registration Rights Agreement;

(B) immediately after giving effect to the transaction, no Event of Default and no Default has occurred and is continuing; and

(C) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, transfer or lease and the supplemental indenture (if any) comply with the Indenture.

(b) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor Person had been named as the Company in the Indenture. Upon such substitution, except in the case of a lease, unless the successor is one or more of the Company’s Subsidiaries, the Company will be released from its obligations under the Indenture and the Notes.

ARTICLE 6.

DEFAULT AND REMEDIES

Section 6.01 Events of Default. An “Event of Default” occurs with respect to the Notes if:

(a) the Company defaults in the payment of the principal of any Note, or any Fundamental Change Purchase Price or Mandatory Repurchase Price when the same becomes due and payable on the Maturity Date, on the Fundamental Change Purchase Date, on the Mandatory Repurchase Date, upon acceleration, or otherwise, whether or not such payment is prohibited by the subordination provisions of this Indenture;

(b) the Company fails to provide the notice required by Section 3.01(b) on a timely basis, whether or not such notice is prohibited by the subordination provisions of this Indenture;

(c) the Company defaults in the payment of interest (including any Additional Interest) on any Note when the same becomes due and payable, and the default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of this Indenture;

(d) the Company fails to comply with its obligation to convert any Notes into shares of Common Stock upon exercise of a Holder’s conversion right;

(e) the Company fails to comply with its obligations as provided under Article 5;

(f) any representation and warranty contained in the Note Purchase Agreement is at the time made inaccurate;

(g) the Company fails to comply with any covenant contained in the Note Purchase Agreement, the failure of which has not been cured within a period of 30 days;

(h) the Company fails to comply with any other covenant or agreement of the Company in the Indenture or the Notes and the default or breach continues for a period of 60 consecutive days after receipt of written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes then outstanding; provided, however, that the Company shall have 120 days after receipt of such notice to remedy, or receive a waiver for, any failure to comply with Section 4.04(b) of this Indenture so long as the Company is attempting to cure such failure as promptly as reasonably practicable;

(i) (i) the failure by the Company to make any payment by the end of any applicable grace period after maturity of any principal and/or accrued interest with respect to Debt, where the amount of such unpaid and due principal and/or accrued interest is in an aggregate amount in excess of $10,000,000, or (ii) there is an acceleration of any principal and/or accrued interest with respect to Debt where the amount of such accelerated principal and interest is in an amount in excess of $10,000,000 because of a default with respect to such Debt; in any such case of (i) or (ii), without such Debt having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; provided, however, if any such failure or acceleration referred to in (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred and any acceleration hereunder as a result of the related Event of Default shall be automatically rescinded;

(j) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the company or any of its Subsidiaries and such judgment or judgments remain undischarged, unpaid or unstayed for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10,000,000;

(k) the Company or any Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; (iii) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or (vi) consents to the filing of such petition or the appointment of or taking possession by any receiver, trustee, assignee, liquidator, custodian or similar official; or

(l) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt; (ii) appoints any receiver, trustee, assignee, liquidator, custodian or similar official of the Company or any Significant Subsidiary or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days (an event of default specified in clause (k) or (l) a “Bankruptcy Default”).

Section 6.02 Acceleration.

(a) If an Event of Default, other than a Bankruptcy Default with respect to the Company, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, in each case subject to the provisions of Article 12, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a Bankruptcy Default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration with respect to such Notes and its consequences if:

(i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, subject to the provisions of Article 12, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04 Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02(b), the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06 Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

(i) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(ii) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(iii) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13 Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15 Failure to File. Notwithstanding anything in this Article 6, the Company may, at its option, elect that the sole remedy for an Event of Default relating to its failure to comply with its obligations described under Section 4.04(b) or its failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an

Event of Default consist exclusively of the right to receive an extension fee on the notes in an amount equal to 1.0% of the principal amount of the Notes (the “Extension Fee”). The Company shall pay the Extension Fee on all outstanding Notes on the date on which such Event of Default first occurs. On the 181st day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 6.02. This Section 6.15 shall not affect the rights of Holders of Notes if any other Event of Default occurs under the Indenture. If the Company does not pay the Extension Fee on a timely basis in accordance with this Section 6.15, the Notes shall be subject to acceleration as provided in Section 6.02.

ARTICLE 7.

THE TRUSTEE

Section 7.01 General.

(a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

(d) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(e) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02 Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(a) The Trustee may conclusively rely, and will be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 13.06 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(f) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(h) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but no limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04 Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05 Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06 Reports by Trustee to Holders. Within 60 days after each [May 15], beginning with [May 15], 2008, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such [May 15], if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.07 Compensation and Indemnity.

(a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee for, and hold it harmless against, any loss, claim, damage, cost or liability or expense incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.

(c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

The provisions of this Section will survive the termination of this Indenture or the resignation or removal of the Trustee.

Section 7.08 Replacement of Trustee.

(a) (i) The Trustee may resign at any time by written notice to the Company.

(ii) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(iii) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv) The Company may remove the Trustee if: (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07(c), (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all reasonable instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

Section 7.10 Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11 Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8.

DISCHARGE

Section 8.01 Satisfaction and Discharge of the Indenture.

(a) This Indenture shall cease to be of further effect if either: (i) all outstanding Notes (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable on the Maturity Date or upon repurchase pursuant to Article 3, and the Company irrevocably deposits, prior to the applicable date on which such payment is due and payable, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) Cash, and, if applicable as herein provided and in accordance herewith, such other consideration, sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07) on the Maturity Date or the Fundamental Change Purchase Date, as the case may be; provided that, in either case, the Company pays to the Trustee all other sums payable hereunder by the Company.

(b) The Company may exercise its satisfaction and discharge option with respect to the Notes only if:

(i) no Default or Event of Default with respect to the Notes shall exist on the date of such deposit;

(ii) such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and

(iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and as to any factual matters), each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 shall survive and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.14, Section 3.01, Article 5, Article 10 and this Article 8, shall survive and the Company shall be required to make all payments and deliveries required by such Sections or Articles, as the case may be, irrespective of any prior satisfaction and discharge until the Notes have been paid in full.

Section 8.02 Application of Trust Money. Subject to the provisions of Section 8.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 8.01 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal amount of and interest on the Notes.

Section 8.03 Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (x) deposited with them pursuant to Section 8.01 and (y) held by them at any time.

The Trustee and each Paying Agent shall also pay to the Company upon request any money held by them for the payment of the principal amount of Notes or interest thereon that remains unclaimed for two years after a right to such money has matured (which maturity shall occur, for the avoidance of doubt, on the Maturity Date or the Fundamental Change Purchase Date (with respect to any Notes repurchased pursuant to Article 3)). After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.04 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company has made any payment of the principal amount of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 9.

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01 Amendments Without Consent of Holders. The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder:

(a) to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes;

(b) to comply with Article 5 or Section 10.10;

(c) to comply with the Trust Indenture Act or any amendment thereto, or to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(d) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(e) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(f) to secure the Notes;

(g) to add guarantees with respect to the Notes;

(h) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(i) to add any additional Events of Default;

(j) to comply with the rules of any applicable securities depositary; or

(k) to make any other change that does not materially adversely affect the rights of any Holder.

Section 9.02 Amendments With Consent of Holders.

(a) Except as otherwise provided in Section 6.07 or paragraph (b), the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not

(i) reduce the principal amount of, Fundamental Change Purchase Price or Mandatory Repurchase Price with respect to, or any premium or interest payment on, any Note,

(ii) make any Note payable in currency or securities other than that stated in the Note,

(iii) change the Stated Maturities of any installment of principal of any Note,

(iv) make any change that adversely affects the Holders’ right to convert any Note,

(v) make any change that adversely affects the Holders’ right to require the Company to purchase the Notes in accordance with the terms thereof and this Indenture,

(vi) impair the right to convert or receive any principal or interest payment with respect to, a Note, or right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes, or

(vii) make any change in the percentage of the principal amount of the Notes required for amendments or waivers.

(c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

(e) With respect to the amendments set forth in Section 9.01 and this Section 9.02, no such amendment to cure any ambiguity, defect or inconsistency made solely to conform the Indenture to the provisions of the description of the Notes as set forth in any final offering memorandum will be deemed to adversely affect the interests of the Noteholders.

Section 9.03 Effect of Consent.

(a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver shall bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04 Trustee’s Rights and Obligations. The Trustee shall be provided with, and will be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel and Officers’ Certificate, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

Section 9.05 Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06 Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10.

CONVERSION

Section 10.01 Conversion Privilege and Conversion Rate.

(a) Subject to and upon compliance with the provisions of this Article 10, after the earliest to occur of (i) the Mandatory Repurchase Date, (ii) the time by which the Company is required to delivery the Early Conversion Notice, or (iii) the consummation of the Acquisition, at the option of the Holder thereof, any Note or portion thereof that is an integral multiple of $1,000 principal amount may be converted into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at any time thereafter and prior to the close of business on the Business Day immediately preceding the Maturity Date or such earlier date set forth in this Article 10, unless purchased by the Company at the Holder’s option, at the Conversion Rate in effect at such time, determined as hereinafter provided.

(b) Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

(c) A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes into Common Stock, and only to the extent such Notes are deemed to have been converted into Common Stock pursuant to this Article 10.

(d) The Conversion Rate shall be adjusted in certain instances as provided in Sections 10.06, 10.07, and 10.12.

(e) If there shall have occurred a Fundamental Change as a result of the occurrence of the events specified in clauses (i), (ii), (iv) or (v), the Company shall pay a “Make Whole Premium” to the Holders of the Notes who convert their Notes during the period beginning 10 Trading Days before the date the Company announces as the anticipated Fundamental Change Effective Date and ending at the close of business on the Trading Day immediately preceding the Fundamental Change Purchase Date by increasing the Conversion Rate for such Notes. The number of additional shares of Common Stock per $1,000 principal amount of Notes constituting the Make Whole Premium shall be determined by the Company by reference to the table below, based on the Fundamental Change Effective Date and the Stock Price of such Fundamental Change; provided that if the Stock Price or Fundamental Change Effective Date are not set forth on the table: (i) if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Prices on the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the two Stock Prices and the two Fundamental Change Effective Dates on the table based on a 365 day year, as applicable, (ii) if the Stock Price on the Fundamental Change Effective Date exceeds $100.00 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid, and (iii) if the Stock Price on the Fundamental Change Effective Date is less than $31.47 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid. If Holders of the Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of the Common Stock in connection with the Fundamental Change. Otherwise, the Stock Price shall be equal to the average Closing Prices of the Common Stock for each of the 10 Trading Days immediately preceding, but not including, the applicable Fundamental Change Effective Date.

Make Whole Premium upon a Fundamental Change

(Number of Additional Shares)

	Effective Date
Stock Price	November , 2007	November 15, 2008	November 15, 2009	November 15, 2010	November 15, 2011	November 15, 2012	November 15, 2013	May 15, 2014
$31.47	7.794	7.794	7.794	7.794	7.794	7.794	7.794	7.794
$35.00	6.980	6.706	6.327	5.922	5.477	4.998	4.883	4.818
$40.00	5.715	5.437	5.054	4.611	4.073	3.384	2.308	1.069
$45.00	4.788	4.523	4.156	3.719	3.168	2.427	1.223	0.000

	Effective Date
Stock Price	November , 2007	November 15, 2008	November 15, 2009	November 15, 2010	November 15, 2011	November 15, 2012	November 15, 2013	May 15, 2014
$50.00	4.080	3.835	3.493	3.083	2.557	1.843	0.737	0.000
$55.00	3.520	3.297	2.988	2.611-	2.126	1.472	0.523	0.000
$60.00	3.068	2.868	2.589	2.249	1.810	1.223	0.420	0.000
$65.00	2.695	2.517	2.268	1.962	1.569	1.048	0.362	0.000
$70.00	2.385	2.226	2.002	1.729	1.378	0.917	0.322	0.000
$75.00	2.122	1.979	1.781	1.536	1.222	0.814	0.291	0.000
$100.00	1.248	1.169	1.053	0.912	0.733	0.499	0.187	0.000

The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 10.06 hereof, other than as a result of an adjustment of the Conversion Rate by adding the Make Whole Premium as described above.

Notwithstanding the foregoing paragraph, in no event will the total number of shares of Common Stock issuable upon conversion of a Note exceed 31.776 per $1,000 principal amount, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in Section 10.06(a) hereof.

The additional shares issuable pursuant to this Section 10.01(e) shall be delivered upon the later of (i) the settlement date for the conversion and (ii) promptly following the Fundamental Change Effective Date.

(f) By delivering the number of shares of Common Stock issuable on conversion to the Trustee, or to the Conversion Agent, if the Conversion Agent is other than the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Notes so converted and its obligation to pay accrued and unpaid interest, and Additional Interest if any, attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

(g) The Trustee may conclusively rely on the Company’s calculations of the Make Whole Premium.

Section 10.02 Conversion Procedure.

(a) To convert a Note, a Holder must (1) complete and manually sign the conversion notice on the back of the Note and deliver such notice to a Conversion Agent, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (4) pay all transfer or similar taxes, if required pursuant to

Section 10.04. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” As promptly as practicable on the Conversion Date, the Company shall issue and deliver to the Trustee, for delivery to the Holder (unless a different Person is indicated on the conversion notice), a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 4.03. Anything herein to the contrary notwithstanding, in the case of Global Notes, conversion notices may be delivered and such Notes may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

(b) The person in whose name the shares of Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Common Stock on the Conversion Date; provided, however, that no surrender of a Note on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such person shall no longer be a Holder of such Note. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Note prior to the issuance of such shares.

(c) Holders of Notes surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semi-annual interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Upon surrender of any such Notes for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date, such Notes shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date unless (1) such Notes have been surrendered for conversion following the Regular Record Date immediately preceding the final interest payment date (May 15, 2014), (2) the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (3) to the extent of overdue interest, if any, which exists at the time of the Conversion with respect to such Note. Except as otherwise provided in this Section 10.02(c), no payment or adjustment will be made for accrued interest on a converted Note. Accrued interest shall be deemed paid by the shares of Common Stock into which the Note is convertible, and, together with any cash payment of such Holder’s fractional shares, will be deemed to satisfy the Company’s obligation to pay the principal amount of the Note so converted and to satisfy the Company’s obligations to pay accrued and unpaid interest on such Note.

(d) Subject to Section 10.02(c), nothing in this Section shall affect the right of a Holder in whose name any Note is registered at the close of business on a Regular Record Date to receive the interest payable on such Note on the related Interest Payment Date in accordance with the terms of this Indenture, the Notes and the Registration Rights Agreement. If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion, if any, (and the amount of any cash in lieu of fractional shares pursuant to Section 10.03) shall be based on the aggregate principal amount of all Notes so converted.

(e) In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Note or Notes of authorized denominations in an aggregate principal amount equal to the, and in exchange for, unconverted portion of the principal amount of such Note. A Note may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Note to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

(f) The Company shall not effect any conversion of a Note, and no Holder shall have the right to convert any portion of such Note, to the extent that after giving effect to such conversion (including any Make-Whole Premium), the Holder (together with the Holder’s Affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the “Conversion Limitation”). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of a Note in respect of which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of any Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 10.02(g), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-K, 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Notwithstanding the foregoing, the Conversion Limitation shall not be applicable (i) on any of the ten Trading Days up to and including the Maturity Date, or (ii) on any of the ten Trading Days up to and including the effective date of a Fundamental Change or (iii) during the period in which the Holder may effect a conversion or repurchase upon a Fundamental Change.

Section 10.03 Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/100th of a share) by multiplying the average of the Closing Price of the Common Stock on the Trading Day immediately preceding the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

Section 10.04 Taxes on Conversion. If a Holder converts a Note, the Holder shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion. The Holder shall also pay any such tax with respect to cash received in lieu of fractional shares. In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 10.05 Company to Provide Stock.

(a) The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes into shares of Common Stock.

(b) All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

(c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes.

Section 10.06 Adjustment of Conversion Rate.

(a) The Conversion Rate shall be adjusted from time to time by the Company as follows:

(i) If the Company shall pay a dividend or make a distribution to all holders of outstanding Common Stock in shares of Common Stock (other than dividends or distributions of shares of Common Stock with respect to which adjustments are provided for in Section 10.06(a)(ii)), the Conversion Rate in effect immediately prior to the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by the Company by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator of shall be the sum of the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this clause (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the

Company. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine or reclassify its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision, combination or reclassification becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination or reclassification of Common Stock, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision, combination or reclassification of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

(iii) If the Company shall issue rights or warrants to all holders of its outstanding Common Stock entitling them (for a period expiring within 45 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with clause (ix) of this Section 10.06(a)) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock that such rights or warrants entitle holders thereof to subscribe for or purchase (or into which such convertible securities are convertible) and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants (or convertible securities) are issued, and shall become effective immediately after such record date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the shareholders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iv) If the Company shall make a dividend or other distribution to all holders of its Common Stock of Capital Stock, other than Common Stock, or evidences of indebtedness or other assets of the Company, including securities (excluding (x) any issuance of rights or warrants for which an adjustment was made pursuant to Section 10.06(a)(iii), (y) dividends or distributions in connection with a reclassification, change, consolidation, merger, combination, liquidation, dissolution, winding up, sale or conveyance resulting in a change in the conversion consideration pursuant to Section 10.10, or pursuant to any Rights Plan to the extent such Holder receives the rights related to such Rights Plan upon conversion or (z) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 10.06(a)(vi)) (the “Distributed Notes”), then in each such case (unless the Company distributes such Distributed Notes for distribution to the Holders of Notes on such dividend or distribution date as if each Holder had converted such Note into Common Stock immediately prior to the record date with respect to such distribution) the Conversion Rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such record date and of which the denominator shall be Current Market Price per share on such record date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) on such record date of the portion of the Distributed Notes so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the fair market value (as so determined) of the portion of the Distributed Notes so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Note shall have the right to receive upon conversion the amount of Distributed Notes so distributed that such Holder would have received had such Holder converted each Note on such record date. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.06(a)(iv) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Common Stock consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the “Spinoff Notes”), the Conversion Rate shall be adjusted, unless the Company makes an equivalent distribution to the Holders of the Notes, so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) the average Closing Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on the Nasdaq Global Market or such other U.S. national or regional exchange or market on which the Common Stock is then listed and (B) the average of the Closing Prices over the Spinoff Valuation Period of the Spinoff Notes multiplied by the number of Spinoff Notes distributed in respect of one share of Common Stock and the denominator of which shall be the average Closing Price of one share of Common Stock over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which ex-dividend trading commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Notes shall have the right to receive upon conversion thereof the amount of such Spinoff Notes that such Holder of Notes would have received if such Notes had been converted on the record date with respect to such distribution.

(v) With respect to any rights or warrants (the “Rights”) that may be issued or distributed pursuant to any rights plan of the Company that the Company implements after the date of this Indenture (a “Rights Plan”), in lieu of any adjustment required by any other provision of this Section 10.06 upon conversion of the Notes into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, the Holders of Notes will receive, with respect to the shares of Common Stock issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that if, at the time of conversion, however, the Rights have separated from the shares of Common Stock in accordance with the provisions of the Rights Plan so that Holders would not be entitled to receive any rights in respect of the shares of Common Stock issuable upon conversion of the Notes as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock Distributed Notes constituting such rights as provided in the first paragraph of clause (iv) of this Section 10.06(a), subject to appropriate readjustment in the event of the expiration, termination, repurchase or redemption of the Rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 10.06(a). Other than as specified in this clause (v) of this Section 10.06(a), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.

(vi) If the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all holders of its Common Stock a payment consisting exclusively of cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the close of business on the record date for such Triggering Distribution (a “Determination Date”) by a fraction of which the numerator shall be such Current Market Price per share of the Common Stock on the Determination Date and the denominator of which shall be the Current Market Price per share of the Common Stock on the Determination Date less the amount of such cash dividend or distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. If the amount of cash dividend or distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the Determination Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Note shall have the right to receive upon conversion the amount of cash so distributed that such Holder would have received had such Holder converted each Note on such Determination Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such divided or distribution had not been declared.

(vii) If any tender offer made by the Company or any of its Subsidiaries for all or any portion of Common Stock shall expire, then, if the tender offer shall require the payment to shareholders of consideration per share of Common Stock having a fair market value (determined as provided below) that exceeds Closing Price per share of Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officer’s Certificate delivered to the Trustee) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Closing Price per share of Common Stock on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Closing Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this clause (vii) of Section 10.06(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (vii).

(viii) For purposes of this Section 10.06, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(ix) For purposes of any computation under this Section 10.06, “Current Market Price” shall mean the average of the daily Closing Prices per share of Common Stock for each of the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if

(A) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 10.06(a) (i), (ii), (iii), (iv), (v), (vi) or (vii) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

(B) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 10.06(a) (i), (ii), (iii) (iv), (v), (vi) or (vii) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

(C) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to the immediately preceding clause (A) or (B) of this Section 10.06(a)(ix), the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10.06(a)(iv) or (vii), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 10.06(a)(vii), if the “ex” date for any event (other than the tender offer that is the subject of the adjustment pursuant to Section 10.06(a)(vii)) that requires an adjustment to the Conversion Rate pursuant to Section 10.06(a)(i), (ii), (iii), (iv), (v) or (vi) occurs on the date of the Expiration Time for the tender or exchange offer requiring such computation or on the Trading Day next following the Expiration Time, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this Section 10.06(a)(ix) the term “ex” date, when used:

(A) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

(B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

(C) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 10.06, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.06 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors and evidenced by an Officer’s Certificate delivered to the Trustee.

(b) In any case in which this Section 10.06 shall require that an adjustment be made following a record date, a Determination Date or Expiration Date, as the case may be, established for the purposes specified in this Section 10.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 10.08) issuing to the Holder of any Note converted after such record date, Determination Date or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, Determination Date or Expiration Date therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date, Determination Date or Expiration Date had not occurred.

(c) For purposes of this Section 10.06, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

(d) If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 10.06, during such period.

Section 10.07 No Adjustment.

(a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 10.06 above (to the same extent as if the Notes had been converted into Common Stock immediately prior to such transactions) without converting the Notes held by such Holders.

(b) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 10.07(b) shall be carried forward and taken into account in any subsequent adjustment. Additionally, the Company will make such carried-forward adjustment, regardless of whether the adjustment would require an increase or decrease of at least 1%, within one year of the first such carried-forward adjustment, and upon a Fundamental Change, any conversion by a Holder and immediately following the Regular Record Date immediately preceding the Final Maturity Date. All calculations under this Article 10 shall be made to the nearest cent or to the nearest one ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

(c) No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in par value, or from par value to no par value, or from no par value to par value, of the Common Stock.

(d) To the extent that the Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.

Section 10.08 Notice of Adjustment. Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 10.09 Notice of Certain Transactions. In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 10 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 10.09.

Section 10.10 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. If any of following events occur (each, a “Business Combination”):

(i) any recapitalization, reclassification or change of the Common Stock, other than changes resulting from a subdivision or a combination,

(ii) a consolidation, merger or combination involving the Company,

(iii) a sale, conveyance or lease to another corporation of all or substantially all of the property and assets of the Company, other than one or more of the Company’s subsidiaries, or

(iv) any statutory share exchange,

in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Holders of the Notes then outstanding will be entitled thereafter to convert such Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such Business Combination had such Notes been converted into Common Stock immediately prior to such Business Combination, except that such Holders will not receive the Make Whole Premium if such Holder does not convert its Notes “in connection with” the relevant Fundamental Change. A conversion of the Notes by a Holder will be deemed for these purposes to be “in connection with” a Fundamental Change if the notice of such conversion is provided in compliance with Section 10.02(a) to the Conversion Agent on or subsequent to the date 10 Trading Days prior to the date announced by the Company as the anticipated Fundamental Change Effective Date but before the close of business on the Business Day immediately preceding the related Fundamental Change Purchase Date. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Notes will be convertible into the weighted average of the kind and amount of consideration received by holders of the Common Stock that affirmatively made such an election. The Company may not become a party to any such transaction unless its terms are consistent with this Section 10.10. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3 hereof. Notwithstanding anything contained in this Section, and for the avoidance of doubt, this Section shall not affect the right of a Holder to convert its Notes into shares of Common Stock prior to the effective date of the Business Combination.

Section 10.11 Trustee’s Disclaimer.

(a) The Trustee shall have no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers Certificate and/or an Opinion of Counsel, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 10.

(b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the officers, Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.05.

Section 10.12 Voluntary Increase. The Company from time to time may increase the Conversion Rate, to the extent permitted by law, by any amount for any period of time if the period is at least 20 days, and the Company provides 15 days’ prior written notice to any increase in the Conversion Rate to the Trustee and Holders. The Company may also make such an increase to the Conversion Rate as the Board of Directors deems advisable to avoid or diminish U.S. federal income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for U.S. federal income tax purposes.

ARTICLE 11.

PAYMENT OF INTEREST

Section 11.01 Interest Payments. Interest on any Note that is payable, and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the person in whose name that Note is registered at the Close of Business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest payable in Cash on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books. In the case of a Global Note, interest payable on any applicable payment date will be paid by wire transfer of same-day funds to the Depositary, with respect to that portion of such Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

Section 11.02 Defaulted Interest. Except as otherwise specified with respect to the Note, any interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest,” which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.

(a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such

Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the “Special Record Date”). The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Noteholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 11.03 Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and Section 2.06, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Notes.

ARTICLE 12.

SUBORDINATION

Section 12.01 Agreement to Subordinate.

The Company covenants and agrees, and each Holder by accepting a Note likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 12; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The Notes shall, to the extent set forth in this Article 12, be subordinated in right of payment to the prior payment in full, in cash, of all amounts that constitute Senior Debt. The payment of the principal of, premium, if any, and interest, on all Notes (including, but not limited to, the Fundamental Change Purchase Price) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred, in full in cash or payment satisfactory to the holders of Senior Debt.

No provision of this Article 12 shall prevent the occurrence of any Default or Event of Default hereunder.

Section 12.02 Payment to Holders.

No payment shall be made with respect to the principal of, or premium, if any, and interest on the Notes (including, but not limited to, the Fundamental Change Purchase Price), and no repurchase or other acquisition of the Notes shall occur and no deposit shall be made pursuant to Article 8 at a time when such deposited amounts would not otherwise be permitted under this Article 12 in respect of the conversion of Notes if:

(a) a default in the payment of any Senior Debt occurs and is continuing (or, in the case of Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt), unless and until such default shall have been cured or waived by the appropriate holders of the Senior Debt or shall have ceased to exist; or

(b) a default, other than a payment default, on any Senior Debt occurs and is continuing that then permits holders of such Senior Debt to accelerate the maturity of all or any portion of such Senior Debt (or would permit such holders to so accelerate with the giving of notice or the passage of time or both) and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Representative or holder of such Senior Debt or the Company.

Subject to the provisions of Section 12.05, if the Trustee receives any Payment Blockage Notice pursuant to clause (b) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the Company’s receipt of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice, whether or not within a period of 365 consecutive days.

Unless this Article 12 otherwise prohibits payments on or distributions in respect of the Notes at the time of such payments or distributions, the Company shall resume such payments on the Notes:

(A) in the case of a default referred to in clause (a) above, on the date upon which the default is cured or waived by the requisite holders of Senior Debt or otherwise ceases to exist, or

(B) in the case of a default referred to in clause (b) above, on the earliest to occur of (i) the date on which such default is cured or waived or otherwise ceases to exist, (ii) 179 days after the date on which the applicable Payment Blockage Notice is received, and (iii) the date such payment blockage period shall have been terminated by written notice to the Company or the Trustee from the Person initiating such payment blockage period; provided, that if the maturity of such Senior Debt has been accelerated no payment may be made on the Notes until such default is cured or waived or such Senior Debt is discharged or paid in full.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash, or other payment satisfactory to the holders of Senior Debt, before any payment is made on account of the principal of, premium, if any, or interest on the Notes (including, but not limited to, the Fundamental Change Purchase Price); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provision of this Article 12, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full in cash, or other payment satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders or to the Trustee.

For purposes of this Article 12, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 12 with respect to the Notes to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Debt (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer, sale, lease or other disposition of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer, sale, lease or other disposition, comply with the conditions stated in Article 5.

In the event of the acceleration of the Notes because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holders in respect of the principal of, premium, if any, or interest on the Notes by the Company (including, but not limited to, the Fundamental Change Purchase Price), except payments and distributions made by the Trustee as permitted by Section 12.05, until all Senior Debt has been paid in full in cash or other payment satisfactory to the holders of Senior Debt or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of such acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the provisions of this Article 12, shall be received by the Trustee or any of the Holders before all Senior Debt is paid in full, in cash or other payment satisfactory to the holders of Senior Debt, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Debt, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their Representative or Representatives, as their respective interests may appear, as calculated by the Company.

Nothing in this Section 12.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07. This Section 12.02 shall be subject to the further provisions of Section 12.05.

Section 12.03 Subrogation of Notes.

After the payment in full, in cash or other payment satisfactory to the holders of Senior Debt, of all Senior Debt (and all commitments with respect to such Senior Debt have terminated or expired), the rights of the Holders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article 12 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal, premium, if any, or interest on the Notes shall be paid in full in cash or other payment satisfactory to the holders of Senior Debt; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 12, and no payment over pursuant to the provisions of this Article 12, to or for the benefit of the holders of Senior Debt by Holders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the Holders pursuant to the subrogation provisions of this Article 12, which would otherwise have been paid to the holders of Senior Debt, shall be deemed to be a payment by the Company to or for the account of the Notes. It is understood that the provisions of this Article 12 are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt, on the other hand.

Nothing contained in this Article 12 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of (and premium, if any), or interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law during the continuance of an Event of Default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee, subject to the provisions of Section 7.01, and the Holders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 12.

Section 12.04 Authorization to Effect Subordination.

Each Holder by accepting a Note authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 12 and as may be requested in writing and as prepared by the holders of Senior Debt at their expense, and each Holder appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 12.03 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders and each Holder hereby appoints the holders of Senior Debt or their respective Representatives to act as its attorney-in-fact for any and all such purposes.

Section 12.05 Notice to Trustee.

The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Notes pursuant to the provisions of this Article 12. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 12, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the office of the Trustee specified in Section 13.03 hereof from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Debt; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that with respect to any such monies that may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Note) unless the Trustee shall have received, on a date not less than one Business Day immediately prior to the date upon which by the terms hereof such monies shall become payable, the notice provided for in this Section 12.05, then, anything in the first two paragraphs of Section 12.02 contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date; provided further, that if the Trustee shall receive any such notice on the date upon which by the terms hereof such monies shall become payable, the Trustee may, in its reasonable discretion, waive the time for notice provided in the foregoing proviso. Nothing shall prevent any payment by the Trustee to the holders of monies deposited with it pursuant to Article 8, and any such payment shall not be subject to the provisions of Article 12; provided that, at the time of any such deposit, such deposit and payment were permitted under this Article 12 without giving effect to the first clause of this sentence.

The Trustee, subject to the provisions of Section 7.01, shall be entitled to conclusively rely on the delivery to it of a written notice by a Representative or a Person representing himself to be a holder of Senior Debt to establish that such notice has been given by a Representative or a holder of Senior Debt.

In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.06 Trustee’s Relation to Senior Debt.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 12 in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to the claims of, or payment to, the Trustee under or pursuant to Section 7.07.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of Section 7.01, the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 12 or otherwise.

Section 12.07 No Impairment of Subordination.

No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 12.08 Certain Conversions Deemed Payment.

For the purposes of this Article 12 only, (a) the issuance and delivery of any Junior Notes upon conversion of Notes in accordance with Article 10 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any), interest on the Notes or on account of the purchase or other acquisition of Notes, and (b) the payment, issuance or delivery of cash (except in satisfaction of fractional shares), securities (other than Junior Notes) or other property upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note, the payment, issuance and delivery of such cash being made subject to the subordination provisions of this Article 12. For the purposes of this Section 12.08, the term “Junior Notes” means (1) shares of any stock of any class of the Company or (2) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article 12 and which otherwise have terms no less disadvantageous to Senior Debt herein. Nothing contained in this Article 12 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders, the right, which is absolute and unconditional, of the Holders to convert such Notes in accordance with Article 10.

Section 12.09 Article Applicable to Paying Agents.

If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 12 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 12 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 12.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 12.10 Senior Debt Entitled to Rely.

The holders of Senior Debt shall have the right to rely upon this Article 12, and no amendment or modification of the provisions of this Article 12 that adversely affect the rights and interests of such holders shall be effective as to such holders unless such holders shall have agreed in writing thereto. Each Holder by accepting a Note acknowledges and agrees that the provisions of Article 12 are, and are intended to be, an inducement and consideration to each holder of Senior Debt (whether such Senior Debt was acquired or created before or after the issuance of the Notes) to acquire and hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on the provisions of this Article 12 in acquiring and continuing to hold such Senior Debt.

Section 12.11 Reinstatement.

To the extent the payment of or distribution in respect of any Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

Section 12.12 Actions by Holders of Senior Debt.

The holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Indenture or the obligations of the Holders hereunder to the holders of the Senior Debt, do any one or more of the following:

(a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which any Senior Debt is outstanding or secured;

(b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise secured;

(c) release any Person liable in any manner for the collection of Senior Debt;

(d) exercise or refrain from exercising any rights against the Company or any other Person; and

(e) take any other action in the reasonable business judgment of the holders of Senior Debt.

Section 12.13 Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Notes shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

ARTICLE 13.

MISCELLANEOUS

Section 13.01 Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 13.02 Noteholder Communications; Noteholder Actions.

(a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b) (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 13.03 Notices.

(a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when transmission is confirmed verbally or by email, if sent by facsimile transmission. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

The Providence Service Corporation

5524 East Fourth Street

Tucson, Arizona 85711

Attention: General Counsel

Facsimile: (520) 747-6605

with a copy to:

Blank Rome, LLP

One Logan Sq., 130 N. 18th St.

Philadelphia, Pennsylvania 19103

Attention: Steven Dubow, Esq.

Facsimile: (215) 832-5755

if to the Trustee:

The Bank of New York Trust Company, N.A.

700 S. Flower Street, Suite 500

Los Angeles, California 90017

Attention: Corporate Unit

Fax: (213) 630-6298

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of the Depository or its nominee, as agreed by the Company, the Trustee and the Depository. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Any defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(d) The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or direction pursuant to this Indenture given by the Company; provided, however, (i) that the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized officer of the Company.

Section 13.04 Communication by Holders with Other Holders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 13.05 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

(1)	an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(2)	an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 13.06 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(1)	a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)	a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 13.07 Legal Holiday. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, interest shall accrue for the intervening period.

Section 13.08 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 13.09 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES.

Section 13.10 No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 13.11 Successors. All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

Section 13.12 Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13 Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.14 Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

Section 13.15 No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.16 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLE WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.17 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

THE PROVIDENCE SERVICE CORPORATION
as Issuer

By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee

By:
Name:
Title:

EXHIBIT A

[FACE OF NOTE]

[Global Notes Legend]

[The following legend shall appear on the face of each Global Note:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

[The following legend shall appear on the face of each Global Note for which The Depository Trust Company is to be the Depositary:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OR DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OR SUCH SUCCESSOR DEPOSITARY.]

[Restricted Note Legend]

[The following legend shall appear on the face of each Restricted Note:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY (THE “RESTRICTION TERMINATION DATE”) RESELL OR OTHERWISE TRANSFER THIS NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS NOTE OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT AS PERMITTED BY THE SECURITIES ACT.]

The Providence Service Corporation

6.5% Convertible Senior Subordinated Notes Due May 15, 2014

CUSIP No. [            ]1

$

No. [            ]

The Providence Service Corporation, a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                     , or its registered assigns, the principal sum of                      DOLLARS ($            ) on May 15, 2014[, which principal amount may from time to time be increased or decreased to such other principal amount (which, taken together with the principal amounts of all other outstanding Notes, shall not exceed $70,000,000) by adjustments on the Schedule of Exchanges of Notes on the other side of this Note in accordance with the Indenture.]1

Initial Interest Rate: 6.5% per annum.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2008.

Regular Record Dates: May 1 and November 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	Include only if the Note is a Global Note

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	THE PROVIDENCE SERVICE CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 6.5% Convertible Senior Subordinated Notes Due May 15, 2014 described in the Indenture referred to in this Note.

The Bank of New York Trust Company, N.A., as Trustee

By:

Authorized Signatory

[REVERSE SIDE OF NOTE]

The Providence Service Corporation

6.5% Convertible Senior Subordinated Notes Due May 15, 2014

1.	Principal and Interest.

The Company promises to pay the principal of this Note on May 15, 2014.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 6.5% per annum (subject to adjustment as provided below); provided, however, that if the Company Repurchases this Note pursuant to Section 3.06 of the Indenture the Company shall not be obligated to pay interest on the principal amount of this Note.

Interest will be payable semiannually in arrears (to the holders of record of the Notes at the close of business on the May 15 or November 15 immediately preceding the interest payment date) on each interest payment date, commencing May 15, 2008.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum of 8.5%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will established as set forth in the Indenture referred to below.

Additional interest will accrue on the Notes at an additional rate per year equal to 0.50% per annum of the principal amount of the Notes under the circumstances set forth in the Registration Rights Agreement (as defined below).

Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day, without additional interest.

2.	Registration Rights Agreement.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated November     , 2007, between the Company and the Purchasers named therein (the “Registration Rights Agreement”). In the event of a Registration Default, as defined in the Registration Rights Agreement, the Holder is entitled to additional interest for the period from and including the day following the occurrence of the Registration Default to, but excluding, the earlier of the day on which the Registration Default has been cured or the date on which there are no Registrable Securities, as defined in the Registration Rights Agreement. Additional interest will accrue at an additional rate per year equal to 0.50% per annum of the principal amount of the Notes.

3.	Method of Payment.

Subject to the terms and conditions of the Indenture, the Company shall pay interest on this Note to the person who is the Holder of this Note at the close of business on the Regular Record Date next preceding the related Interest Payment Date. The Company will pay any Cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

4.	Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

5.	Indenture.

This is one of the Notes issued under an Indenture dated as of November __, 2007 (as amended from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company.

6.	Repurchase at the Option of the Holder upon a Fundamental Change and on the Mandatory Repurchase Date.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Notes held by such Holder on the date, at the purchase price and as otherwise provided in the Indenture.

Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If Cash (and/or securities if permitted under the Indenture) sufficient to pay the Fundamental Change Purchase Price of, together with any accrued and unpaid interest with respect to, all Notes or portions thereof to be purchased as of the Fundamental Change Purchase Date is deposited with the Paying Agent on or prior to the third Business Day following the Fundamental Change Purchase Date, interest shall cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Purchase Date whether or not the Note is delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price and accrued and unpaid interest upon surrender of such Notes).

If the Acquisition is not consummated on or prior to the Mandatory Repurchase Date, then the Company shall be required on the Mandatory Repurchase Date to repurchase all of the Notes at a price payable in cash equal to the Mandatory Repurchase Price.

7.	Conversion.

Subject to and upon compliance with the provisions of the Indenture, a Holder may surrender for conversion any Note that is $1,000 principal amount or integral multiples thereof.

8.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable, subject to certain limitations set forth in the Indenture. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

9.	Subordination.

To the extent provided in the Indenture, the Notes are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid in full before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.	Amendment and Waiver.

Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.

11.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

12.	Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

13.	Unclaimed Money or Notes.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others.

A director, officer, incorporator, agent, subsidiary, employee, member or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.	Authentication.

This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.

17.	Governing Law.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE.

18.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Note, check the box:  ☐

To convert only part of this Note, state the principal amount to be converted (must be $1,000 principal amount or an integral multiple of $1,000 principal amount): $[    ] .

If you want the Cash paid to another person or the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF NOTES2

The following exchanges of a part of this Global Note for an interest in another Global Note or for Notes in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature or authorized signatory of Trustee

[2]	This schedule should be included only if the Note is a Global Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:
Sign exactly as your name appears on the other side of this Note

Date:

Medallion Signature Guarantee:

[FOR INCLUSION ONLY IF THIS NOTE BEARS AN IAI NOTE LEGEND ––] Other than pursuant to the sale or transfer of a Note to a transferee that is not an Affiliate of the Initial Purchaser pursuant to an effective Shelf Registration Statement filed in connection with the Registration Rights Agreement, dated as of November     , 2007, between the Company and the purchasers named therein, in connection with any transfer of any of the Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Notes are being transferred to a Person that is not an Affiliate of the Company and:

CHECK ONE BOX BELOW

(1) ☐	To the Company.

(2) ☐	In connection with a Permitted Transfer.

(3) ☐	A transfer to a transferee that is not an Affiliate of any Sponsor Purchaser pursuant to Rule 144 under the Securities Act.

(4) ☐	Solely if no registration statement under the Securities Act is available for such sale, a transfer to a person that is not an “Affiliate” of any Sponsor Purchaser (as described in Rule 144 under the Securities Act) pursuant to Rule 144A under the Securities Act or pursuant to Regulation S under the Securities Act.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (2) is checked, the Trustee may require, prior to registering any such transfer of the

Notes, such certifications and other information, including legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Medallion Signature Guarantee:

[FOR INCLUSION ONLY IF THIS NOTE BEARS A RESTRICTED NOTE LEGEND ––] Other than pursuant to the sale or transfer of the Note under an effective Shelf Registration Statement filed in connection with the Registration Rights Agreement, dated as of November     , 2007, between the Company and the purchasers named therein, in connection with any transfer of any of the Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Notes are being transferred to a Person that is not an Affiliate of the Company and:

CHECK ONE BOX BELOW

(1) ☐	to the Company; or

(2) ☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) ☐	pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

(4) ☐	pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Notes which are not “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Medallion Signature Guarantee:

EXHIBIT B

FORM OF RESTRICTED COMMON STOCK LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY (THE “RESTRICTION TERMINATION DATE”) RESELL OR OTHERWISE TRANSFER THIS SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY OTHER THAN (1) TO THE COMPANY, (2) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES

B-1

EXHIBIT C

ESCROW AGREEMENT

This Escrow Agreement is dated as of November     , 2007, by and among The Providence Service Corporation, a Delaware corporation (the “Company”), The Bank of New York Trust Company, N.A., as escrow agent (“Escrow Agent”), The Bank of New York Trust Company, N.A., as trustee (the “Trustee”) and the persons and entities listed on the Schedule of Holders attached hereto as Schedule I (the “Holders”).

WITNESSETH

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of November 6, 2007 (the “Acquisition Agreement”), by and between the Company, PRSC Acquisition Corporation, Charter LCI Corporation, a Delaware corporation (“LCI”), and the stockholders of LCI (the “Seller”) and CLCI Agent, LLC, as stockholder representative, pursuant to which LCI will merge with PRSC Acquisition Corporation (the “Acquisition”).

WHEREAS, pursuant to that certain Indenture, dated November     , 2007 (the “Indenture”), between the Company and the Trustee, the Company is issuing up to $70,000,000 aggregate principal amount of 6.5% Convertible Senior Subordinated Notes due 2014 (the “Notes”). The Company has agreed, for the benefit of the Trustee and for the benefit of the Holders, to enter into this Escrow Agreement with respect to the Notes. Capitalized terms not defined herein shall have the meaning assigned to them in the Indenture.

WHEREAS, the Holders desire to deposit in escrow, to be held by the Escrow Agent subject to the release conditions set forth herein, certain funds representing that portion of the purchase price of the Notes to be received by the Company.

WHEREAS, for administrative convenience only, each Holder has requested the Escrow Agent to hold the Notes issued and delivered to, and in the name of, such Holder pursuant to the Indenture, subject to release in accordance with the provisions of this Agreement.

WHEREAS, this Escrow Agreement shall govern the terms upon which the Escrow Agent will receive and hold, and make disbursements from, the escrow and the duties for which the Escrow Agent will be responsible.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Company, the Escrow Agent, the Trustee and the Holders agree as follows:

1. Appointment of Escrow Agent. The Company, on the one hand, and the Trustee and the Holders, on the other hand, do hereby appoint and designate the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent does hereby accept such appointment under the terms and conditions set forth herein.

2. Establishment of Escrow Funds. (a) Simultaneously with the execution of this Escrow Agreement, at the direction of the Company (which by its execution hereof it shall be deemed to have given), each Holder shall deposit, as payment in full for such Holder’s Notes, pursuant to a wire transfer, the aggregate principal dollar amount of Notes as is set forth opposite its name in Schedule I hereto (the “Escrow Funds”) with the Escrow Agent. If and to the extent the conditions set forth in Section 5 of this Escrow

Agreement have been met with respect to the release of the Escrow Funds, the Escrow Funds shall be delivered to the Company by the Escrow Agent in accordance with such Section 5. If and to the extent the conditions set forth in Section 6 of this Escrow Agreement have been met with respect to the release of the Escrow Funds, Escrow Funds in an amount equal to the Mandatory Repurchase Amount shall be delivered to the Trustee (or Paying Agent under the Indenture, as applicable) to fund the Repurchase (as defined in the Indenture) and, if applicable, that portion of the Escrow Funds representing the Excess Amount shall be delivered to the Company. The Escrow Agent shall hold, subject to the terms and conditions hereof, such cash and shall make such investments and reinvestments of the escrowed cash as may be permitted pursuant to Section 3 hereof, which, together with the income from such investments, shall become the Escrow Funds.

(b) Simultaneously with the execution of this Escrow Agreement, for administrative convenience only, the Company shall deliver the Notes to the Escrow Agent, on behalf and at the direction of the Holder (which by its execution hereof it shall be deemed to have given), to be held for the benefit of such Holder. Upon such delivery, such Notes shall be deemed outstanding under the Indenture and the Holder shall have all rights of a Holder of Notes thereunder. The Notes shall be delivered as follows: (i) to the Holder of such Notes, if and to the extent the conditions set forth in Section 5 of this Escrow Agreement have been met with respect to the release of the Escrow Funds, and (ii) to the Trustee for cancellation on behalf of the Company, if and to the extent the conditions set forth in Section 6 of this Escrow Agreement have been met with respect to the release of the Escrow Funds. Notwithstanding the foregoing, the Escrow Agent shall deliver to a Holder any Notes being held by the Escrow Agent for such Holder upon the written request by such Holder to the Escrow Agent.

3. Investment of Escrow Funds. The Escrow Funds shall be received by the Escrow Agent and deposited into an escrow account to be named the PRSC Convertible Note Fund. Escrow Agent agrees to invest and reinvest funds in the Escrow Account, but only upon written instructions signed by the Company and only to the extent such instructions direct such funds to be invested in the following (the “Permitted Investments”):

(a) obligations issued or guaranteed as to full and timely payment by the United States of America or by any person controlled or supervised by or acting as an instrumentality of the United States of America which obligations are backed by the full faith and credit of the United States of America pursuant to authority granted by Congress; or

(b) money market mutual funds that are registered with the United States Securities and Exchange Commission meeting the requirements of Rule 2a-7 under the Investment Company Act of 1940, and at least 95% of the assets of which constitute cash equivalents.

Promptly after the initial deposit is made, the Company shall give the Escrow Agent written directions to invest the Escrow Funds without distinction between principal and income, in Permitted Investments and from time to time the Company may direct the reinvestment in other Permitted Investments. The Escrow Agent will credit all such investments and reinvestments to the escrow account and hereby agrees to treat any such investment or reinvestment as a financial asset within the meaning of Section 8-102(a)(9) of the New York Uniform Commercial Code. The Escrow Agent is hereby authorized to execute purchases and sales of permitted investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. In the absence of written investment direction, the Escrow Agent shall hold funds received hereunder uninvested. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment or non-investment prior to its maturity of for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Funds or any earnings thereon.

4. No Right in Escrow Funds or Notes. The Company expressly acknowledges and agrees that prior to the satisfaction of the release conditions in Section 5, the Company shall have no interest or rights in the Escrow Funds. In the event of the investment of funds in the escrow account, the Company shall have no interest or rights in such investments or investment securities.

The Company expressly acknowledges and agrees that it has no interest or rights in the Notes, that the Notes shall be deemed outstanding for purposes of the Indenture and that each Holder shall be deemed to be the holder of its respective Notes for all purposes of the Indenture. The company further acknowledges and agrees that the Notes are being held by the Escrow Agent for administrative convenience only and that, upon issuance and deposit in the Escrow Account, the Notes shall constitute a legal, valid and binding obligation of the Company and each Holder shall be entitled to all the rights and remedies available to it under the Indenture as a Holder of Notes.

5. Release Conditions. Upon receipt by the Trustee of an Acquisition Certificate (as defined below) substantially in the form attached hereto as Exhibit A, the Company and the Trustee shall execute the joint written instructions, substantially in the form attached hereto as Exhibit B, instructing the Escrow Agent to release the Escrow Funds to the Company and any Notes that it then holds to the Holders. Upon receipt of the fully executed joint written instructions, the Escrow Agent shall, as soon as reasonably practicable, wire the Escrow Funds to the Company (together with all interest, income and earnings thereon) and release the Notes to the Holders. If the Escrow Agent is required to wire the Escrow Funds (together with all interest, income and earnings thereon) on a day that is not a Business Day, then the Escrow Agent shall not be obligated to wire such amounts to the Company until the next succeeding Business Day. An “Acquisition Certificate” means a certificate signed by the Company’s Chief Executive Officer and Chief Financial Officer that certifies that (i) the Company and Seller have each performed, complied or received waivers of each term, condition and covenant contained in the Acquisition Agreement (except for Section 1.5) and related documents, and (ii) upon receipt of the Escrow Funds, the Company will immediately pay to Seller, by wire transfer of same day funds, such Escrow Funds and such other amounts as required by the Acquisition Agreement necessary for the consummation of the Acquisition.

6. Escrow Conditions Not Met. Upon the earlier to occur of (i) the receipt by the Escrow Agent of written notice from the Company that the Acquisition will not be consummated or (ii) the condition in Section 5 is not satisfied by the close of business on December 31, 2007 (which date may be extended by the written consent of the Holders of a majority in aggregate principal amount of the Notes to no later than February 15, 2008), the Escrow Agent shall send notice to the Holders that the condition of the escrow has not been met and shall deliver the Notes to the Trustee against payment by the Company of the Mandatory Repurchase Price, all in accordance with this Section 6 and with Section 3.06 of the Indenture. Upon receipt of notice that the Company has failed to meet the condition entitling the Company to the Escrow Funds, the Holders shall receive their portion of the Escrow Funds. If the Mandatory Repurchase Price (as defined in the Indenture) exceeds the Escrow Funds (together with all interest, income and earnings thereon), the Company shall promptly give the Escrow Agent written instructions instructing the Escrow Agent to wire the Escrow Funds (together with all interest, income and earnings thereon) to the Holders and the Escrow Agent shall promptly comply with such instructions. If the Escrow Funds (together with all interest, income and earnings thereon) exceed the Mandatory Repurchase Price (the “Excess Amount”), the Company shall promptly give the Escrow Agent written instructions instructing the Escrow Agent to wire the Mandatory Repurchase Price to the Holders and to wire such Excess Amount to the Company and the Escrow Agent shall promptly comply with such instructions.

7. Notices. All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by first class mail to the address as follows:

If to the Escrow Agent, to:

The Bank of New York Trust Company, N.A.

700 S. Flower Street, Suite 500

Los Angeles, California 90017

Attention: Corporate Unit

Fax: (213) 630-6298

If to the Trustee, to

The Bank of New York Trust Company, N.A.

700 S. Flower Street, Suite 500

Los Angeles, California 90017

Attention: Corporate Unit

Fax: (213) 630-6298

If to the Company, to:

The Providence Service Corporation

5524 East Fourth Street

Tucson, Arizona 85711

Attention: General Counsel

Fax: (520) 747-6605

With a copy to:

Blank Rome, LLP

One Logan Sq., 130 N. 18th St.

Philadelphia, Pennsylvania 19103

Attention: Steven Dubow, Esq.

Fax: (215) 832-5755

If to the Holders, to the addresses and facsimile numbers for such notices and communications as set forth on the Schedule of Holders;

or at such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested and any such notice or communication given in the manner specified in this Paragraph 7 shall be deemed to have been given to a party on the date received by such party. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use or accept such other means of notice or communication as the Escrow Agent deems advisable.

The Escrow Agent agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Agreement given by the Company; provided, however, that (i) the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Escrow Agent in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized officer of the Company.

8. Reliance. The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed or presented by the proper person or persons and shall not be liable in connection with the performance by it of its duties pursuant to the provisions hereof, except for its own willful misconduct or gross negligence.

9. Escrow Agent Duties. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than outlined in this Escrow Agreement.

(a) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Escrow Agent shall not be subject to, nor require to comply with, any other agreement to which the Company is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from the Company or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(b) This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

(c) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Funds (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Funds), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(d) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Company or the Holders or any entity acting on behalf of the Company or the Holders, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Funds, valued as of the date of deposit.

(e) If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Funds and may sell, convey or otherwise dispose of any Escrow Funds for such purpose.

(f) As security for the due and punctual performance of the Company’s obligations to the Escrow Agent hereunder, now or hereafter arising, each of the Company and the Holders hereby pledge, collaterally assign and grant to the Escrow Agent a continuing security interest in, and a lien on, the Escrow Funds and all distributions thereon or additions thereto (whether such additions are the result of deposits by the Company or the Holders or the investment of Escrow Funds). The security interest of Escrow Agent shall at all times be valid, perfected and enforceable by Escrow Agent against the Company and all third parities in accordance with the terms of this Escrow Agreement.

(g) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

(h) Unless otherwise specifically set forth herein, the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such conditions shall be subject to Escrow Agent’s usual collection practices or terms regarding items received by Escrow Agent for deposit or collection. Escrow Agent shall not be required, or have any duty to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to a Holder of the Notes.

(i) The Escrow Agent may consult with legal counsel at the expense of the Company as to any matter relating to this Escrow Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(j) In the event of any dispute between or conflicting claims by or among the Company, the Holders and/or any other person or entity with respect to any Escrow Funds, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Funds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company or the Holders for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of the Company.

(k) Each of the Company and the Escrow Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Escrow Agreement or the transaction contemplated hereby.

10. Termination of Escrow. The escrow provided for in this Escrow Agreement shall expire on the earlier of : (i) the date on which the Escrow Funds are released to the Company and the Notes are released to the Holders in accordance with Section 5 or (ii) the date on which the Escrow Funds are returned to the Holders and the Notes are returned to the Company in accordance with Section 6.

11. Representations and Warranties by the Company. The Company hereby represents and warrants that:

(i) The execution, delivery and performance by the Company of this Escrow Agreement are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation of the Company, as amended, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company.

(ii) This Escrow Agreement has been duly executed and delivered by the Company and assuming the due authorization and valid execution and delivery of this Agreement by the Escrow Agent, the Trustee and the Holders and enforceability of this Escrow Agreement against the Escrow Agent, the Trustee and the Holders in accordance with its terms, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(iii) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Company, threatened by or against the Company with respect to this Escrow Agreement or any of the transactions contemplated hereby.

12. Fees and Expenses. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses related thereto.

13. Indemnification of Escrow Agent: The Company hereby indemnifies and holds harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates unless such action, claim or proceeding is the result of the gross negligence or willful misconduct of the Escrow Agent.

14. Refrain from Action. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

15. Acceptance of Appointment. The Bank of New York Trust Company, N.A. hereby agrees to act as Escrow Agent under this Escrow Agreement. The Escrow Agent shall have no duty to enforce any provision hereof requiring performance by any other party hereunder.

16. Successor Escrow Agent. Any company into which the Escrow Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Escrow Agent may sell or transfer all or substantially all of its escrow/custody business, provided such company shall be eligible to serve as the Escrow Agent hereunder, shall be the successor hereunder to the Escrow Agent without the execution or filing of any paper or any further act.

17. Counterparts. This Escrow Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

18. Resignation. The Escrow Agent may resign upon 30-days advance written notice to the parties hereto. If a successor escrow agent is not appointed within the 30-day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent. Upon receipt of the identity of the successor Escrow Agent, Escrow Agent shall either deliver the Escrow Funds then held hereunder to the successor Escrow Agent, less Escrow Agent’s fees, costs and expenses or other obligations owed to Escrow Agent, or hold such Escrow Funds (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon delivery of the Escrow Funds to successor Escrow Agent, Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

19. Governing Law.

(1) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY, ESCROW AGENT, TRUSTEE AND THE HOLDERS OF NOTES IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

(2) THE COMPANY AGREES THAT TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE COMPANY OR ITS PROPERTY, AS THE CASE MAY BE) TO ENABLE TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF TRUSTEE. THE COMPANY AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

(3) THE COMPANY AGREES THAT NONE OF ESCROW AGENT, TRUSTEE OR ANY HOLDER OF NOTES SHALL HAVE ANY LIABILITY TO THE COMPANY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE COMPANY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON ESCROW AGENT, TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, THAT

SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF ESCROW AGENT, TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

20. Amendments. This Escrow Agreement may be amended to modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in the Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such conditions, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement.

21. Assignability. This Escrow Agreement shall not be assigned by operation of law or otherwise, except as otherwise specifically provided in writing by the parties hereto; provided that the Company may assign its rights and obligations hereunder to any of its subsidiaries, or affiliates or any successor in interest to the business of the Company.

22. Section Headings. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

23. Severability. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

24. Entire Agreement. This Escrow Agreement is intended as a complete statement of the entire agreement and understanding between the Escrow Agent, the Company, the Trustee and the Holders with respect to the subject matter hereof and thereof and supersedes all prior statements, representations, discussions, agreements, term sheets, draft agreements and undertakings, whether written or oral, express or implied, of any and every nature with respect thereto.

25. Incorporation by Reference. In connection with its execution and acting hereunder, the Trustee is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Indenture.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date and year first above written.

THE PROVIDENCE SERVICE CORPORATION

By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Escrow Agent

By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee

By:
Name:
Title:

HOLDER

By:
Name:
Title:

HOLDER

By:
Name:
Title:

HOLDER

By:
Name:
Title:

SCHEDULE I

HOLDERS

Holder Name and Address	Principal Amount of Notes to be Purchased
[Holder] [Address]	$	[	],000,000.00

[Holder] [Address]		[	],000,000.00

[Holder] [Address]		[	],000,000.00

TOTAL	$	[	],000,000.00

EXHIBIT A

THE PROVIDENCE SERVICE CORPORATION

OFFICERS’ CERTIFICATE

Pursuant to Section 5 of the Escrow Agreement dated November __, 2007, by and among The Providence Service Corporation, a Delaware corporation (the “Company”), The Bank of New York Trust Company, N.A., as escrow agent, The Bank of New York Trust Company, N.A., as the trustee and the persons and entities listed on Schedule of Holders attached thereto as Schedule I (the “Escrow Agreement”), relating to the offering of up to $70 million aggregate principal amount of the Company’s 6.5% Convertible Senior Subordinated Notes due 2014, each of the undersigned, Fletcher Jay McCusker, Chairman of the Board and Chief Executive Officer of the Company, and Michael N. Deitch, Chief Financial Officer of the Company, hereby certify that they have been duly elected, qualified and are acting in such capacity and that, as such, they are familiar with the facts herein certified and are duly authorized to certify the same, and hereby further certify that:

1. The Company and Seller have each performed, complied or received waivers of each term, condition and covenant contained in the Acquisition Agreement (except for Section 1.5) and related documents; and

2. Upon receipt of the Escrow Funds, the company will immediately pay to Seller, by wire transfer of same day funds, such Escrow Funds and such other amounts as required by the Acquisition Agreement necessary for the consummation of the Acquisition.

Capitalized terms used, but not defined herein, shall have the meaning ascribed to them in the Escrow Agreement.

[Signature Page to Follow]

A-1

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate as of this      day of November, 2007.

By:
Fletcher Jay McCusker
Chairman of the Board, Chief Executive Officer

By:
Michael N. Deitch
Chief Financial Officer

A-2

EXHIBIT B

Date:

The Bank of New York Trust Company, N.A., as Escrow Agent

700 S. Flower Street, Suite 500

Los Angeles, California 90017

Attention:

Re: Joint Written Instructions

Dear                     :

Reference is made to (i) the Escrow Agreement (the “Escrow Agreement”), dated as of November __, 2007, by and among The Providence Service Corporation (the “Company”), The Bank of New York Trust Company, N.A., as Escrow Agent (the “Escrow Agent”), The Bank of New York Trust Company, N.A., as Trustee and the persons and entities listed on the Schedule of Holders attached thereto as Schedule I.

In accordance with Section 5 of the Escrow Agreement, each of the undersigned hereby jointly instructs the Escrow Agent to release the Escrow Funds to the Company.

THE PROVIDENCE SERVICE CORPORATION

By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee

By:
Name:
Title:

B-1

EXHIBIT D

Registration Rights Agreement

Dated as of November     , 2007

By and among

The Providence Service Corporation

and

The Purchasers Named Herein

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into this      day of November, 2007, among The Providence Service Corporation, a Delaware corporation (the “Company”), and the purchasers named on Exhibit A of the Purchase Agreement (as defined below) (collectively, the “Purchasers”).

This Agreement is made pursuant to the Note Purchase Agreement, dated November 6, 2007, among the Company and the Purchasers, (the “Purchase Agreement”), which provides for the sale by the Company to the Purchasers of $70,000,000 aggregate principal amount of the Company’s 6.5% Convertible Senior Subordinated Notes due 2014 (the “Notes”). The Notes together with the shares of Common Stock (as defined below) into which the Notes are convertible are referred to herein as the “Securities.” In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.	Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of l934, as amended.

“1939 Act” shall mean the Trust Indenture Act of 1939, as amended.

“Additional Interest” shall have the meaning set forth in Section 2.4.

“Affiliate” shall have the meaning given to it in the Indenture.

“Acquisition Agreement” shall mean the Agreement and Plan of Merger, dated as of the date hereof, by and among Target, Sellers, the Company, PRSC Acquisition Corporation and [stockholder representative].

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 of the 1933 Act.

“Beneficially Own” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security at any time.

“Business Day” shall mean any calendar day on which the New York Stock Exchange, the NASDAQ Stock Market and the Securities and Exchange Commission are open for trading or business, as the case may be.

“Closing Date” shall have the meaning given to it in the Purchase Agreement.

“Common Stock” shall mean any shares of common stock, $0.001 par value, of the Company and any other shares of common stock as may constitute “Common Stock” for purposes of the Indenture.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Depositary” shall mean The Depository Trust Company and its successors or assigns, or any other depositary appointed by the Company, provided, however, that such appointed depositary must have an address in the Borough of Manhattan, in the City of New York, unless no such depositary is available.

“Effectiveness Period” shall have the meaning set forth in Section 2.1(c).

“Holder” shall mean any Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.

“Indenture” shall mean the Indenture, dated as of the date hereof, between the Company and The Bank of New York Trust Company, N.A., as Trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Majority Holders” shall mean Holders holding over 50% of the aggregate principal amount of the outstanding Notes constituting Registrable Securities outstanding; provided, that, for the purpose of this definition, a holder of shares of Common Stock into which the Notes were converted shall be deemed to hold an aggregate principal amount of the Notes (in addition to the principal amount of Notes held by such holder) equal to the product of (A) the quotient of (x) the number of such shares of Common Stock held by such holder and (y) the conversion rate (as expressed in the number of shares of Common Stock issuable per $1,000 principal amount of the Notes) in effect at the time of the conversion of the Notes into such shares of Common Stock as determined in accordance with the Indenture and (B) $1,000, provided further, that whenever the consent or approval of the Majority Holders or of a specified percentage of the Holders of Registrable Securities is required hereunder, Notes, or Common Stock into which the Notes were converted, held by the Company or any Affiliate of the Company shall be disregarded in determining whether such consent or approval was given by the Majority Holders or such specified percentage of the Holders of Registrable Securities.

“Permitted Transfer” shall have the meaning given such term in Section 7 of the Purchase Agreement.

“Registrable Securities” shall mean (i) the Notes, (ii) the Conversion Shares issued or issuable upon conversion of the Notes and (iii) any capital stock of the Company issued or issuable, with respect to the Conversion Shares or the Notes as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversion and/or redemption of the Notes; provided, however, that such Securities shall cease to be Registrable Securities at the earliest when (i) a Shelf Registration Statement with respect to such Securities shall have become effective under the 1933 Act and such Securities shall have been sold or transferred pursuant to such Shelf Registration Statement, (ii) such Securities have been transferred in compliance with Rule 144 under the 1933 Act (or any successor provision thereto), or are transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto) or (iii) such Securities shall have ceased to be outstanding.

“Registration Default” shall have the meaning set forth in Section 2.4.

“Registration or Offering Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC registration and filing fees, (ii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement and any Prospectus, and any other documents relating to the performance of and compliance with this Agreement, (iii) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (iv) all rating agency fees, if any (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any “comfort letters” in connection with an Underwritten Offering, (vi) the reasonable fees and expenses of the Trustee, and any escrow agent or custodian, and (vii) the reasonable fees and expenses of a single counsel to the Holders in connection with the Shelf Registration Statement (not to exceed in the aggregate $10,000) and in connection with an Underwritten Offering (not to exceed in the aggregate $50,000 for each Underwritten Offering), which counsel shall be selected by the Majority Holders and designated in writing to the Company, but excluding any underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder and, except as provided under clause (vii) above, excluding all expenses and fees for all counsel and other professionals representing the Holders.

“Rule 144A” means Rule 144A under the 1933 Act.

“SEC” shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Shelf Effectiveness Deadline” shall have the meaning set forth in Section 2.1(a).

“Shelf Filing Deadline” shall have the meaning set forth in Section 2.1(a).

“Shelf Registration” shall mean a registration effected pursuant to Section 2.1.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2.1 of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein; provided, however, that a registration statement shall not be deemed a Shelf Registration Statement until such time as it includes a Prospectus relating to the Securities.

“Suspension Period” shall have the meaning set forth in Section 2.5.

“Target” shall have the meaning set forth in the Purchase Agreement.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall mean an underwriter, as defined in the 1933 Act, of the Securities in connection with an offering thereof under a Shelf Registration Statement.

“Underwritten Offering” shall have the meaning set forth in Section 5(a).

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 of the 1933 Act.

2.	Registration Under the 1933 Act.

2.1 Shelf Registration.

(a) The Company (i) shall, at its cost, no later than 45 calendar days following the Closing Date (the “Shelf Filing Deadline”), file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders that have provided the Questionnaire and the other information pursuant to Section 2.1(d) and (ii) shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the 1933 Act as soon as practicable and in any event by the later of (x) 90 calendar days following the Closing Date, (y) 45 calendar days following either the consummation of the acquisition pursuant to the Acquisition Agreement or the termination of the Acquisition Agreement, or (z) if on the last date in (x) above, the Company would be required to include or incorporate by reference on a Form S-3 financial statements for the year ended December 31, 2007 and the Company has not yet filed its Form 10-K, the 5th calendar day after the earlier of the day on which such Form 10-K is filed or is required to be filed with the SEC (collectively, the “Shelf Effectiveness Deadline”). The Shelf Registration Statement shall contain (except if otherwise directed by the

Majority Holders) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A, subject to any changes the Company reasonably deems necessary or appropriate to satisfy any comments with respect to the Shelf Registration Statement (oral or written) from the SEC. If the Company is a Well-Known Seasoned Issuer at the time of filing the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an Automatic Shelf Registration Statement. The Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Shelf Registration Statement with the time periods preceded by such Rule.

(b) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Majority Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Shelf Registration Statement then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(c) The Company shall, at its cost, use commercially reasonable efforts, subject to Section 2.5, to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders until the earlier of (i) such time as all of the Securities cease to be Registrable Securities and (ii) the date that is two years after the last day of original issuance of the Securities (the “Effectiveness Period”).

(d) Notwithstanding any other provision hereof, no Holder of Registrable Securities may include any of its Registrable Securities in the Shelf Registration Statement pursuant to this Agreement unless the Holder furnishes to the Company a fully completed notice and questionnaire in the form attached hereto as Exhibit B (the “Questionnaire”) and such other information in writing as the Company may reasonably request in writing for use in connection with the Shelf Registration Statement or Prospectus included therein and in any application to be filed with or under state securities laws. At least 30 days prior to the filing of the Shelf Registration Statement, the Company will provide notice to the Holders of its intention to file the Shelf Registration Statement; provided, however, that if the Company elects to register the Registrable Securities pursuant to a Prospectus to a Shelf Registration Statement that has already been declared effective, the Company will provide notice to the Holders of its intention to file the initial Prospectus at least 20 days prior to such filing. In order to be named as a selling securityholder in the Shelf Registration Statement or Prospectus at the time of effectiveness of the Shelf Registration Statement or such Prospectus, as applicable, each Holder must no later than 20 days following notice by the Company of such filing, furnish in writing the completed Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company and the Company will include the information from the completed Questionnaire and such other information, if any, in the Shelf Registration Statement and the Prospectus, as necessary and in a manner, so that upon effectiveness of the Shelf Registration Statement the Holder will be permitted to deliver the Prospectus to purchasers of the Holder’s Registrable Securities. From and after the date that the

Shelf Registration Statement becomes effective, upon receipt of a completed Questionnaire and such other information that the Company may reasonably request in writing, if any, the Company will use commercially reasonable efforts to file within 10 Business Days any amendments or supplements to the Shelf Registration Statement necessary for such Holder to be named as a selling securityholder in the Prospectus contained therein to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Securities (subject to the Company’s right to suspend the Shelf Registration Statement as described in Section 2.5 below); provided, however, that the Company shall not be required to filed more than one post-effective amendment to the Shelf Registration Statement in any calendar quarter for all such Holders. Holders that do not deliver a completed written Questionnaire and such other information, as provided for in this Section 2.1(d), will not be named as selling securityholders in the Prospectus. Each Holder named as a selling securityholder in the Prospectus agrees to promptly furnish to the Company in writing all information required to be disclosed in order to make information previously furnished to the Company by the Holder not materially misleading and any other information regarding such Holder and the distribution of such Holder’s Registrable Securities as the Company may from time to time reasonably request in writing.

(e) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus it will do so only in accordance with Section 2.1(d) and subject to Section 2.5. Each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, a Prospectus (excluding those materials incorporated by reference therein) to the purchaser thereof, unless exempted from such prospectus delivery requirements.

The Company agrees to supplement or amend the Shelf Registration Statement if required by the 1933 Act or the rules and regulations thereunder or by the instructions applicable to the registration form used by the Company, or to the extent the Company does not reasonably object, as reasonably requested by the Purchasers with respect to information relating to such Purchasers or by the Trustee on behalf of the Holders covered by such Shelf Registration Statement with respect to information relating to such Holders, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after it is used or filed with the SEC.

2.2 Expenses. The Company shall pay all Registration and Offering Expenses in connection with the registration pursuant to Section 2.1. Each Holder shall pay all underwriting and placement discounts and commissions, agency and placement fees, brokers commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities.

2.3 Effectiveness. After a Shelf Registration Statement is effective, if the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume.

2.4 Interest. In the event that (a) a Shelf Registration Statement has not been filed by the Shelf Filing Deadline, (b) a Shelf Registration Statement has not become effective by the Shelf Effectiveness Deadline, (c) after the Shelf Registration Statement has become effective, subject to Section 2.5, the Shelf Registration Statement fails to be effective or usable by the Holders without being succeeded within seven business days by a post-effective amendment or a report filed with the SEC pursuant to the 1934 Act that cures the failure to be effective or usable or (d) the Shelf Registration Statement is unusable by the Holders for any reason, and the number of days for which the Shelf Registration Statement shall not be usable exceeds any Suspension Period permitted by Section 2.5 hereunder (each such event being a “Registration Default”), additional interest (“Additional Interest”), will accrue on the Notes that are Registrable Securities at a rate per annum of 0.50% of the principal amount of the Notes that are Registrable Securities, payable periodically on May 15 and November 15 each year; provided, however, that, in no event shall Additional Interest accrue at a rate per annum exceeding 0.50% of the principal amount of the Notes that are Registrable Securities; provided further that no Additional Interest shall accrue under clauses (c) and (d) above with respect to any Holder that (x) does not deliver to the Company a completed Questionnaire and such other information that the Company may reasonably request, if any, as provided for in Section 2.1(d), and (y) is not named as a selling securityholder in the Shelf Registration Statement. Notwithstanding the foregoing, in no event will Additional Interest be payable in connection with a Registration Default relating to a failure to register the Common Stock into which the Notes are convertible; for the avoidance of doubt, if none of the Securities are registered then Additional Interest only will be payable in connection with the Registration Default relating to the failure to register the Notes. Upon the cure of all Registration Defaults then continuing, the accrual of Additional Interest will automatically cease and the interest rate borne by the Notes will revert to the original interest rate at such time. Additional Interest shall be computed based on the actual number of days elapsed in each six-month period between payment dates in which the Shelf Registration Statement is not effective or is unusable. Holders who have converted Notes into Common Stock will not be entitled to receive any Additional Interest with respect to such Common Stock or the principal amount of the Notes converted.

The Trustee shall be entitled, but shall not be obligated, on behalf of the Holders of Registrable Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Interest. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which Additional Interest are expressly provided shall be such Additional Interest. Nothing shall preclude a Holder of Registrable Securities from pursuing or obtaining specific performance or equitable relief with regard to this Agreement. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the Registration Default to but excluding the day on which the Registration Default is cured.

A Registration Default under clause (a) above shall be cured on the date that the Shelf Registration Statement is filed with the SEC. A Registration Default under clause (b) above shall be cured on the date that the Shelf Registration Statement becomes effective. A Registration Default under clauses (c) or (d) above shall be cured on the date an amended Shelf Registration Statement becomes effective or the Company otherwise declares the Shelf Registration Statement and the Prospectus useable, as applicable.

The parties agree that the Additional Interest provided for in this Section 2.4 constitutes a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities and does not constitute a penalty.

2.5 Suspension. Notwithstanding any other provision hereof, the Company may suspend the use of any Prospectus, without incurring or accruing any obligation to pay Additional Interest pursuant to Section 2.4, for a period not to exceed 30 days in any 90-day period or an aggregate of 90 days in any 360-day period (each, a “Suspension Period”), if the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including without limitation plans for a registered public offering, an acquisition or other proposed or pending corporate developments and similar events or because of filings with the SEC, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension (provided that in each notice the Company will not disclose the content of such material, non-public information to the Holders), which notice need not specify the nature of the event giving rise to such suspension (and, upon receipt of such notice, each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Holder is advised in writing that the Prospectus may be used, which notice the Company agrees to provide promptly following the lapse of the event or circumstances giving rise to such suspension). Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Prospectus (including, without limitation, the fact of the suspension), except as required by applicable law.

2.6 Underwriter. Neither the Company nor any Subsidiary (as defined in the Purchase Agreement) nor affiliate thereof shall identify any Holder as an underwriter in any public disclosure or filing with the SEC or The NASDAQ Global Select Market; provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” section attached hereto as Exhibit A in the Shelf Registration Statement.

3.	Registration Procedures.

In connection with the obligations of the Company with respect to the Shelf Registration, the Company shall:

(a) at a reasonable time prior to filing the Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to the Shelf Registration Statement or amendment or supplement to such Prospectus (other than amendments and supplements that do nothing more than name Holders and provide information with respect thereto), (i) furnish to the Purchasers or any Underwriter or designee thereof and one special counsel to the Purchasers or any Underwriter or designee thereof copies of all such documents proposed to be filed, (ii) use commercially reasonable efforts to address in each such document when so filed with the SEC such comments as the Purchasers or any Underwriter or designee thereof and such special counsel to the Purchasers or any Underwriter or designee thereof reasonably shall propose within three (3) Business Days of the delivery of such copies to the Purchasers or any Underwriter or designee thereof and counsel to the Purchaser or any Underwriter or designee thereof and (iii) not file any Shelf Registration Statement or amendment or supplement thereto in a form to which counsel to a majority of the Holders (as designated in writing to the Company) reasonably objects. In addition, if any Holder that has provided the Questionnaire and the other information required by Section 2.1(d) shall so request in writing, a reasonable time prior to filing any such documents, the Company shall furnish to such Holder copies of all such documents proposed to be filed and use commercially reasonable efforts to reflect in each such document when so filed with the SEC such comments as such Holder reasonably shall propose within three (3) Business Days of the delivery of such copies to such Holder;

(b) ensure that each Shelf Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(c) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary under applicable law to keep the Shelf Registration Statement effective for the Effectiveness Period, subject to Section 2.5; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed in compliance with Rule 424 (or any similar provision then in force) under the 1933 Act and use commercially reasonable efforts to comply during the Effectiveness Period with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder required to enable the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended method or methods of distribution (as provided to the Company in the Questionnaires) by the selling Holders thereof;

(d) (i) notify each Holder of Registrable Securities of the filing of a Shelf Registration Statement or any post-effective amendment to a Shelf Registration Statement and of when any such Shelf Registration Statement or any post-effective amendment to a Shelf Registration Statement has become effective; (ii) during the Effectiveness Period, furnish to each Holder of Registrable Securities that has provided the Questionnaires and the information required by Section 2.1(d) and to each Underwriter, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request in writing, including financial statements and schedules and, if such Holder or Underwriter so requests, all exhibits thereto in connection with the sale or other disposition of the Registrable Securities; and (iii) subject to Section 2.5 and to any notice by the Company in accordance with Section 3(f) of the existence of any fact of the kind described in Sections 3(f)(i), (ii), (iii), (iv) and (v), hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders and

Underwriters of Registrable Securities that has provided the Questionnaire and the other information required by Section 2.1(d) in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein;

(e) use commercially reasonable efforts to register or qualify or cooperate with the Holders and Underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Shelf Registration Statement and each Underwriter shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and Underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(f) notify as promptly as reasonably practicable each Holder of Registrable Securities under a Shelf Registration that has provided the Questionnaire and the other information required by Section 2.1(d) and, if requested by such Holder, confirm such advice in writing promptly (i) of any request, following the effectiveness of the Shelf Registration Statement under the 1933 Act, by the SEC or any state securities authority for post-effective amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) of the occurrence (but not the nature of or details concerning) of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading, (provided, however, that no notice by the Company shall be required pursuant to this clause (iii) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate 1934 Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information that results in such Shelf Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein not misleading), (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of any determination by the Company that a post-effective amendment to such Shelf Registration Statement would be required by applicable law;

(g) provided a Holder then holds at least $25 million aggregate principal amount of Registrable Securities, as promptly as reasonably practicable furnish to such Holder and any Underwriter or designee thereof on behalf of the Holders and one counsel to the Holder selected by the Majority Holders (i) copies of any comment letters received from the SEC with respect to a Shelf Registration Statement or any documents incorporated therein and (ii) any other request by the SEC or any state securities authority for amendments or supplements to a Shelf Registration Statement and Prospectus or for additional information with respect to the Shelf Registration Statement and Prospectus;

(h) use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Shelf Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued use commercially reasonable efforts to obtain the withdrawal of any such order or suspension at the earliest practicable moment or, if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period;

(i) upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(f)(i), (ii), (iii), (iv) and (v), as promptly as practicable after the occurrence of such an event, use commercially reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder that has provided the Questionnaire and the other information required by Section 2.1(d) of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(j) (i) use commercially reasonable efforts to cause the Indenture to be qualified under the 1939 Act in connection with the registration of the Registrable Securities, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the 1939 Act, and (iii) execute, and use commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(k) use commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed;

(l) make generally available to its security holders, as soon as reasonably practicable, earning statements covering at least 12 months (which need not be audited) satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

(m) make a commercially reasonable effort to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc., if any.

(n) furnish to each Holder whose Registrable Securities are included in any Shelf Registration Statement, without charge, to the extent requested by a Holder, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Shelf Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Shelf Registration Statement, ten (10) copies of the prospectus included in such Shelf Registration Statement and all amendments and supplements thereto (or such other number of copies as such Holder may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder.

(o) Within two (2) Business Days after a Shelf Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Shelf Registration Statement) confirmation that such Shelf Registration Statement has been declared effective by the SEC.

(p) The Company shall cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Shelf Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as the Holders may request.

Without limiting the provisions of Section 2.1(d), the Company may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. Each Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading, any other information regarding such Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Prospectus or Shelf Registration Statement under applicable law or pursuant to SEC comments and any information otherwise reasonably required by the Company to comply with applicable law or regulations.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(f)(i), (ii), (iii), (iv) and (v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus included in the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) or written notice from the Company that the Shelf Registration Statement is again effective and no amendment or supplement is needed, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

4.	Reports Under the 1934 Act.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

5.	Indemnification; Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Purchaser, each Holder who provided the Questionnaire and the other information to the Company in accordance with Section 2.1(d), and each of their respective directors, officers and employees and agents and each Person, if any, who controls such Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each of the foregoing is referred to herein as an “indemnified party”) (i) against any loss, claim, damage, liability or expense, as incurred, to which such indemnified party may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (z) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, and any other federal or state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Shelf Registration Statement (the matters in the foregoing clauses (x) through (z) being collectively, “Violations”); (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any Violation; provided, that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Company; and (iii) against any and all reasonable out-of-pocket expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any Violation, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; and to reimburse each indemnified party for any and all expenses (including the fees and disbursements of counsel chosen by the indemnified parties) as such expenses are reasonably incurred by such indemnified party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, (A) arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any indemnified party expressly for use in the Shelf Registration Statement (or any amendment or supplement thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (B) as is finally judicially determined to have resulted from the gross negligence, willful misconduct or bad faith of an indemnified party. The indemnity agreement set forth in this Section 5(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification by the Holders. Each Holder who has provided the Questionnaire and the other information to the Company in accordance with Section 2.1(d), severally, but not jointly, agrees to indemnify and hold harmless the Company, each Purchaser and the other selling Holders who have provided the Questionnaire and the other information to the Company in accordance with Section 2.1(d), and each of their respective directors, officers, employees and agents and each Person, if any, who controls the Company, any Purchaser or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by or on behalf of such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto), such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (1) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (2) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 5(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the indemnifying parties on the one hand and the indemnified parties and the Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any reasonable out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Securities sold by such Holder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 5, each director, officer, employee and agent of Holder, or each Person, if any, who controls any Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Holder, and each director, officer, employee or agent of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

6.	Underwritten Offerings

(a) With the prior consent of the Company, which consent shall not be unreasonably withheld, Holders of at least $25 million in aggregate principal amount of the Notes may sell Registrable Securities (in whole or in part) in a registration in which such securities are sold to an underwriter for reoffering to the public pursuant to the Shelf Registration Statement (an “Underwritten Offering”). Upon receipt of such a request, the Company shall provide all Holders written notice of the request, which notice shall inform such Holders that they have the opportunity to participate in the Underwritten Offering. In any such Underwritten Offering, the Underwriters will be selected by, and the underwriting arrangements with respect thereto (including the size of the offering) will be approved by the Majority Holders of the Registrable Securities to be included in such offering; provided, however, that such Underwriters and underwriting arrangements must be reasonably satisfactory to the Company. No Holder may participate in any Underwritten Offering contemplated hereby unless (a) such Holder agrees to sell such Holder’s Registrable Securities to be included in the Underwritten Offering in accordance with any approved underwriting arrangements, (b) such Holder completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements, and (c) if such Holder has not already done so, such Holder returns a completed and signed Notice and Questionnaire to the Company in accordance with Section 2.1(c) hereof within a reasonable amount of time before such Underwritten Offering. Notwithstanding the foregoing, upon receipt of a request from the Underwriters or a representative of holders of a majority of the Registrable Securities to be included in an Underwritten Offering to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an Underwritten Offering, the Company may delay the filing of any such amendment or supplement for up to 30 days if the Board of Directors of the Company shall have determined in good faith that the Company has a bona fide business reason for such delay.

(b) To the extent the Shelf Registration Statement is effective and available for use at the time of any proposed sale or offer of any Securities by any Purchaser participating in such Underwritten Offering, each such Purchaser agrees that the sale and offer of such Securities made by it shall be made pursuant to such effective Shelf Registration Statement such that the transferee of such Securities will receive unrestricted Securities.

(c) In furtherance of the Company’s undertakings, and subject to the limitations, in Section 5(a), the Company agrees to use commercially reasonable efforts to enter into such customary agreements (on terms reasonably acceptable to the Company) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of the Registrable Securities being offered and sold in an Underwritten Offering in which the Company provides cooperation, including, but not limited to:

(i) obtaining opinions of counsel to the Company and updates thereof addressed to each selling Purchaser and the Underwriters covering matters as are customarily requested in opinions covering secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

(ii) obtaining “comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Shelf Registration Statement) addressed to the Underwriters, and use commercially reasonable efforts to have such letter addressed to the selling Purchasers (to the extent consistent with AU 722, Interim Financial Information, of the Public Company Accounting Oversight Board (United States), such letters covering matters as are customarily requested in comfort letters covering secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

(iii) making reasonably available for inspection by each Purchaser and the Underwriters participating in any Underwritten Offering, and any attorney, accountant or other agent retained by any such Purchaser or Underwriter all relevant financial and other records and pertinent corporate documents of the Company as are customarily made available in secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

(iv) causing the Company’s officers, directors, employees, accountants and auditors to supply all relevant information, and causing appropriate persons to be reasonably available for discussions concerning such documents, as reasonably requested by any such Purchaser, Underwriter, attorney, accountant or agent in connection with any such Underwritten Offering as is customary for similar due diligence examinations;

(v) delivering such documents and certificates to the Purchasers and the Underwriters as may be reasonably requested by such Purchasers or Underwriters and as are customarily delivered in secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

(vi) making appropriate members of senior management reasonably available to participate in conference calls with potential investors and make presentations to ratings agencies as is reasonably necessary and customary in secondary resale offerings of companies of comparable size, maturities and lines of business as the Company; and

(vii) if an underwriting or purchase, sale or agency agreement is entered into, causing the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 with respect to the Underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any Underwriters, in the form customarily provided to such Underwriters in similar types of transactions.

In connection with any Underwritten Offering in which the Company provides assistance to the Purchasers or the Underwriters thereto, the Company may require each Purchaser or Underwriter, and their attorneys, accountants or agents retained by them, to maintain in confidence and not to disclose to any other person any information or records provided as part of such assistance and reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), or (C) such information is required to be set forth in the Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or (D) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or other confidentiality obligations or duties, as the case may be.

7.	Miscellaneous.

7.1 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The rights granted to the Holders hereunder do not for the term of this Agreement conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

7.2 Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided, however, that no amendment, qualification, supplement, waiver or consent with respect to Sections 2.4 and 5 hereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 7.2 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of each Holder, except that any provision of this Section 6.2 which provides that an amendment to this Agreement may be made upon the written consent of the Majority Holders may itself be amended, qualified, modified or supplemented, and waivers or consents to departures from any such provision may be given if the Company obtains the written consent of the Majority Holders; and provided further, that any amendment to this Agreement that disproportionately adversely affects any Holder shall require the prior written consent of such Holder. Notwithstanding the foregoing (except the foregoing provisos), (i) a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of the Registrable Securities being sold rather than registered under such Shelf Registration Statement and (ii) this Agreement may be amended by a written agreement between the Company and the Purchasers, without the consent of the Holders of the Registrable Securities, in order to cure any ambiguity or to correct or supplement any provision contained herein, provided that no such amendment shall adversely affect the interest of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any amendment, modification, waiver or consent pursuant to this Section 7.2, shall be bound by such amendment, modification, waiver or consent, whether or not any notice or writing indicating such amendment, modification, waiver or consent is delivered to such Holder.

7.3 Notices. All notices, consents and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (a) if to a Holder, in the manner set forth in Section 12.03(b) of the Indenture; and (b) if to the Company, initially at the Company’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 7.3

All such notices and communications shall be deemed to have been duly given when delivered in person or by private courier with receipt, if telefaxed when verbal or email confirmation from the recipient is received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid.

Copies of all such notices, demands, or other communications to any Holder shall be deemed to have been duly given, if such notice has been duly given to the Trustee under the Indenture, at the address specified in such Indenture.

7.4 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that, nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

7.5 Third Party Beneficiaries. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

7.6 Specific Enforcement. Without limiting the remedies available to the Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2.1 may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Purchaser or any Holder may seek such relief as may be required to specifically enforce the Company’s obligations under Sections 2.1; provided, however, that without limiting the ability of the any Holder to specifically enforce such obligations, with respect to the terms of this Agreement for which Additional Interest pursuant to Section 2.4 is expressly provided as a remedy for a violation of such terms, such Additional Interest shall be the sole remedy for such violation.

7.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.9 GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

7.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE PROVIDENCE SERVICE CORPORATION

By:
Name:
Title:

Confirmed and accepted as of the date first above written:
[PURCHASER]

By:
Name:
Title:

[PURCHASER]

By:
Name:
Title:

[PURCHASER]

By:
Name:
Title:

EXHIBIT A

SELLING SECURITYHOLDERS

The shares of common stock that may be offered pursuant to this prospectus will be offered by the selling securityholders. For additional information regarding the issuance of the shares of common stock and the notes upon conversion of which such shares are issuable, see “Private Placement of Convertible Notes” above. We are registering the notes and shares of common stock issuable upon conversion of notes in order to permit the selling stockholders to offer the shares of common stock issuable upon conversion of the notes for resale from time to time. Except for the ownership of the notes issued pursuant to the Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The following table sets forth the selling securityholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling securityholders. The second column lists the number of shares of common stock beneficially owned by each selling securityholder, based on its ownership of the notes, as of             , 200  , assuming conversion of all notes held by the selling securityholders on that date, without regard to any limitations on conversions.

The third column lists the shares of common stock being offered by this prospectus by each selling securityholder.

In accordance with the terms of a registration rights agreement among the Company and the selling securityholders, this prospectus generally covers the resale of the number of shares of common stock issued or issuable upon conversion of the notes as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the conversion price of the notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares of common stock offered by the selling securityholders pursuant to this prospectus.

Under the terms of the notes, a selling securityholder may not convert the notes to the extent such conversion would cause such selling securityholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding shares of common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of the notes which have not been converted. The number of shares in the third column does not reflect this limitation. The selling securityholders may sell all, some or none of their shares of common stock issuable upon conversion of the notes in this offering. See “Plan of Distribution.”

A-1

Name of Selling Securityholder	Principal Amount at Maturity of Notes Beneficially Owned Prior to Offering	Number of Shares Owned Prior to Offering	Maximum Number of Notes to be Sold Pursuant to this Prospectus	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Notes Owned After Offering	Number of Shares Owned After Offering
Steelhead Investments Ltd. (1)						0

(1)	HBK Investments L.P. may be deemed to have sole voting and sole dispositive power over the securities pursuant to an Investment Management Agreement between HBK Investments L.P. and Steelhead Investments Ltd. Additionally, the following individuals may be deemed to have control over HBK Investments L.P.: Kenneth M. Hirsh, Laurence H. Lebowitz, William E. Rose, David C. Haley and Jamiel A. Akhtar. Steelhead Investments Ltd. is an affiliate of a registered broker-dealer and has represented to the Company that it acquired the securities in the ordinary course of business and, at the time of the purchase of the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

A-2

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of convertible notes to permit the resale of these shares of common stock by the holders of the notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of common stock issuable upon conversion of the notes. We will bear all fees and expenses incident to our obligation to register the shares of common stock issuable upon conversion of the notes.

The selling securityholders may sell all or a portion of the shares of common stock issuable upon conversion of the notes beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock issuable upon conversion of the notes are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock issuable upon conversion of the notes may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

A-3

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling common stock issuable upon conversion of the notes to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the notes or such common stock, as applicable, for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock issuable upon conversion of the notes or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock issuable upon conversion of the notes in the course of hedging in positions they assume. The selling securityholders may also sell shares of common stock issuable upon conversion of the notes short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge the notes or shares of common stock issuable upon conversion of the notes to broker-dealers that in turn may sell such shares.

The selling securityholders may pledge or grant a security interest in some or all of the notes or shares of common stock issuable upon conversion of the notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock issuable upon conversion of the notes from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the notes and shares of common stock issuable upon conversion of the notes in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer participating in the distribution of the shares of common stock issuable upon conversion of the notes may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

A-4

Under the securities laws of some states, the shares of common stock issuable upon conversion of the notes may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock issuable upon conversion of the notes may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the shares of common stock issuable upon conversion of the notes registered pursuant to the registration statement, of which this prospectus forms a part.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock issuable upon conversion of the notes by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock issuable upon conversion of the notes to engage in market-making activities with respect to the shares of common stock issuable upon conversion of the notes. All of the foregoing may affect the marketability of the shares of common stock issuable upon conversion of the notes and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock issuable upon conversion of the notes.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[    ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock issuable upon conversion of the notes will be freely tradable in the hands of persons other than our affiliates.

A-5

EXHIBIT B

SELLING SECURITYHOLDER QUESTIONNAIRE

The undersigned beneficial owner (the “Selling Securityholder”) of the 6.5% Convertible Senior Subordinated Notes due 2014 (the “Notes”) of The Providence Service Corporation (the “Company”) or the shares of the Company’s Common Stock, par value $0.001 per share, issuable upon conversion of the Notes (the “Common Stock” and, together with the Notes, the “Registrable Securities”) hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Selling Securityholder Questionnaire, understands that it will be bound by the terms and conditions of this Selling Securityholder Questionnaire and the Registration Rights Agreement, dated as of November     , 2007, among the Company and the Purchasers thereto.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company’s directors, the Company’s officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Selling Securityholder Questionnaire. The undersigned hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

(1)	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

(2)	Address for Notices to Selling Securityholder:

Telephone (including area code):
Fax (including area code):
Contact Person:

(3)	Beneficial Ownership of Registrable Securities:

	(a)	Type and Principal Amount/Number of Registrable Securities beneficially owned:

	(b)	CUSIP No(s). of such Registrable Securities beneficially owned:

(4)	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).

	(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

	(b)	CUSIP No(s). of such Other Securities beneficially owned:

(5)	Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(6)	Is the Selling Securityholder a registered broker-dealer?

	Yes No	☐ ☐

If “Yes”, please answer subsection (a) and subsection (b):

		(a)	Did the Selling Securityholder acquire the Registrable Securities as compensation for underwriting/broker-dealer activities to the Company?

Yes ☐ No ☐

		(b)	If you answered “No” to question 6(a), please explain your reason for acquiring the Registrable Securities:

(7)	Is the Selling Securityholder an affiliate of a registered broker-dealer?

	Yes No	☐ ☐

If “Yes”, please identify the registered broker-dealer(s), describe the nature of the affiliation(s) and answer subsection (a) and subsection (b):

		(a)	Did the Selling Securityholder purchase the Registrable Securities in the ordinary course of business (if no, please explain)?

Yes ☐ No ☐ Explain:

		(b)	Did the Selling Securityholder have an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities at the same time the Registrable Securities were originally purchased (if yes, please explain)?

Yes ☐ Explain: No ☐

(8)	Is the Selling Securityholder a non-public entity?

	Yes No	☐ ☐

If “Yes”, please answer subsection (a):

		(a)	Identify the natural person or persons that have voting or investment control over the Registrable Securities that the non-public entity owns:

(9)	Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder (including its donees and pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, in accordance with the Registration Rights Agreement, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve cross or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging positions they assume. The undersigned Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

The undersigned Selling Securityholder acknowledges that it understands its obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Agreement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

In the event the undersigned transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company other than pursuant to the Shelf Registration Statement, the undersigned agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Selling Securityholder Questionnaire and the Registration Rights Agreement.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law or by the staff of the Commission for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at anytime while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery to the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

Once this Selling Securityholder Questionnaire is executed by the undersigned and received by the Company, the terms of this Selling Securityholder Questionnaire, and the representations, warranties and agreements contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the undersigned with respect to the Registrable Securities beneficially owned by the undersigned and listed in Item (3) above. This Selling Securityholder Questionnaire shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Selling Securityholder Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Beneficial Owner

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED

SELLING SECURITYHOLDER QUESTIONNAIRE TO THE COMPANY AT:

THE PROVIDENCE SERVICE CORPORATION

5524 East Fourth Street

Tucson, Arizona 85711

Fax: (    )     -

Attn:

EXHIBIT E

OPINION OF COUNSEL

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Company’s most recent filing on Form 10-K with the Securities and Exchange Commission (the “SEC”).

2.	To our knowledge, based solely on our review of certificates of public officials, the Company is duly qualified as a foreign corporation for the transaction of business and is in good standing in the States of Arizona, Kentucky and Texas.

3.	The Company has an authorized equity capitalization as set forth in its Second Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Company’s registration statement on Form S-1 (No. 333-106286).

4.	The shares of Common Stock initially issuable upon conversion of the Notes (the “Conversion Shares”) have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued and fully paid and non-assessable; and free of any preemptive or similar rights contained in the Certificate of Incorporation or Bylaws.

5.	The Note Purchase Agreement has been duly authorized, executed and delivered by the Company.

6.	The Notes being issued on the date hereof have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and issued and delivered to the Purchasers against payment of the purchase price therefor specified in the Note Purchase Agreement in accordance with the terms of the Note Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

7.	The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

8.	The Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

9.	The Escrow Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

10.	To our knowledge, except as disclosed in the SEC Reports, there are no pending actions, suits or proceedings to which the Company is a party nor are there any such actions, suits or proceedings overtly threatened in writing against the Company that would have a material adverse effect on the business, results of operations, or financial condition of the Company and the Subsidiaries, taken as a whole.

11.	The Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

12.	The issuance and sale of the Notes being delivered on the date hereof, the issuance of the Conversion Shares (assuming conversion on the date hereof pursuant to the terms of the Securities), and the execution, delivery and performance by the Company of its obligations under the Indenture, the Securities, the Note Purchase Agreement, the Escrow Agreement and the Rights Agreement and the consummation of the transactions therein contemplated do not conflict with and do not result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default under, any Reviewed Agreement listed on Exhibit A hereto, nor will such actions result in any violation by the Company of (i) the Certificate of Incorporation or the Bylaws, (ii) any U.S. federal or New York or Delaware (under the DGCL) state statute that an attorney practicing in the State of New York or the State of Delaware exercising reasonable diligence would recognize as being applicable to transactions of the type contemplated by the Transaction Documents, or (iii) any rule or any order, judgment, decree or regulation known to us of any U.S. federal or New York or Delaware (under the DGCL) state court or governmental agency or body having jurisdiction over the Company or any of its properties.

13.	Assuming the filing of the Form D in accordance with Regulation D under the Securities Act, no consent, approval, authorization, order, registration or qualification of or with any U.S. federal or New York or Delaware (under the DGCL) state court or governmental agency or body is required for the issue and sale of the Securities on the date hereof or the consummation by the Company of the transactions contemplated by the Rights Agreement, the Note Purchase Agreement, the Escrow Agreement or the Indenture, except (i) such as may have been obtained or made under the Securities Act of 1933, as amended (the “Securities Act”) or the Trust Indentures Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and the issuance of the Conversion Shares upon conversion of the Securities and (iii) with respect to the Company’s obligations to file a registration statement under the Rights Agreement (as to which, in each case, we express no opinion).

14.

Assuming the filing of a Form D in accordance with Regulation D under the Securities Act, no registration of the Notes or the Conversion Shares under the Securities Act is required for the offer, sale and delivery of the Notes by the Company to the Holder pursuant to the Note Purchase Agreement (it being understood that no opinion is expressed as to any resale of either the Notes or the Common Stock issuable upon conversion of the Notes).

EXHIBIT F

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2007

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission File No. 000-50364

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	86-0845127
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona	85711
(Address of principal executive offices)	(Zip code)

(520) 747-6600

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    ☒  Yes    ☐  No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐    Accelerated filer  ☒    Non-accelerated filer  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    ☐  Yes    ☒  No

As of November 2, 2007, there were outstanding 11,723,278 shares (excluding treasury shares of 612,026) of the registrant’s Common Stock, $0.001 par value per share.

PART I—FINANCIAL INFORMATION

Item 1.	Financial Statements.

The Providence Service Corporation

Consolidated Balance Sheets

	December 31, 2006	September 30, 2007
	(Note 1)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$40,702,730	$37,723,541
Accounts receivable - billed, net of allowance of $5.3 million and $1.2 million	36,148,148	44,720,180
Accounts receivable - unbilled	2,134,364	1,506,435
Management fee receivable	7,341,794	9,390,720
Other receivables	881,464	3,047,438
Restricted cash	2,299,733	3,236,511
Prepaid expenses and other	4,283,997	8,038,029
Notes receivable	974,643	393,198
Deferred tax assets	965,903	1,261,477

Total current assets	95,732,776	109,317,529
Property and equipment, net	2,783,651	4,044,806
Notes receivable, less current portion	739,406	895,033
Goodwill	56,656,263	64,238,552
Intangible assets, net	29,037,131	32,053,884
Restricted cash, less current portion	6,211,000	6,211,000
Other assets	1,174,654	1,412,099

Total assets	$192,334,881	$218,172,903

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,902,284	$2,702,003
Accrued expenses	21,587,743	16,262,101
Deferred revenue	790,582	1,517,735
Reinsurance liability reserve	2,986,187	4,280,277
Current portion of long-term obligations	332,379	3,750,000

Total current liabilities	28,599,175	28,512,116
Deferred tax liabilities	4,060,677	3,999,677
Long-term obligations, less current portion	618,680	15,056,180

Total liabilities	33,278,532	47,567,973
Non-controlling interest	—	7,648,946
Stockholders’ equity:
Common stock: Authorized 40,000,000 shares; $0.001 par value; 12,171,127 and 12,309,804 issued and outstanding (including treasury shares)	12,171	12,310
Additional paid-in capital	141,380,761	145,250,692
Accumulated other comprehensive income (note 6)	—	896,373
Retained earnings	17,962,163	28,055,816

	159,355,095	174,215,191
Less 146,905 and 612,026 treasury shares, at cost	298,746	11,259,207

Total stockholders’ equity	159,056,349	162,955,984

Total liabilities and stockholders’ equity	$192,334,881	$218,172,903

See accompanying notes to unaudited consolidated financial statements

1

The Providence Service Corporation

Unaudited Consolidated Statements of Income

	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007
Revenues:
Home and community based services	$37,152,138	$51,761,072	$106,672,463	$153,227,446
Foster care services	5,842,226	7,022,351	16,099,070	18,544,830
Management fees	4,057,104	4,951,094	13,147,299	14,729,020

	47,051,468	63,734,517	135,918,832	186,501,296

Operating expenses:
Client service expense	36,404,338	50,311,486	102,041,817	144,706,970
General and administrative expense	5,460,849	6,806,727	16,997,517	21,784,068
Depreciation and amortization	904,363	1,165,699	2,452,628	3,201,859

Total operating expenses	42,769,550	58,283,912	121,491,962	169,692,897

Operating income	4,281,918	5,450,605	14,426,870	16,808,399

Other (income) expense:
Interest expense	102,845	479,233	720,997	812,477
Interest income	(430,469)	(334,550)	(922,333)	(977,510)

Income before income taxes	4,609,542	5,305,922	14,628,206	16,973,432
Provision for income taxes	1,861,671	2,107,640	5,915,804	6,879,779

Net income	$2,747,871	$3,198,282	$8,712,402	$10,093,653

Earnings per common share:
Basic	$0.23	$0.27	$0.78	$0.86

Diluted	$0.22	$0.27	$0.76	$0.85

Weighted-average number of common shares outstanding:
Basic	12,163,022	11,654,434	11,241,294	11,689,302
Diluted	12,297,948	12,053,284	11,464,874	11,928,636

See accompanying notes to unaudited consolidated financial statements

2

The Providence Service Corporation

Unaudited Consolidated Statements of Cash Flows

	Nine months ended September 30,
	2006	2007
Operating activities
Net income	$8,712,402	$10,093,653
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	773,857	1,006,004
Amortization	1,678,771	2,195,855
Amortization of deferred financing costs	112,785	124,916
Deferred income taxes	56,445	(182,663)
Stock based compensation	289,957	1,473,447
Excess tax benefit upon exercise of stock options	(1,839,677)	(539,601)
Reserve on note receivable	—	100,000
Changes in operating assets and liabilities, net of effects of acquisitions:
Billed and unbilled accounts receivable, net	(11,671,747)	(1,262,546)
Management fee receivable	(157,491)	(2,519,866)
Other receivable	(37,326)	(2,165,262)
Reinsurance liability reserve	1,445,072	1,294,090
Prepaid expenses and other	146,713	(3,327,418)
Accounts payable and accrued expenses	(1,233,775)	(33,606)
Deferred revenue	509,925	727,153

Net cash (used in) provided by operating activities	(1,214,089)	6,984,156
Investing activities
Purchase of property and equipment	(715,583)	(1,072,326)
Acquisition of businesses, net of cash acquired	(13,566,437)	(9,225,113)
Acquisition earn out payments	—	(8,299,460)
Restricted cash for contract performance	(3,390,000)	(936,778)
Purchase of short-term investments, net	(81,090)	(236,729)
Working capital advances to third party	(195,423)	—
Collection of notes receivable	51,487	455,188

Net cash used in investing activities	(17,897,046)	(19,315,218)
Financing activities
Repurchase of common stock	—	(10,960,461)
Proceeds from common stock issued pursuant to stock option exercise	6,368,811	1,857,022
Excess tax benefit upon exercise of stock options	1,839,677	539,601
Proceeds from common stock offering, net	59,593,251	—
Proceeds from long-term debt	—	18,750,000
Repayment of long-term debt	(17,383,981)	(894,879)
Debt financing costs	(85,796)	(33,385)

Net cash provided by financing activities	50,331,962	9,257,898

Effect of exchange rate changes on cash	—	93,975

Net change in cash	31,220,827	(2,979,189)
Cash at beginning of period	8,994,243	40,702,730

Cash at end of period	$40,215,070	$37,723,541

See accompanying notes to unaudited consolidated financial statements

3

The Providence Service Corporation

Notes to Unaudited Consolidated Financial Statements

September 30, 2007

1. Basis of Presentation

The accompanying unaudited consolidated financial statements include the accounts of The Providence Service Corporation and its wholly-owned subsidiaries, including its foreign wholly-owned subsidiary WCG International Ltd (“WCG”) (collectively, the “Company”). These financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2007.

The consolidated balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The consolidated financial statements contained herein should be read in conjunction with the audited financial statements and notes included in the Company’s annual report on Form 10-K for the year ended December 31, 2006.

2. Description of Business and Summary of Critical Accounting Estimates

Description of Business

The Company is a privatization company specializing in alternatives to institutional care. The Company responds to governmental privatization initiatives in adult and juvenile justice, corrections, social services, welfare systems, education and workforce development by providing home-based and community-based counseling services and foster care to at-risk families and children. These services are purchased primarily by state, city, and county levels of government, and are delivered under block purchase, cost based and fee-for-service arrangements. The Company also contracts with not-for-profit organizations to provide management services for a fee. As of September 30, 2007, the Company operated in 35 states, the District of Columbia and British Columbia.

Seasonality

The Company’s quarterly operating results and operating cash flows normally fluctuate as a result of seasonal variations in its business, principally due to lower client demand for the Company’s home and community based services during the holiday and summer seasons. As the Company has grown its home and community based services business, the Company’s exposure to seasonal variations has grown and will continue to grow, particularly with respect to its school based services, educational services and tutoring services. The Company experiences lower home and community based services revenue when school is not in session. The Company’s expenses, however, do not vary significantly with these changes and, as a result, such expenses may not fluctuate significantly on a quarterly basis. The Company expects quarterly fluctuations in operating results and operating cash flows to continue as a result of the uneven seasonal demand for its home and community based services. Moreover, as the Company enters new markets, it could be subject to additional seasonal variations along with any competitive response to the Company’s entry by other social services providers.

Foreign Currency Translation

The financial position and results of operations of WCG are measured using WCG’s local currency (Canadian Dollar) as the functional currency. Revenues and expenses of WCG have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gain and loss adjustments are recorded directly as a separate component of stockholders’ equity. Of the Company’s total amount of property and equipment net of accumulated depreciation at September 30, 2007, approximately $2.8 million was located domestically and $1.2 million was located in Canada. Revenues from the Company’s foreign operations for the three and nine months ended September 30, 2007 approximated $4.7 million and was attributable to the operations of WCG. Revenues from the Company’s domestic operations for the three and nine months ended September 30, 2007 approximated $59.0 million and $181.8 million, respectively.

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Restricted Cash

At December 31, 2006 and September 30, 2007, the Company had approximately $8.5 million and $9.4 million of restricted cash, respectively. Of the restricted cash amount at September 30, 2007, $175,000 served as collateral for irrevocable standby letters of credit that provide financial assurance that the Company will fulfill certain contractual obligations. Furthermore, at September 30, 2007, approximately $6.2 million served as collateral for irrevocable standby letters of credit to secure any reinsured claims losses under the Company’s general and professional liability and workers’ compensation reinsurance programs and was classified as noncurrent assets in the accompanying balance sheets. The remaining balance of approximately $3.0 million at September 30, 2007 was held in escrow to fund the Company’s obligations under arrangements with various governmental agencies through the Correctional Services Business (“Correctional Services”) the Company acquired from Maximus, Inc. in October 2006.

At September 30, 2007, approximately $6.4 million of the restricted cash was held in custody by the Bank of Tucson. In addition, the cash is restricted as to withdrawal or use and is currently invested in certificates of deposit. The remaining balance of approximately $3.0 million of the restricted cash is also restricted as to withdrawal or use, and is currently held in various non-interest bearing bank accounts related to Correctional Services.

Stock-Based Compensation Arrangements

Stock-based compensation expense charged against income for stock options and stock grants awarded subsequent to December 31, 2005 for the nine months ended September 30, 2006 and 2007 was based on the grant-date fair value adjusted for estimated forfeitures based on awards expected to vest in accordance with the provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”) and amounted to approximately $104,000 and $885,000 (net of tax of $69,000 and $616,000, respectively), respectively. SFAS 123R requires forfeitures to be estimated at the time of grant and revised as necessary in subsequent periods if the actual forfeitures differ from those estimates.

For the nine months ended September 30, 2006 and 2007, the amount of excess tax benefits resulting from the exercise of stock options was approximately $1.8 million and $540,000, respectively. These amounts are reflected as cash flows from operating and financing activities for the nine months ended September 30, 2006 and 2007 in the accompanying consolidated statements of cash flows.

Stock-based compensation expense is amortized over the vesting period of three years with approximately 37% recorded as client services expense and 63% as general and administrative expense in the Company’s consolidated income statement for the nine months ended September 30, 2007.

As of September 30, 2007, there was approximately $3.7 million of unrecognized compensation cost related to non-vested stock-based compensation arrangements granted under the 2006 Long-Term Incentive Plan (“2006 Plan”). The cost is expected to be recognized over a weighted-average period of 2.3 years. The total fair value of shares vested during the nine months ended September 30, 2007 was $1.2 million.

The fair value of each stock option awarded during the nine months ended September 30, 2007 and 2006 was estimated on the date of grant using the Black-Scholes-Merton option-pricing formula with the following assumptions:

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	Nine months ended September 30,
	2006	2007
Expected dividend yield	0.0%	0.0%
Expected stock price volatility	33.9%	34.1% -34.5%
Risk-free interest rate	5.0%	4.7% - 4.9%
Expected life of options	5	6

The risk-free interest rate was based on the U.S. Treasury security rate in effect as of the date of grant. The expected lives of options were based upon historical data. The expected stock price volatility was based on the Company’s historical data. Implied volatility was not considered.

Reinsurance and Self-Funded Insurance Programs

Reinsurance

The Company reinsures a substantial portion of its general and professional liability and workers’ compensation costs and the general and professional liability and workers’ compensation costs of certain designated entities the Company manages under reinsurance programs through its wholly-owned captive insurance subsidiary, Social Services Providers Captive Insurance Company (“SPCIC”). These decisions were made based on current conditions in the insurance marketplace that have led to increasingly higher levels of self-insurance retentions, increasing number of coverage limitations and fluctuating insurance premium rates.

The following table summarizes the Company’s insurance coverage under its reinsurance programs:

Reinsurance program	Policy year ending	Reinsurance liability (Per loss with no annual aggregate limit)	Expected loss during policy year
General and professional liability (1)	April 12, 2008	$1,000,000	$486,000
Workers’ compensation liability (2)	May 15, 2008	$250,000	$1,347,000

(1)	SPCIC reinsures the third-party insurer for general and professional liability exposures for the first dollar of each and every loss up to $1.0 million per loss and $3.0 million in the aggregate. The gross written premium for this policy is approximately $1.7 million and the cumulative reserve for expected losses since inception in 2005 of this reinsurance program at September 30, 2007 was approximately $492,000. The excess premium over the Company’s expected losses may be used to fund SPCIC’s operating expenses, any deficit arising in the workers’ compensation liability coverage, to provide for surplus reserves and to fund other risk management activities. In addition, the Company is insured under an umbrella liability insurance policy providing additional coverage in the amount of $4.0 million per occurrence and $4.0 million in the aggregate in excess of the policy limits of the general and professional liability policy.
(2)	SPCIC reinsures a third-party insurer for the first dollar of each and every loss up to $250,000 per occurrence with no annual aggregate limit. The third-party insurer provides the Company with a deductible buy back policy with a limit of $250,000 per occurrence that provides coverage for all states where coverage is required. The gross written premium for this policy is approximately $1.3 million which is ceded to SPCIC. The cumulative reserve for expected losses since inception in 2005 of this reinsurance program at September 30, 2007 was approximately $1.4 million.

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SPCIC had restricted cash of approximately $6.2 million at December 31, 2006 and September 30, 2007, which was restricted to secure the reinsured claims losses of SPCIC under the general and professional liability and workers’ compensation reinsurance programs. The full extent of claims may not be fully determined for years. Therefore, the estimates of potential obligations are based on recommendations of an independent actuary using historical data, industry data, and the Company’s experience. Although management believes that the amounts accrued for losses incurred but not reported under the terms of its reinsurance programs are sufficient, any significant increase in the number of claims or costs associated with these claims made under these programs could have a material adverse effect on the Company’s financial results.

Any obligations above the Company’s reinsurance program limits are the responsibility of the Company.

Health Insurance

The Company offers its employees an option to participate in a self-funded health insurance program. For the program year ended June 30, 2007, health claims were self-funded with a stop-loss umbrella policy with a third party insurer to limit the maximum potential liability for individual claims to $150,000 per person and for total claims up to $6.7 million. Effective July 1, 2007, the Company renewed its stop-loss umbrella policy under substantially the same terms as the prior year policy except for the maximum potential liability for total claims which may change substantially depending on member enrollment. Health insurance claims are paid as they are submitted to the plan administrator. The Company maintains accruals for claims that have been incurred but not yet reported to the plan administrator and therefore have not been paid. The incurred but not reported reserve is based on an established cap and current payment trends of health insurance claims. The liability for the self-funded health plan of approximately $746,000 and $735,000 as of December 31, 2006 and September 30, 2007, respectively, was recorded in “Reinsurance liability reserve” in the accompanying consolidated balance sheets.

The Company charges its employees a portion of the costs of its self-funded group health insurance programs, and it determines this charge at the beginning of each plan year based upon historical and projected medical utilization data. Any difference between the Company’s projections and its actual experience is borne by the Company. The Company estimates potential obligations for liabilities under this program to reserve what it believes to be a sufficient amount to cover liabilities based on its past experience. Any significant increase in the number of claims or costs associated with claims made under this program above what the Company reserves could have a material adverse effect on its financial results.

Critical Accounting Estimates

The Company has made a number of estimates relating to the reporting of assets and liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States for interim financial information. Some of the more significant estimates impact revenue recognition, accounts receivable and allowance for doubtful accounts, accounting for business combinations, goodwill and other intangible assets, loss reserves for reinsurance and self-funded insurance programs, and stock-based compensation. We have reviewed our critical accounting estimates with our board of directors, audit committee and disclosure committee.

Reclassification

Certain amounts have been reclassified in prior periods in order to conform with the current period presentation.

New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” The interpretation prescribes a recognition

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threshold and measurement attribute criteria for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company adopted FIN 48 on January 1, 2007. Upon adoption of FIN 48, the Company had no unrecognized tax benefits. The Company is not aware of any issues that would cause a significant increase to the amount of unrecognized tax benefits within the next 12 months. The Company recognizes interest and penalties as a component of income tax expense. The Company is subject to taxation in the United States, Canada and various state jurisdictions. The statute of limitations is generally three years for the United States and between eighteen months and four years for states. The Company is subject to the following material taxing jurisdictions: United States, Arizona, California, Maine, North Carolina, Pennsylvania, and Virginia. The tax years that remain open to examination by the United States, Maine, North Carolina and Virginia jurisdictions are years ended December 31, 2003, December 31, 2004, December 31, 2005, and December 31, 2006; the Arizona and California filings that remain open to examination are years ended June 30, 2003, December 31, 2003, December 31, 2004, December 31, 2005, and December 31, 2006; the Pennsylvania filings that remain open to examination are years ended December 31, 2005, and December 31, 2006.

Pending Accounting Pronouncements

FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” (“SFAS 157”) in September 2006, to define fair value and require that the measurement thereof be determined based on the assumptions that market participants would use in pricing an asset or liability and expand disclosures about fair value measurements. Additionally, SFAS 157 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances. SFAS 157 is effective for fiscal years beginning after November 15, 2007. Early application of the provisions of SFAS 157 is encouraged. The Company is evaluating the effect, if any, of adopting SFAS 157 on the Company’s consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115” (“SFAS 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The fair value option established by SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective for fiscal years beginning after November 15, 2007. Early application of the provisions of SFAS 159 is permitted. The Company is evaluating the effect, if any, of adopting SFAS 159 on its consolidated financial statements. The Company has not elected the fair value option for any financial instruments.

3. Other Receivables

Based on certain provisions of the Company’s loan and security agreement with CIT Healthcare LLC (“CIT”), a significant portion of the Company’s collections on accounts related to its operating activities are swept into lockbox accounts to insure payment of outstanding obligations to CIT. Any amounts so collected which exceed amounts due CIT under the Company’s loan and security agreement are remitted to the Company pursuant to a weekly settlement process. From time to time the Company’s reporting period cut-off date falls between settlement dates with CIT resulting in a receivable from CIT in an amount equal to the excess of collections on accounts related to the Company’s operating activities and amounts due to CIT under the Company’s loan and security agreement as of the Company’s reporting period cut-off date. As of December 31, 2006 and September 30, 2007, the amount due to the Company from CIT under this arrangement totaled approximately $828,000 and $2.3 million, respectively, and was classified as “Other receivables” in the Company’s consolidated balance sheet.

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4. Prepaid Expenses and Other

Prepaid expenses and other comprise the following:

	December 31, 2006	September 30, 2007
Prepaid payroll	$1,887,345	$1,921,033
Prepaid insurance	1,132,994	2,623,594
Prepaid rent	312,988	387,376
Prepaid taxes	40,386	2,164,012
Consulting fees receivable	500,000	—
Interest receivable	215,035	476,509
Other	195,249	465,505

Total prepaid expenses and other	$4,283,997	$8,038,029

5. Acquisitions

The following acquisitions have been accounted for using the purchase method of accounting and the results of operations are included in the Company’s consolidated financial statements from the date of acquisition. The cost of these acquisitions has been allocated to the assets and liabilities acquired based on a preliminary evaluation of their respective fair values and may change when the final valuation of certain intangible assets and deferred taxes are determined.

Effective January 1, 2007, the Company acquired all of the assets of the Behavioral Health Rehabilitation Services business of Raystown Development, Inc. (“Raystown”). The business provides in-home counseling and school based services in Pennsylvania. The purchase price consisted of cash of $500,000, of which $100,000 was placed in to escrow to cover possible indemnity obligations by the seller. The purchase price was funded by cash flow from operations. This acquisition further expands the Company’s home and community based services in Pennsylvania.

The following represents the Company’s preliminary allocation of the purchase price and associated acquisition costs:

Consideration:
Cash	$500,000
Estimated costs of acquisition	116,688

$616,688

Allocated to:
Goodwill	$445,025
Intangibles	166,093
Fixed assets	5,570

$616,688

Currently, the above goodwill is expected to be tax deductible.

On August 1, 2007, PSC of Canada Exchange Corp. (“PSC”), a wholly-owned subsidiary of the Company, acquired all of the equity interest in WCG, a Victoria, British Columbia based workforce initiative company with operations in communities across British Columbia. The purchase price included

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$10.1 million (previously reported as $9.8 million; change due to exchange rate adjustment) in cash (less certain adjustments contained in the purchase agreement) inclusive of the sellers’ investment banking fees which were reimbursed by the Company, and 287,576 exchangeable shares issued by PSC valued at approximately $7.8 million in accordance with the provisions of the purchase agreement ($7.6 million for accounting purposes). For accounting purposes the value of the exchangeable shares issued by PSC was determined based upon the product of the average market price for the Company’s common stock for the five trading days ended August 3, 2007 of $26.59 and 287,576 shares issued. The shares are exchangeable at each shareholder’s option, for no additional consideration, into unregistered shares of the Company’s common stock on a one-for-one basis (“Exchangeable Shares”) beginning after December 31, 2008. This acquisition expands the Company’s workforce development service offering and extends the Company’s geographical service delivery into Canada. The cash portion of the purchase price was funded through the Company’s acquisition line of credit.

The following represents the Company’s preliminary allocation of the purchase price and associated acquisition costs:

Consideration:
Cash	$10,064,900
Exchangeable shares	7,648,946
Estimated costs of acquisition	639,266

$18,353,112

Allocated to:
Goodwill	$7,314,449
Intangibles	4,822,910
Working capital	5,080,449
Fixed assets	1,114,762
Other assets	20,542

$18,353,112

Currently, the above goodwill is not expected to be tax deductible.

Effective May 1, 2007, the Company became the sole member of Maple Star Oregon, Inc. (“MSO”), a not-for-profit organization managed by the Company. MSO is not a federally tax exempt organization and neither the Internal Revenue Service rules governing Internal Revenue Code Section 501(c)(3) exempt organizations, nor other Internal Revenue Code sections applicable to tax exempt organizations, apply to this organization.

The following unaudited pro forma information presents a summary of the consolidated results of operations of the Company as if the acquisition of Raystown, WCG and MSO had occurred on January 1, 2006 or 2007. The pro forma financial information is not necessarily indicative of the results of operations that would have occurred had the transaction been affected on January 1, 2006 or 2007.

	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007
Revenue	$54,794,158	$65,478,233	$159,196,725	$198,987,320
Net income	$3,270,846	$3,117,854	$10,310,614	$9,533,458
Diluted earnings per share	$0.26	$0.25	$0.88	$0.78

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On May 9, 2007, the Company paid approximately $7.7 million to the sellers of W.D. Management, L.L.C. (“WD Management”) under contingent consideration provisions of the associated purchase agreement. The fair value of the identifiable assets acquired in this transaction exceeded that portion of the purchase price paid by the Company before any contingency amount at the acquisition date. The Company recorded this excess fair value as a liability for contingent consideration. The fair value of the additional consideration paid to the sellers on May 9, 2007 approximated the earn out liability initially allocated at the acquisition date. Additionally, under the contingent consideration provisions of the purchase agreement, the Company may be obligated to pay additional contingent consideration in 2008 as more fully described in note 9 below. The value of any additional contingent consideration paid to the sellers will be recorded as goodwill. The goodwill amount, if any, is expected to be deductible.

Upon the final determination of the purchase price on May 29, 2007, the Company paid approximately $651,000 to the sellers of Maple Star Nevada. The fair value of the additional consideration paid to the sellers was recorded as an additional cost to acquire Maple Star Nevada.

Goodwill

Changes in goodwill were as follows:

Balance at December 31, 2006	$56,656,263
Raystown acquisition	445,025
WCG acquisition, including foreign currency translation adjustment	7,658,099
Adjustment to fair value of the assets acquired related to the correctional services business of Maximus, Inc.	(939,363)
Contingent consideration paid related to the Maple Star Nevada acquisition	569,420
Miscellaneous	(150,892)

Balance at September 30, 2007	$64,238,552

6. Stockholders’ Equity

The Company’s second amended and restated certificate of incorporation provides that the Company’s authorized capital stock consists of 40,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

During the nine months ended September 30, 2007, the Company granted a total of 139,900 ten-year options under its 2006 Plan to purchase the Company’s common stock at exercise prices equal to the market value of the Company’s common stock on the date of grant. The options were granted to the non-employee members of its board of directors and certain key employees. The option exercise prices ranged from $21.84 to $27.12 and the options vest in equal installments on the first, second and third anniversary of the grant date. The weighted-average fair value of the options granted during the nine months ended September 30, 2007 totaled $10.75 per share.

The Company granted a total of 93,500 shares of restricted stock to certain executive officers, non-employee directors and key employees of the Company during the nine months ended September 30, 2007. These awards vest equally and at various times over the next three years. The weighted-average fair value of the restricted stock awards granted during the nine months ended September 30, 2007 totaled $25.11 per share.

The Company issued 41,968 shares of its common stock to its employees upon the vesting of certain restricted stock awards granted in 2006 under the Company’s 2006 Plan. In connection with the vesting of these restricted stock awards, 2,621 shares of the Company’s common stock were surrendered to the Company by the recipients to pay their associated taxes due to the Federal and state taxing authorities. These shares were placed in treasury.

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During the nine months ended September 30, 2007, the Company issued 4,575 shares of its common stock in connection with the exercise of employee stock options under the Company’s 1997 Stock Option and Incentive Plan, and 92,134 shares of its common stock in connection with the exercise of employee stock options under the Company’s 2003 Stock Option Plan.

In connection with the acquisition of WCG in August 2007, PSC (the Company’s wholly-owned subsidiary) issued 287,576 Exchangeable Shares. The Company recorded the value of the Exchangeable Shares issued as non-controlling interest in the accompanying consolidated balance sheet at September 30, 2007.

Other comprehensive income included foreign currency translation adjustments which amounted to $896,373 for the three and nine months ended September 30, 2007.

On February 1, 2007, the Company’s board of directors approved a stock repurchase program for up to one million shares of its common stock. The Company may purchase shares of its common stock from time to time in the open market or in privately negotiated transactions, depending on the market conditions and the Company’s capital requirements. During the nine months ended September 30, 2007, the Company spent approximately $10.9 million to purchase 462,500 shares of its common stock in the open market.

At December 31, 2006 and September 30, 2007, there were 12,171,127 and 12,309,804 shares of the Company’s common stock outstanding, respectively, (including 146,905 treasury shares at December 31, 2006 and 612,026 treasury shares at September 30, 2007) and no shares of preferred stock outstanding.

The following table reflects changes in common stock, additional paid-in capital, accumulated other comprehensive income and treasury stock for the nine months ended September 30, 2007:

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Treasury Stock
	Shares	Amount			Shares	Amount
Balance at December 31, 2006	12,171,127	$12,171	$141,380,761	$—	146,905	$(298,746)
Stock-based compensation	—	—	1,473,447	—	—	—
Restricted stock issued	41,968	42	—	—	2,621	(73,744)
Capital contribution	—	—	9,500	—	—	—
Exercise of employee stock options	96,709	97	1,847,383	—	—	—
Excess tax benefit upon exercise of employee stock options	—	—	539,601	—	—	—
Stock repurchase	—	—	—	—	462,500	(10,886,717)
Foreign currency translation adjustment	—	—	—	896,373	—	—

Balance at September 30, 2007	12,309,804	$12,310	$145,250,692	$896,373	612,026	$(11,259,207)

7. Earnings Per Share

The following table details the computation of basic and diluted earnings per share:

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	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007
Numerator:
Net income	$2,747,871	$3,198,282	$8,712,402	$10,093,653
Adjustment for non-controlling interest	—	(52,326)	—	(55,486)

Net income available to common stockholders	$2,747,871	$3,145,956	$8,712,402	$10,038,167

Denominator:
Denominator for basic earnings per share—weighted-average shares	12,163,022	11,654,434	11,241,294	11,689,302
Effect of dilutive securities:
Common stock options	134,926	208,175	223,580	175,077
Effect of non-controlling interest	—	190,675	—	64,257

Denominator for diluted earnings per share—adjusted weighted-average shares assumed conversion	12,297,948	12,053,284	11,464,874	11,928,636

Basic earnings per share	$0.23	$0.27	$0.78	$0.86

Diluted earnings per share	$0.22	$0.27	$0.76	$0.85

The numerator for calculating basic earnings per share is reduced to arrive at net income available to common stockholders for a convertible participating security issued by a subsidiary under the two class method and then the numerator is increased to net income for calculating diluted earnings per share.

The weighted-average shares for diluted earnings per share for the three and nine months ended September 30, 2007 included 25,421 shares and 8,567 shares, respectively, anticipated to be issued to the sellers of WD Management under the earnout provisions of the associated purchase agreement. For the nine months ended September 30, 2006 and 2007, employee stock options to purchase 128,347 and 17,740 shares of common stock, respectively, were not included in the computation of diluted earnings per share as the exercise price of these options was greater than the average fair value of the common stock for the period and, therefore, the effect of these options would have been antidilutive.

8. Income Taxes

The Company’s effective income tax rate for the interim periods was based on management’s estimate of the Company’s effective tax rate for the applicable year and differs from the federal statutory income rate primarily due to nondeductible permanent differences such as meals, foreign taxes, and state income taxes.

9. Commitments and Contingencies

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

In accordance with certain provisions in the purchase agreement related to the acquisition of Family Based Strategies, Inc. (“FBS”) in 2006, the Company may make an earn out payment in the second quarter of 2008 based on the financial performance of FBS over the period from March 1, 2006 to December 31, 2007. Any additional consideration will be paid in cash and the Company will record the additional consideration paid as goodwill.

In 2008, the Company will be obligated to pay to the former members of WD Management an additional amount under an earn out provision pursuant to a formula specified in the purchase agreement that is based upon the future financial performance of WD Management. When the conditions for payment under the earn out provision are met in 2008, the contingent consideration will be paid in a combination of cash and shares of the Company’s unregistered common stock, the value of which will be determined in

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accordance with the provisions of the purchase agreement. When the earn out provision is triggered or when the Company makes any payment under the earn out provision, the Company will record any excess of the fair value of the consideration paid, issued or issuable over the contingent liability as goodwill.

The Company assumed certain liabilities in connection with its purchase of all of the assets of Correctional Services effective September 30, 2006. These liabilities include a deferred compensation liability limited to $250,000 and liabilities that may arise under any purchased asset, assigned contract or subcontract which the Company entered into simultaneously with the asset purchase agreement subject to certain limitations set forth in the asset purchase agreement.

In accordance with an earn out provision of the purchase agreement related to the acquisition of WCG, the Company may make an earn out payment up to a total of approximately CAD $10.8 million (determined as of December 31, 2008) in the first quarter of 2009 based on the financial performance of WCG during the period August 1, 2007 to December 31, 2008. If the earn out provision is met, the contingent consideration will be paid approximately one-third in cash and the balance in additional Exchangeable Shares of PSC valued at the price of the Company’s common stock at the closing date of the transaction. If the contingency is met in accordance with the related provisions of the purchase agreement and the additional consideration becomes distributable, the Company will record the fair value of the consideration paid, issued or issuable as goodwill.

On August 31, 2007, the Company’s board of directors adopted The Providence Service Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) for eligible employees and independent contractors of the Company or a participating employer (as defined in the Deferred Compensation Plan). Under the Deferred Compensation Plan participants may defer all or a portion of their base salary, service bonus, performance-based compensation earned in a period of 12 months or more, commissions and, in the case of independent contractors, compensation reportable on a Form 1099. The Deferred Compensation Plan is unfunded, and benefits are paid from the general assets of the Company. As of September 30, 2007, there were no participants.

10. Transactions with Related Parties

One of the Company’s directors, Mr. Geringer, is a holder of capital stock and the non-executive chairman of the board of Qualifacts Systems, Inc (“Qualifacts”). Qualifacts is a specialized healthcare information technology provider that entered into a software license, maintenance and servicing agreement with the Company. This agreement became effective on March 1, 2002 and was to continue for five years. Effective January 10, 2006, a new software license, maintenance and servicing agreement between the Company and Qualifacts was signed and continues for five years. This agreement replaces the agreement which began on March 1, 2002 and may be terminated by either party without cause upon 90 days written notice and for cause immediately upon written notice. The new agreement grants the Company access to additional software functionality and licenses for additional sites. Qualifacts provided the Company services and the Company incurred expenses in the amount of approximately $64,000 and $171,000 for the nine months ended September 30, 2006 and 2007, respectively, under the agreement.

Upon the Company’s acquisition of Maple Services, LLC in August 2005, Mr. McCusker, the Company’s chief executive officer, Mr. Deitch, the Company’s chief financial officer, and Mr. Norris, the Company’s chief operating officer, became members of the board of directors of the not-for-profit organization (Maple Star Colorado, Inc.) formerly managed by Maple Services, LLC. Maple Star Colorado, Inc. is a non-profit member organization governed by its board of directors and the state laws of Colorado in which it is incorporated. Maple Star Colorado, Inc. is not a federally tax exempt organization and neither the Internal Revenue Service rules governing Internal Revenue Code Section 501(c)(3) exempt organizations, nor any other Internal Revenue Code sections applicable to tax exempt organizations, apply to this organization. The Company provided management services to Maple Star Colorado, Inc. under a management agreement for consideration in the amount of approximately $276,000 and $237,000 for the nine months ended September 30, 2007 and 2006, respectively.

As part of its commitment to give back to the local communities in which it operates, the Company has provided a loan to a Tucson, Arizona based not-for-profit organization that supports and promotes

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public awareness of art and humanities. Mr. McCusker became a member of the not-for-profit entity’s board of directors in March 2007. The loan of $100,000 was granted in 2006 to the not-for-profit entity under a demand promissory note that bears interest equal to the prime rate in effect from time to time as quoted in the Wall Street Journal plus 1% with principal and accrued interest due upon demand. As of September 30, 2007, the entire balance of this note was reserved as uncollectible.

The Company is using a twin propeller KingAir airplane operated by Las Montanas Aviation, LLC for business travel purposes on an as needed basis. Las Montanas Aviation, LLC is owned by Mr. McCusker. The Company reimburses Las Montanas Aviation, LLC for the actual cost of use currently equal to $1,200 per flight hour. For the nine months ended September 30, 2006 and 2007, the Company reimbursed Las Montanas Aviation, LLC approximately $120,000 and $117,000, respectively, for use of the airplane for business travel purposes.

11. Subsequent Events

On October 5, 2007, the Company’s wholly-owned subsidiary, Children’s Behavioral Health, Inc. (“CBH”), acquired substantially all of the assets of Family & Children’s Services, Inc. (“FCS”) located in Sharon, Pennsylvania. The purchase price consisted of approximately $8.2 million in cash and the balance in a $1.8 million subordinated promissory note. Under the terms of the promissory note, $300,000 is due six months and $1.5 million is due 30 months from the date of acquisition. This acquisition was effective October 1, 2007 and expanded the Company’s home and school based behavioral health rehabilitation services into northwestern Pennsylvania.

The cash portion of the above acquisition was funded with the Company’s operating cash and borrowings under the Company’s acquisition line of credit. This acquisition is being accounted for using the purchase method of accounting, and the results of operations will be included in the Company’s consolidated financial statements from the date of acquisition. The cost of the acquisition will be allocated to the assets and liabilities acquired upon the completion of an evaluation of its fair value. The Company has not yet compiled pro forma revenue and operating income information related to this acquisition.

On November 6, 2007, the Company signed a definitive merger agreement to acquire all of the outstanding equity of Charter LCI Corporation, the parent company of LogistiCare, Inc. (“LogistiCare”). LogistiCare, based in Atlanta, Georgia, is the nation’s largest case management provider coordinating non emergency transportation services primarily to Medicaid recipients. The purchase price in the amount of $220 million consists primarily of cash with approximately $13.9 million in LogistiCare employee stock options that are being cancelled and exchanged into the Company’s common stock. In addition, the Company may be obligated to pay additional amounts up to $40 million under an earnout provision of the merger agreement. The purchase price is expected to be paid with funds drawn down on new credit facilities and proceeds received from a private placement of the Company’s 6.5% Convertible Senior Subordinated Notes due 2014 (the “Notes”). Funding for the acquisition has been committed to by CIT Capital Securities LLC through $253 million in senior secured credit facilities that include a $40 million revolver, a $173 million senior secured first lien term loan and a $40 million delayed draw term loan. The Notes will be convertible into shares of the Company’s common stock at a 32.5% premium. The net cash proceeds from the private placement of the Notes will be placed into escrow and will be released to the seller upon closing of the acquisition. The proposed acquisition is expected to close prior to December 31, 2007, subject to the satisfaction of customary closing conditions.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion should be read in conjunction with our consolidated financial statements and accompanying notes for the three and nine months ended September 30, 2007 as well as our consolidated financial statements and accompanying notes and management’s discussion and analysis of financial condition and results of operations included in our Form 10-K for the year ended December 31, 2006.

Overview of our business

We provide government sponsored social services directly and through not-for-profit social services organizations whose operations we manage. As a result of and in response to the large and growing population of eligible beneficiaries of government sponsored social services, increasing pressure on governments to control costs and increasing acceptance of privatized social services, we have grown both organically and by consummating strategic acquisitions.

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As part of our growth strategy we have entered into the in-home tutoring, workforce development and private probation services markets and expanded our presence in existing markets through several acquisitions which were completed in 2006. During the first nine months of 2007, we further expanded our in-home counseling, school based services and workforce development service offerings through several strategic acquisitions. As of September 30, 2007, we provided services directly and through the entities we manage to nearly 71,000 clients from 346 locations in 35 states, the District of Columbia and British Columbia. Additionally, on August 1, 2007, as discussed below, we began offering our services in Canada as a result of an acquisition. Our goal is to be the provider of choice to the social services industry. Focusing on our core competencies in the delivery of home and community based counseling, foster care and not-for-profit managed services, we believe we are well positioned to offer the highest quality of service to our clients and provide a viable alternative to state and local governments’ current service delivery systems.

Our working capital requirements are primarily funded by cash from operations and borrowings from our credit facility with CIT Healthcare LLC, or CIT, which provides funding for general corporate purposes and acquisitions.

Critical accounting estimates

In preparing our financial statements in accordance with accounting principles generally accepted in the United States we are required to make estimates and judgments that affect the amounts reflected in our financial statements. We base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances. However, actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are those policies most important to the portrayal of our financial condition and results of operations. These policies require our most difficult, subjective or complex judgments, often employing the use of estimates about the effect of matters inherently uncertain. Our most critical accounting policies pertain to revenue recognition, accounts receivable and allowance for doubtful accounts, accounting for business combinations, goodwill and other intangible assets, our management agreement relationships and loss reserves for certain reinsurance and self-funded insurance programs.

As of September 30, 2007, except for the addition of a foreign currency translation accounting policy (discussed below) related to the acquisition of a Canadian entity, there has been no change in our accounting policies or the underlying assumptions or estimates made by us to fairly present our financial position, results of operations and cash flows for the periods covered by this report.

The financial position and results of operations of our foreign subsidiary are measured using the foreign subsidiary’s local currency as the functional currency. Revenues and expenses of this subsidiary are translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities are translated at the rates of exchange on the balance sheet date. The resulting translation gain and loss adjustments are recorded directly as a separate component of stockholders’ equity, unless there is a sale or complete liquidation of the underlying foreign investment. Presently, it is our intention to reinvest the undistributed earnings of our foreign subsidiary indefinitely in foreign operations. Therefore, we are not providing for U.S. or additional foreign withholding taxes on our foreign subsidiary’s undistributed earnings. Generally, such earnings become subject to U.S. tax upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings due to the complexities of Internal Revenue Code rules and regulations and the hypothetical nature of the calculations.

For further discussion of our critical accounting policies see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2006.

Acquisitions

Since December 31, 2006, we completed the following acquisitions:

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Effective January 1, 2007, we acquired all of the assets of the Behavioral Health Rehabilitation Services business of Raystown Development Services, Inc., or Raystown. The business provides in-home counseling and school based services in Pennsylvania. The purchase price consisted of cash totaling $500,000, of which $100,000 was placed in escrow to cover possible indemnity obligations by the seller. The purchase price was primarily funded from our operating cash. This acquisition was effective as of January 1, 2007 and further expands our home and community based services in Pennsylvania.

Effective May 1, 2007, we became the sole member of Maple Star Oregon, Inc., or MSO, a not-for-profit organization managed by us.

On August 1, 2007, PSC of Canada Exchange Corp., or PSC, our wholly-owned subsidiary, acquired all of the equity interest in WCG International Consultants Ltd., or WCG, a Victoria, British Columbia based workforce initiative company with operations in communities across British Columbia. The purchase price included $10.1 million (previously reported as $9.8 million; change due to exchange rate adjustment) in cash (less certain adjustments contained in the purchase agreement) inclusive of the sellers’ investment banking fees which were reimbursed by us and 287,576 exchangeable shares issued by PSC valued at approximately $7.8 million in accordance with the provisions of the purchase agreement ($7.6 million for accounting purposes), or Exchangeable Shares. The Exchangeable Shares are exchangeable at each shareholder’s option, for no additional consideration, into unregistered shares of our common stock on a one-for-one basis. The cash portion of the purchase price was funded through our acquisition line of credit. This acquisition expands our services beyond the United States and provides a base of multi-year contracts in Canada.

On October 5, 2007, our wholly-owned subsidiary, Children’s Behavioral Health, Inc., or CBH, acquired substantially all of the assets of Family & Children’s Services, Inc., or FCS, located in Sharon, Pennsylvania. FCS’ staff provides home and school based behavioral health rehabilitation services to adolescents under a Commonwealth of Pennsylvania Department of Public Welfare program in several counties in northwestern Pennsylvania. The purchase price consisted of approximately $8.2 million in cash and the balance in a $1.8 million subordinated promissory note. Under the terms of the promissory note, $300,000 is due six months and $1.5 million is due 30 months from the date of acquisition. The cash portion of the purchase price was funded by cash from operations and borrowings under the Company’s acquisition line of credit. This acquisition was effective October 1, 2007 and expanded our home and school based behavioral health rehabilitation services into northwestern Pennsylvania.

On November 6, 2007, we signed a definitive merger agreement to acquire all of the outstanding equity of Charter LCI Corporation, the parent company of LogistiCare, Inc. (“LogistiCare”). LogistiCare, based in Atlanta, Georgia, is the nation’s largest case management provider coordinating non emergency transportation services primarily to Medicaid recipients. The purchase price in the amount of $220 million consists primarily of cash with approximately $13.9 million in LogistiCare employee stock options that are being cancelled and exchanged into the Company’s common stock. In addition, we may be obligated to pay additional amounts up to $40 million under an earnout provision of the merger agreement. The purchase price is expected to be paid with funds drawn down on new credit facilities and proceeds received from a private placement of our 6.5% Convertible Senior Subordinated Notes due 2014 (the “Notes”). Funding for the acquisition has been committed to by CIT Capital Securities LLC through $253 million in senior secured credit facilities that include a $40 million revolver, a $173 million senior secured first lien term loan and a $40 million delayed draw term loan. The Notes will be convertible into shares of our common stock at a 32.5% premium. The net cash proceeds from the private placement of the Notes will be placed into escrow and will be released to the seller upon closing of the acquisition. The proposed acquisition is expected to close prior to December 31, 2007, subject to the satisfaction of customary closing conditions.

We continue to selectively identify and pursue attractive acquisition opportunities. There are no assurances, however, that we will complete acquisitions in the future or that any completed acquisitions will prove profitable for us.

Results of operations

The following table sets forth the percentage of consolidated total revenues represented by items in our consolidated statements of operations for the periods presented:

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	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007
Revenues:
Home and community based services	79.0%	81.2%	78.5%	82.2%
Foster care services	12.4	11.0	11.8	9.9
Management fees	8.6	7.8	9.7	7.9

Total revenues	100.0	100.0	100.0	100.0

Operating expenses:
Client service expense	77.4	79.0	75.1	77.6
General and administrative expense	11.6	10.7	12.5	11.7
Depreciation and amortization	1.9	1.8	1.8	1.7

Total operating expenses	90.9	91.5	89.4	91.0

Operating income	9.1	8.5	10.6	9.0

Non-operating expense:
Interest expense (income), net	(0.7)	0.2	(0.1)	(0.1)

Income before income taxes	9.8	8.3	10.7	9.1
Provision for income taxes	4.0	3.3	4.3	3.7

Net income	5.8%	5.0%	6.4%	5.4%

Three months ended September 30, 2007 compared to three months ended September 30, 2006

Revenues

	Three months ended September 30,
			Percent change
	2006	2007
Home and community based services	$37,152,138	$51,761,072	39.3%
Foster care services	5,842,226	7,022,351	20.2%
Management fees	4,057,104	4,951,094	22.0%

Total revenue	$47,051,468	$63,734,517	35.5%

Home and community based services. The acquisition of Raystown in January 2007, WCG in August 2007, Innovative Employment Solutions, or IES, in August 2006 and the Correctional Services Business of Maximus, Inc., or Correctional Services, in October 2006 added, on an aggregate basis, approximately $7.5 million to home and community based services revenue for the three months ended September 30, 2007 as compared to the same prior year period. We added nearly 2,700 clients as a result of these acquisitions and expanded our home and community based services to include workforce development as well as entered several new markets.

Excluding the acquisition of Raystown, WCG, and the acquisitions completed in 2006, our home and community based services provided additional revenue of approximately $7.1 million for the three months ended September 30, 2007, as compared to the same period one year ago due to client volume increases in new and existing locations, and moderate rate increases for services we provide. Generally, increases in rates for services we provide are based on the cost of living index.

Foster care services. On May 1, 2007, we became the sole member of MSO, a not-for-profit organization managed by us. For the three months ended September 30, 2007, MSO contributed approximately $854,000 to foster care services revenue. Partially offsetting the increase in foster care services revenue for the three months ended September 30, 2007 as compared to the same prior year period

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were lower funding caps recently implemented by contracting payers and systemic changes that have led to a shorter length of stay per client and a lower number of clients eligible to receive care in certain of our foster care services markets. We are increasing our efforts to recruit additional foster care homes in many of our markets which we expect will increase our foster care service offerings.

Management fees. Revenue for entities we manage but do not consolidate for financial reporting purposes (managed entity revenue) increased to $54.4 million for the three months ended September 30, 2007 as compared to $48.0 million for the same prior year period. A number of our managed entities (where our management fee is based on a percentage of their revenues) have experienced business growth through increased client volume in existing and new markets. The effects of business growth at these managed entities resulted in increased management fees revenue of approximately $1.1 million for the three months ended September 30, 2007 as compared to the three months ended September 30, 2006. On May 1, 2007, we became the sole member of MSO, a not-for-profit organization managed by us. As a result, we consolidate MSO for financial reporting purposes and no longer separately report management fees from this entity which partially offset increased management fees by approximately $234,000 for the three months ended September 30, 2007 compared to the same prior year period.

Operating expenses

Client service expense. Client service expense included the following for the three months ended September 30, 2006 and 2007:

	Three months ended September 30,		Percent change
	2006	2007
Payroll and related costs	$26,559,164	$35,890,270	35.1%
Purchased services	4,814,895	7,232,168	50.2%
Other operating expenses	4,982,120	7,028,849	41.1%
Stock-based compensation	48,159	160,199

Total client service expense	$36,404,338	$50,311,486	38.2%

Payroll and related costs. To support our growth, provide high quality service and meet increasing compliance requirements expected by the government agencies with which we contract to provide services, we must hire and retain employees who possess higher degrees of education, experience and licensures. As we enter new markets, we expect payroll and related costs to continue to increase. Our payroll and related costs increased for the three months ended September 30, 2007, as compared to the same prior year period, as we added new direct care providers, administrative staff and other employees to support our growth. In addition, we added over 500 new employees in connection with the acquisition of Raystown in January 2007, WCG in August 2007, IES in August 2006 and Correctional Services in October 2006, and the consolidation of MSO in May 2007 which resulted in an increase in payroll and related costs of approximately $4.4 million in the aggregate for the three months ended September 30, 2007 as compared to the three months ended September 30, 2006.

We continually evaluate client census, case loads and client eligibility to determine our staffing needs under each contract in order to optimize the quality of service we provide while managing the payroll and related costs to provide these services. Determining our staffing needs may not directly coincide with the generation of revenue as we are required at times to increase our capacity to provide services prior to starting new contracts. Sometimes we must decrease our capacity in response to budgetary constraints and changes to the eligibility requirements of the government entities that provide funding and referrals for the services we provide. Alternatively, we may lag behind in client referrals as we may have difficulty recruiting employees to service our contracts. Furthermore, acquisitions may cause fluctuations in our payroll and related costs as a percentage of revenue from period to period as we attempt to merge new operations into our service delivery system. As a percentage of revenue, payroll and related costs remained relatively constant at 56% for the three months ended September 30, 2006 and 2007.

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Purchased services. In August 2007, we began providing workforce development services in Canada upon the acquisition of WCG. We subcontract with a network of partners to provide a portion of these services throughout British Columbia. In addition, we incur a variety of other support service expenses in the course of placing clients in the workforce. For the three months ended September 30, 2007, these services added approximately $1.6 million to purchased services as compared to the same prior year period. Further, increases in foster parent payments and the number of referrals requiring out-of-home placement and pharmacy and other support services under our annual block purchase contract accounted for an increase in purchased services of approximately $796,000 for the three months ended September 30, 2007 as compared to the same period one year ago. We strive to manage our purchased services costs by constantly seeking alternative treatments to costly services that we do not provide. Although we manage and provide alternative treatments to clients requiring out-of-home placements and other purchased services, we sometimes cannot control the number of referrals requiring out-of-home placement and support services under our annual block purchase contract. As a percentage of revenue, purchased services increased from 10.2% for the three months ended September 30, 2006 to 11.3% for the three months ended September 30, 2007 primarily due to the acquisition of WCG and an increase in foster parent payments during the three months ended September 30, 2007.

Other operating expenses. As a result of our organic growth during the last twelve months ended September 30, 2007, we added several new locations that contributed to an increase of approximately $2.0 million in other operating expenses for the three months ended September 30, 2007 when compared to the three months ended September 30, 2006. Also contributing to the increase in other operating expenses were increased client related expenses under new contracts in California and as a result of the addition of workforce development services in Pennsylvania. The acquisitions of Raystown in January 2007, WCG in August 2007, IES in August 2006 and Correctional Services in October 2006 and the consolidation of MSO in May 2007 added approximately $2.2 million to other operating expenses for the three months ended September 30, 2007. As a percentage of revenue other operating expenses increased from 10.6% to 11.0% from the 2006 period to the 2007 period primarily due to our organic growth rate and additional client related expenses.

Stock-based compensation. Stock-based compensation of approximately $160,000 for the three months ended September 30, 2007, represents the amortization of the fair value of stock options and stock grants awarded to executive officers, directors and employees in 2006 and 2007 under our 2006 Long-Term Incentive Plan. For the three month period ended September 30, 2006, a minimal amount of stock-based compensation expense was recognized as we were beginning to grant awards under the 2006 Long-Term Incentive Plan which was approved by our stockholders in May 2006. All equity awards outstanding prior to 2006 were fully vested.

General and administrative expense.

Three months ended September 30,		Percent change
2006	2007
$ 5,460,849	$6,806,727	24.6%

The addition of corporate staff to adequately support our growth and provide services under our management agreements and higher rates of pay for employees accounted for an increase of approximately $411,000 of corporate administrative expenses for the three months ended September 30, 2007 as compared to the same prior year period. Also contributing to the increase in general and administrative expense were stock-based compensation and accounting related fees. Partially offsetting the increase in general and administrative expense was an adjustment to our employee medical and dental benefits to recognize the excess medical claims paid by us over the medical insurance liability contractual cap for the medical plan year ended June 30, 2007. In addition, as a result of our growth during the twelve months ended September 30, 2007, rent and facilities management increased $943,000 for the three months ended September 30, 2007 mostly due to our acquisition activities. As a percentage of revenue, general and administrative expense decreased from 11.6% to 10.7% from period to period primarily due to our revenue growth rate and leverage of corporate costs.

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Depreciation and amortization.

Three months ended September 30,		Percent change
2006	2007
$ 904,363	$1,165,699	28.9%

The increase in depreciation and amortization from period to period primarily resulted from the increased depreciation expense due to the addition of software and computer equipment during the last twelve months and amortization of customer relationships related to the acquisitions of IES in August 2006, Correctional Services in October 2006 and WCG in August 2007. As a percentage of revenues, depreciation and amortization decreased from 1.9% to 1.8% from the 2006 period to the 2007 period.

Non-operating (income) expense

Interest expense. On April 18, 2006, we prepaid approximately $15.8 million of the principal and accrued interest then outstanding related to our credit facility with CIT out of the net proceeds from the follow-on offering of our common stock that was completed on April 17, 2006. Due to the level of acquisition activity we have engaged in over the last twelve months, our long-term debt obligations have increased. As a result, interest expense for the three months ended September 30, 2007 was higher than that for the three months ended September 30, 2006 due to a higher level of debt for the three months ended September 30, 2007 as compared to the same current year period.

Interest income. The decrease in interest income for the three months ended September 30, 2007 as compared to the same prior year period resulted from a lower level of funds earning interest as we have used funds previously deposited in interest bearing accounts to acquire other businesses and to fund the repurchase of our common stock on the open market during the last twelve months.

Provision for income taxes

The provision for income taxes is based on our estimated annual effective income tax rate for the full fiscal year equal to approximately 40.5%. Our estimated annual effective income tax rate differs from the federal statutory rate primarily due to nondeductible permanent differences, foreign taxes and state income taxes.

Nine months ended September 30, 2007 compared to nine months ended September 30, 2006

Revenues

	Nine months ended September 30,		Percent change
	2006	2007
Home and community based services	$106,672,463	$153,227,446	43.6%
Foster care services	16,099,070	18,544,830	15.2%
Management fees	13,147,299	14,729,020	12.0%

Total revenue	$135,918,832	$186,501,296	37.2%

Home and community based services. The acquisition of Raystown in January 2007, WCG in August 2007, A to Z In-Home Tutoring, LLC, or A to Z, and Family Based Strategies, Inc, or FBS, in February 2006, IES in August 2006 and Correctional Services in October 2006 added, on an aggregate basis, approximately $19.7 million to home and community based services revenue for the nine months ended September 30, 2007 as compared to the same prior year period.

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Excluding the acquisition of Raystown, WCG, and the acquisitions completed in 2006, our home and community based services provided additional revenue of approximately $26.9 million for the nine months ended September 30, 2007, as compared to the same period one year ago due to client volume increases in new and existing locations, and moderate rate increases for services we provide. Generally, increases in rates for services we provide are based on the cost of living index.

Foster care services. Our cross-selling and recruiting efforts along with the operations of MSO that we consolidated effective May 1, 2007 (as noted above) resulted in an increase in foster care services revenue of approximately $1.4 million for the nine months ended September 30, 2007 as compared to the prior year nine month period. We are increasing our efforts to recruit additional foster care homes in many of our markets which we expect will increase our foster care service offerings.

Management fees. Revenue for entities we manage but do not consolidate for financial reporting purposes (managed entity revenue) increased to $165.1 million for the nine months ended September 30, 2007 as compared to $137.2 million for the same prior year period. The combined effects of business growth and the addition of a management agreement acquired in connection with the acquisition of WD Management in April 2006 added approximately $3.1 million in additional management fees revenue for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006. Effective July 1, 2006, the managed entities that previously participated in our self-funded health insurance programs obtained separate health insurance policies which partially offset the increase in management fees revenue for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 by approximately $891,000. In addition, no consulting fee revenue was earned for the nine months ended September 30, 2007, which further offset the increase in management fees revenue for the first nine months of 2007 by approximately $614,000 as compared to the same period one ago.

Operating expenses

Client service expense. Client service expense included the following for the nine months ended September 30, 2006 and 2007:

	Nine months ended September 30,		Percent change
	2006	2007
Payroll and related costs	$75,394,794	$106,725,480	41.6%
Purchased services	14,057,485	17,369,255	23.6%
Other operating expenses	12,534,327	20,063,212	60.1%
Stock-based compensation	55,211	549,023

Total client service expense	$102,041,817	$144,706,970	41.8%

Payroll and related costs. Our payroll and related costs increased for the nine months ended September 30, 2007, as compared to the same prior year period, as we added new direct care providers, administrative staff and other employees to support our growth. In addition, we added over 600 new employees in connection with the acquisition of Raystown in January 2007, WCG in August 2007, A to Z and FBS in February 2006, IES in August 2006 and Correctional Services in October 2006, and the consolidation of MSO in May 2007 which resulted in an increase in payroll and related costs of approximately $12.5 million in the aggregate for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006. As a percentage of revenue, payroll and related costs increased from 55.5% for the nine months ended September 30, 2006 to 57.2% for the nine months ended September 30, 2007 due to the rate at which we have increased our capacity to provide services under existing and new contracts.

Purchased services. We subcontract with a network of partners to provide a portion of the workforce development services we provide throughout British Columbia since acquiring WCG in August 2007. In

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addition, we incur a variety of other support service expenses in the course of placing clients in the workforce. For the nine months ended September 30, 2007, these services added approximately $1.6 million to purchased services as compared to the same prior year period. Additionally, increases in foster parent payments and the number of referrals requiring out-of-home placement under our annual block purchase contract accounted for the increase in purchased services for the nine months ended September 30, 2007 as compared to the same period one year ago. As a percentage of revenue, purchased services decreased from 10.3% for the nine months ended September 30, 2006 to 9.3% for the nine months ended September 30, 2007 primarily due to our revenue growth rate and a decrease in the number of referrals requiring support services under our annual block purchase contract during the nine months ended September 30, 2007.

Other operating expenses. As a result of our organic growth during the last twelve months ended September 30, 2007, we added several new locations that contributed to an increase of approximately $3.0 million in other operating expenses for the nine months ended September 30, 2007 when compared to the nine months ended September 30, 2006. In addition, client related expenses have increased under new contracts in California, and as a result of the addition of workforce development services in Pennsylvania. The acquisition of Raystown in January 2007, WCG in August 2007, A to Z and FBS in February 2006, IES in August 2006 and Correctional Services in October 2006, and the consolidation of MSO in May 2007 added approximately $4.5 million to other operating expenses for the nine months ended September 30, 2007. As a percentage of revenue other operating expenses increased from 9.2% to 10.8% from the 2006 period to the 2007 period primarily due to the addition of new locations resulting from our organic growth and additional client related expenses.

Stock-based compensation. Stock-based compensation of approximately $549,000 for the nine months ended September 30, 2007, represents the amortization of the fair value of stock options and stock grants awarded to executive officers, directors and employees in 2006 and 2007 under our 2006 Long-Term Incentive Plan. For the nine month period ended September 30, 2006, a minimal amount of stock-based compensation expense was recognized as we were beginning to grant awards under the 2006 Long-Term Incentive Plan which was approved by our stockholders in May 2006. All equity awards outstanding prior to 2006 were fully vested.

General and administrative expense.

Nine months ended September 30,		Percent change
2006	2007
$16,997,517	$21,784,068	28.2%

The addition of corporate staff to adequately support our growth and provide services under our management agreements and higher rates of pay for employees accounted for an increase of approximately $2.3 million of corporate administrative expenses for the nine months ended September 30, 2007 as compared to the same prior year period. Also contributing to the increase in general and administrative expense were stock-based compensation, expenses related to bidding on new contracts and accounting related expense. Partially offsetting the increase in general and administrative expense were adjustments to our employee medical and dental benefits to recognize the excess medical claims paid by us over the medical insurance liability contractual cap for the medical plan year ended June 30, 2007, and to our workers’ compensation and general and professional liability to reduce our liability accrual based on updated actuarial estimates. In addition, as a result of our growth during the twelve months ended September 30, 2007, rent and facilities management increased $2.5 million for the nine months ended September 30, 2007 mostly due to our acquisition activities. As a percentage of revenue, general and administrative expense decreased from 12.5% to 11.7% from the 2006 period to the 2007 period due to our revenue growth rate.

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Depreciation and amortization.

Nine months ended September 30,		Percent change
2006	2007
$2,452,628	$3,201,859	30.5%

The increase in depreciation and amortization from period to period primarily resulted from the amortization of the fair value of the acquired management agreement related to WD Management. Also contributing to the increase in depreciation and amortization was the amortization of customer relationships related to the acquisition of A to Z and FBS in February 2006, IES in August 2006, Correctional Services in October 2006 and WCG in August 2007, and increased depreciation expense due to the addition of software and computer equipment during the last twelve months. As a percentage of revenues, depreciation and amortization remained constant at approximately 1.7% from period to period.

Non-operating (income) expense

Interest expense. On April 18, 2006, we prepaid approximately $15.8 million of the principal and accrued interest then outstanding related to our credit facility with CIT out of the net proceeds from the follow-on offering of our common stock that was completed on April 17, 2006. Due to the level of acquisition activity we have engaged in over the last twelve months, our long-term debt obligations have increased. As a result, interest expense for the nine months ended September 30, 2007 was higher than that for the nine months ended September 30, 2006 due to a higher level of debt for the nine months ended September 30, 2007 as compared to the same current year period.

Interest income. The increase in interest income for the nine months ended September 30, 2007 as compared to the same prior year period resulted from interest earned on the net proceeds from the follow-on offering of our common stock completed in April 2006 which were deposited into an interest bearing account.

Provision for income taxes

The provision for income taxes is based on our estimated annual effective income tax rate for the full fiscal year equal to approximately 40.5%. Our estimated annual effective income tax rate differs from the federal statutory rate primarily due to nondeductible permanent differences, foreign taxes and state income taxes.

Seasonality

Our quarterly operating results and operating cash flows normally fluctuate as a result of seasonal variations in our business, principally due to lower client demand for our home and community based services during the holiday and summer seasons. As we have grown our home and community based services business, our exposure to seasonal variations has grown and will continue to grow, particularly with respect to our school based services, educational services and tutoring services. We experience lower home and community based services revenue when school is not in session. Our expenses, however, do not vary significantly with these changes and, as a result, such expenses may not fluctuate significantly on a quarterly basis. We expect quarterly fluctuations in operating results and operating cash flows to continue as a result of the uneven seasonal demand for our home and community based services. Moreover, as we enter new markets, we could be subject to additional seasonal variations along with any competitive response to our entry by other social services providers.

Liquidity and capital resources

Sources of cash for the nine months ended September 30, 2007 were from operations, proceeds from long-term debt and cash received upon exercise of stock options. Our balance of cash and cash equivalents was approximately $37.7 million at September 30, 2007, down from $40.7 million at December 31, 2006. The decrease was primarily due to the purchase of our common stock in the amount of approximately $10.9 million pursuant to the stock repurchase program approved by our board of directors in February 2007 and acquisition activity during the nine months ended September 30, 2007. At September 30, 2007 and December 31, 2006, our total debt was approximately $18.8 million and $951,000, respectively.

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Cash flows

Operating activities. Net income of approximately $10.1 million plus non-cash depreciation, amortization and stock-based compensation of approximately $4.3 million was partially offset by the growth of our billed and unbilled accounts receivable and management fee receivable of $3.8 million during the nine months ended September 30, 2007. The growth of our billed and unbilled accounts receivable during the nine months ended September 30, 2007 was mostly due to our revenue growth and the timing of collections.

Net cash flow from operating activities totaled approximately $7.0 million net of $3.4 million related to decreased accounts payable and accrued expenses, and an increase in prepaid expenses primarily for workers’ compensation and general and professional liability insurance premiums, and taxes at September 30, 2007. An increase in other receivables related to our lockbox agreement with CIT (as more fully described below under the heading “Obligations and commitments”) resulted in a decrease in cash from operations of $2.2 million. Increases in the reinsurance liability reserves related to our reinsurance programs and revenue deferred under our annual block purchase agreement in Arizona resulted in an increase in cash flow from operations of approximately $2.0 million.

Investing activities. Net cash used in investing activities totaled approximately $19.3 million for the nine months ended September 30, 2007, and included payments made to the sellers of WD Management and Maple Star Nevada in the amount of approximately $7.7 million and $569,000, respectively, under earn out provisions in the related purchase agreements. Further, the purchase price and associated acquisition costs in the aggregate amount of approximately $9.2 million related to the acquisition of Raystown and WCG resulted in an increase in cash used in investing activities. An increase in restricted cash of approximately $937,000 related to the collection activities of the Correctional Services Business acquired in October 2006 resulted in additional cash used in investing activities. We spent approximately $1.1 million for property and equipment and we collected approximately $455,000 on outstanding notes receivable during the first nine months of 2007. Further, we invested approximately $237,000 in certificates of deposits related to the activities of our wholly-owned captive insurance subsidiary, Social Services Providers Captive Insurance Company, or SPCIC.

Financing activities. Net cash provided by financing activities totaled approximately $9.3 million for the nine months ended September 30, 2007 primarily due to proceeds from our acquisition term loan of approximately $18.8 million to fund our acquisition activity and obligation to the sellers of WD Management and Maple Star Nevada under an earn out provision of the related purchase agreements. We spent approximately $11.0 million to purchase 462,500 shares of our common stock in the open market during the nine months ended September 30, 2007 under a stock repurchase program approved by our board of directors in February 2007. In addition, we repaid approximately $895,000 of long-term debt. Additionally, we received proceeds of approximately $2.4 million from the sale of our common stock pursuant to the exercise of stock options during the nine months ended September 30, 2007, including the benefit of the tax deduction in excess of the compensation costs recognized of approximately $540,000.

Exchange rate change. The effect of exchange rate changes on our cash flow related to the activities of WCG during the first nine months of 2007 was an increase to cash of approximately $94,000.

Obligations and commitments

Credit facility. Our second amended loan agreement with CIT provides for a revolving line of credit and an acquisition term loan from which we may borrow up to $25.0 million under each instrument subject to certain conditions. The amount we may borrow under the revolving line of credit is subject to the availability of a sufficient amount of eligible accounts receivable at the time of borrowing. Advances under the acquisition term loan are subject to CIT’s approval and are payable in consecutive monthly installments as determined under the second amended loan agreement. At September 30, 2007, borrowings under the revolving line of credit and acquisition term loan totaled approximately $18.2 million.

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Borrowings under the second amended loan agreement bear interest at a rate equal to the sum of the annual rate in effect in the London Interbank market, or LIBOR, applicable to one month deposits of U.S. dollars on the business day preceding the date of determination plus 3.5%–4.0% in the case of the revolving line of credit and 4.0%–4.5% in the case of the acquisition term loan subject to certain adjustments based upon our debt service coverage ratio. In addition, we are subject to a 0.5% fee per annum on the unused portion of the available funds as well as other administrative fees. The interest rates applied to our revolving line of credit and acquisition term loan at September 30, 2007 were 8.9% and 9.1%, respectively.

The maturity date of the revolving line of credit and acquisition term loan is June 28, 2010.

In order to secure payment and performance of all obligations in accordance with the terms and provisions of the second amended loan agreement, CIT retained its interests in the collateral described in the first amended and restated loan and security agreement dated as of September 30, 2003, including our management agreements with various not-for-profit entities and the assets of our subsidiaries. If events of default occur including, but not limited to, failure to pay any installment of principal or interest when due, failure to pay any other charges, fees, expenses or other monetary obligations owing to CIT when due or other particular covenant defaults, as more fully described in the second amended loan agreement, CIT may declare all unpaid principal and any accrued and unpaid interest and all fees and expenses immediately due. Under the second amended loan agreement, any initiation of bankruptcy or related proceedings, assignment or sale of any asset or failure to remit any payments received by us on account to CIT will accelerate all unpaid principal and any accrued and unpaid interest and all fees and expenses. In addition, if we default on our indebtedness including the promissory notes issued in connection with completed business acquisitions, it could trigger a cross default under the second amended loan agreement whereby CIT may declare all unpaid principal and accrued and unpaid interest, other charges, fees, expenses or other monetary obligations immediately due.

We agreed with CIT to subordinate our management fee receivable pursuant to management agreements established with our managed entities, which have stand-alone credit facilities with CIT, to the claims of CIT in the event one of these managed entities defaults under its credit facility. Additionally, any other monetary obligations of these managed entities owing to us are subordinated to the claims of CIT in the event one of these managed entities defaults under its credit facility.

Based on certain provisions of our loan and security agreement with CIT, a significant portion our collections on account related to our operating activities are swept into lockbox accounts to insure payment of outstanding obligations to CIT. Any amounts so collected which exceed amounts due CIT under our loan and security agreement are remitted to us pursuant to a weekly settlement process. From time to time our reporting period cut-off date falls between settlement dates with CIT resulting in a receivable from CIT in an amount equal to the excess of collections on account related to our operating activities and amounts due CIT under our loan and security agreement as of our reporting period cut-off date. As of December 31, 2006 and September 30, 2007, the amount due us from CIT under this arrangement totaled approximately $828,000 and $2.3 million, respectively.

We are required to maintain certain financial covenants under the second amended loan agreement. In addition, we are prohibited from paying cash dividends if there is a default under the facility or if the payment of any cash dividends would result in default.

At December 31, 2006 and September 30, 2007, our available credit under the revolving line of credit was $17.3 million and $8.6 million, respectively.

Promissory notes. We have one unsecured, subordinated promissory note outstanding at September 30, 2007 in connection with an acquisition completed in 2005 in the principal amount of approximately $619,000. This promissory note bears a fixed interest rate of 5% and is due in June 2010.

Failure to pay any installment of principal or interest when due or the initiation of bankruptcy or related proceedings by us related to the unsecured, subordinated promissory note issued to the sellers in connection with the acquisition completed in 2005, constitutes an event of default under the promissory note provisions. If a failure to pay any installment of principal or interest when due remains uncured after the time provided by the promissory note, the unpaid principal and any accrued and unpaid interest may

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become due immediately. In such event, a cross default could be triggered under the second amended loan agreement with CIT. In the case of bankruptcy or related proceedings initiated by us, the unpaid principal and any accrued and unpaid interest becomes due immediately.

Contingent obligations. In 2005, we entered into and closed on a purchase agreement to acquire all of the equity interest in Maple Star Nevada. On May 29, 2007, the final purchase price was determined and agreed upon by us and the seller resulting in an additional payment of $651,000 in cash which was paid by us to the seller on that day. We recorded the fair value of the consideration paid as goodwill.

We may be obligated to pay, in the second fiscal quarter of 2008, an additional amount under an earn out provision as such term is defined in the purchase agreement related to the purchase of FBS. If the earn out provision is met, the contingent consideration will be paid in cash.

In 2008, we will be obligated to pay to the former members of WD Management an additional amount under an earn out provision pursuant to a formula specified in the purchase agreement that is based upon the future financial performance of WD Management. When the conditions for payment under the earn out provision are met in 2008, the contingent consideration will be paid in a combination of cash and shares of our unregistered common stock, the value of which will be determined in accordance with the provisions of the purchase agreement. This provision also applied to the earn out due in 2007 pursuant to which we paid an additional $7.7 million on May 9, 2007.

We assumed certain liabilities in connection with our purchase of all of the assets of Correctional Services effective September 30, 2006. These liabilities include a deferred compensation liability limited to $250,000 and liabilities that may arise under any purchased asset, assigned contract or subcontract which we entered into simultaneously with the asset purchase agreement subject to certain limitations set forth in the asset purchase agreement.

In accordance with an earn out provision of the purchase agreement related to the purchase of WCG, we may make an earn out payment up to approximately CAD $10.8 million (determined as of December 31, 2008) in the first quarter of 2009 based on the financial performance of WCG during the period August 1, 2007 to December 31, 2008. If the earn out provision is met, the contingent consideration will be paid approximately one-third in cash and the balance in additional Exchangeable Shares of PSC valued at the price of our common stock at the closing date of the transaction.

When and if the earn out provision is triggered and paid under the purchase agreement with respect to FBS, WD Management and WCG, we will record the fair value of the consideration paid, issued or issuable as goodwill.

On August 31, 2007, our board of directors adopted The Providence Service Corporation Deferred Compensation Plan, or the “Deferred Compensation Plan, for our eligible employees and independent contractors or a participating employer (as defined in the Deferred Compensation Plan). Under the Deferred Compensation Plan participants may defer all or a portion of their base salary, service bonus, performance-based compensation earned in a period of 12 months or more, commissions and, in the case of independent contractors, compensation reportable on a Form 1099. The Deferred Compensation Plan is unfunded, and benefits are paid from our general assets. As of September 30, 2007, there were no participants.

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Management agreements

We maintain management agreements with a number of not-for-profit social services organizations that require us to provide management and administrative services for each organization. In exchange for these services, we receive a management fee that is either based upon a percentage of the revenues of these organizations or a predetermined fee. The not-for-profit social service organizations managed by us that qualify under Section 501(c)(3) of the Internal Revenue Code, referred to as a 501(c)(3) entity, each maintain a board of directors, a majority of which are independent. All economic decisions by the board of any 501(c)(3) entity that affect us are made solely by the independent board members. Our management agreements with each 501(c)(3) entity are typically subject to third party fairness opinions from an independent appraiser retained by the independent board members of the tax exempt organizations.

Management fees generated under our management agreements represented 8.6% and 7.8% of our revenue for the nine months ended September 30, 2006 and 2007, respectively. In accordance with our management agreements with these not-for-profit organizations, we have obligations to manage their business and services which generally includes selecting and employing the senior operations management personnel.

Management fee receivable at December 31, 2006 and September 30, 2007 totaled $7.3 million and $9.4 million, respectively, and management fee revenue was recognized on all of these receivables. In order to enhance liquidity of the entities we manage, we may allow the managed entities to defer payment of their respective management fees. In addition, since government contractors who provide social or similar services to government beneficiaries sometimes experience collection delays due to either lack of proper documentation of claims, government budgetary processes or similar reasons outside the contractors’ control (either directly or as managers of other contracting entities), we generally do not consider a management fee receivable to be uncollectible due solely to its age until it is 365 days old.

The following is a summary of the aging of our management fee receivable balances as of September 30, and December 31, 2006, March 31, June 30, and September 30, 2007:

At	Less than 30 days	30-60 days	60-90 days	90-180 days	Over 180 days
September 30, 2006	$1,429,955	$1,256,061	$994,804	$2,482,515	$730,919
December 31, 2006	$1,655,203	$1,295,411	$1,220,724	$2,492,474	$677,982
March 31, 2007	$1,538,890	$1,390,293	$1,362,107	$2,699,757	$1,027,936
June 30, 2007	$1,501,213	$1,373,192	$1,373,243	$2,496,944	$1,600,622
September 30, 2007	$1,559,969	$1,554,221	$1,514,418	$2,608,016	$2,154,096

Each month we examine each of our managed entities with regard to its solvency, outlook and ability to pay us any outstanding management fees. If the likelihood that we will not be paid is other than remote, we defer the recognition of these management fees until we are certain that payment is probable.

Our days sales outstanding for our managed entities increased from 152 days at December 31, 2006 to 177 days at September 30, 2007.

Camelot Community Care, Inc. which represented approximately $4.9 million, or 52.2%, of our total management fee receivable at September 30, 2007 has its own stand-alone line of credit with CIT. The loan agreement between CIT and this not-for-profit organization permits them to use their credit facility to pay our management fees, provided they are not in default under the facility at the time of the payment. As of September 30, 2007, Camelot Community Care, Inc. had availability of approximately $1.1 million under its line of credit as well as $2.5 million in cash and cash equivalents.

The remaining $4.5 million balance of our total management fee receivable at September 30, 2007 was due from Intervention Services, Inc., Rio Grande including certain members of the Rio Grande behavioral health network, The ReDCo Group, Care Development of Maine, FCP, Inc., Family Preservation Community Services, Inc., the not-for-profit foster care provider formerly managed by Maple Services, LLC, and Alternative Opportunities managed by WD Management.

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We have deemed payment of all of the foregoing receivables to be probable based on our collection history with these entities as the long-term manager of their operations.

Reinsurance and Self-Funded Insurance Programs

Reinsurance

We reinsure a substantial portion of our general and professional liability and workers’ compensation costs and the general and professional liability and workers’ compensation costs of certain designated entities we manage under reinsurance programs through SPCIC. These decisions were made based on current conditions in the insurance marketplace that have led to increasingly higher levels of self-insurance retentions, increasing number of coverage limitations, and fluctuating insurance premium rates.

The following table summarizes the insurance coverage under our reinsurance programs:

Reinsurance program	Policy year ending	Reinsuance liability (Per loss with no annual aggregate limit)	Expected loss during policy year
General and professional liability (1)	April 12, 2008	$1,000,000	$486,000
Workers’ compensation liability (2)	May 15, 2008	$250,000	$1,347,000

(1)	SPCIC reinsures the third-party insurer for general and professional liability exposures for the first dollar of each and every loss up to $1.0 million per loss and $3.0 million in the aggregate. The gross written premium for this policy is approximately $1.7 million and the cumulative reserve for expected losses since inception in 2005 of this reinsurance program at September 30, 2007 was approximately $492,000. The excess premium over our expected losses may be used to fund SPCIC’s operating expenses, any deficit arising in the workers’ compensation liability coverage, to provide for surplus reserves and to fund other risk management activities. In addition, we are insured under an umbrella liability insurance policy providing additional coverage in the amount of $4.0 million per occurrence and $4.0 million in the aggregate in excess of the policy limits of the general and professional liability policy.
(2)	SPCIC reinsures a third-party insurer for the first dollar of each and every loss up to $250,000 per occurrence with no annual aggregate limit. The third-party insurer provides us with a deductible buy back policy with a limit of $250,000 per occurrence that provides coverage for all states where coverage is required. The gross written premium for this policy is approximately $1.3 million which is ceded to SPCIC. The cumulative reserve for expected losses since inception in 2005 of this reinsurance program at September 30, 2007 was approximately $1.4 million.

SPCIC had restricted cash of approximately $6.2 million at December 31, 2006 and September 30, 2007, which was restricted to secure the reinsured claims losses of SPCIC under the general and professional liability and workers’ compensation reinsurance programs. The full extent of claims may not be fully determined for years. Therefore, the estimates of potential obligations are based on recommendations of an independent actuary using historical data, industry data, and our experience. Although we believe that the amounts accrued for losses incurred but not reported under the terms of our reinsurance programs are sufficient, any significant increase in the number of claims or costs associated with these claims made under these programs could have a material adverse effect on our financial results.

Any obligations above our reinsurance program limits are our responsibility.

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Health Insurance

We offer our employees an option to participate in a self-funded health insurance program. For the program year ended June 30, 2007, health claims were self-funded with a stop-loss umbrella policy with a third party insurer to limit the maximum potential liability for individual claims to $150,000 per person and for total claims up to $6.7 million. Effective July 1, 2007, we renewed our stop-loss umbrella policy under substantially the same terms as the prior year policy except for the maximum potential liability for total claims which may change substantially depending on member enrollment. Health insurance claims are paid as they are submitted to the plan administrator. We maintain accruals for claims that have been incurred but not yet reported to the plan administrator and therefore have not been paid. The incurred but not reported reserve is based on an established cap and current payment trends of health insurance claims. The liability for the self-funded health plan of approximately $746,000 and $735,000 as of December 31, 2006 and September 30, 2007, respectively, was recorded in “Reinsurance liability reserve” in our consolidated balance sheets.

We charge our employees a portion of the costs of our self-funded group health insurance programs, and we determine this charge at the beginning of each plan year based upon historical and projected medical utilization data. Any difference between our projections and our actual experience is borne by us. We estimate potential obligations for liabilities under this program to reserve what we believe to be a sufficient amount to cover liabilities based on our past experience. Any significant increase in the number of claims or costs associated with claims made under this program above what we reserve could have a material adverse effect on our financial results.

Recently issued accounting pronouncements

In June 2006, the Financial Accounting Standards Board, or FASB, issued FASB Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, or FIN 48, which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” The interpretation prescribes a recognition threshold and measurement attribute criteria for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. We adopted FIN 48 on January 1, 2007. Upon adoption of FIN 48, we had no unrecognized tax benefits. We are not aware of any issues that would cause a significant increase to the amount of unrecognized tax benefits within the next 12 months. We recognize interest and penalties as a component of income tax expense. We are subject to taxation in the United States, Canada and various state jurisdictions. The statute of limitations is generally three years for the United States and between eighteen months and four years for states. We are subject to the following material taxing jurisdictions: United States, Arizona, California, Maine, North Carolina, Pennsylvania, and Virginia. The tax years that remain open to examination by the United States, Maine, North Carolina and Virginia jurisdictions are years ended December 31, 2003, December 31, 2004, December 31, 2005, and December 31, 2006; the Arizona and California filings that remain open to examination are years ended June 30, 2003, December 31, 2003, December 31, 2004, December 31, 2005, and December 31, 2006; the Pennsylvania filings that remain open to examination are years ended December 31, 2005, and December 31, 2006.

Pending accounting pronouncements

FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurement”, or SFAS 157, in September 2006, to define fair value and require that the measurement thereof be determined based on the assumptions that market participants would use in pricing an asset or liability and expand disclosures about fair value measurements. Additionally, SFAS 157 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances. SFAS 157 is effective for fiscal years beginning after November 15, 2007. Early application of the provisions of SFAS 157 is encouraged. We are evaluating the effect, if any, of adopting SFAS 157 on our consolidated financial statements.

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In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115”, or SFAS 159. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The fair value option established by SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective for fiscal years beginning after November 15, 2007. Early application of the provisions of SFAS 159 is permitted. We are evaluating the effect, if any, of adopting SFAS 159 on our consolidated financial statements. We have not elected the fair value option for any financial instruments.

Forward-Looking Statements

Certain statements contained in this quarterly report on Form 10-Q, such as any statements about our confidence or strategies or our expectations about revenues, liabilities, results of operations, profitability, contracts or market opportunities, constitute forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry. You can identify forward-looking statements by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” and “intends” and similar expressions which are intended to identify forward-looking statements.

The forward-looking statements contained herein are not guarantees of our future performance and are subject to a number of known and unknown risks, uncertainties and other factors disclosed in our annual report on Form 10-K for the year ended December 31, 2006. Some of these risks, uncertainties and other factors are beyond our control and difficult to predict and could cause our actual results or achievements to differ materially from those expressed, implied or forecasted in the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this report. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We do not intend to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk.

Foreign currency translation

Effective August 1, 2007, we began conducting business in Canada through our wholly-owned subsidiary WCG, and as such, our cash flows and earnings are subject to fluctuations from changes in foreign currency exchange rates. We believe that the impact of currency fluctuations does not represent a significant risk to us given the size and scope of our current international operations. Therefore, we do not hedge against the possible impact of this risk. A 10 percent adverse change in the foreign currency exchange rate would not have a significant impact on our consolidated results of operations or financial position.

Interest rate and market risk

As of September 30, 2007, we had borrowings under our revolving line of credit and acquisition term loan of approximately $18.2 million. Borrowings under the second amended loan agreement bear interest at a rate equal to the sum of the annual rate in effect in the London Interbank market, or LIBOR, applicable to one month deposits of U.S. dollars on the business day preceding the date of determination plus 3.5%–4.0% in the case of the revolving line of credit and 4.0%–4.5% in the case of the acquisition term loan subject to certain adjustments based upon our debt service coverage ratio. In accordance with the provisions of our second amended loan agreement, we may activate an increase in the available credit under our revolving line of credit up to $25.0 million.

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We have one unsecured, subordinated promissory note outstanding at September 30, 2007 in connection with an acquisition completed in 2005 in the principal amount of approximately $619,000. This promissory note bears a fixed interest rate of 5%.

We have not used derivative financial instruments to alter the interest rate characteristics of our debt instruments. We assess the significance of interest rate market risk on a periodic basis and may implement strategies to manage such risk as we deem appropriate.

Concentration of credit risk

We provide and manage government sponsored social services to individuals and families pursuant to 773 contracts as of September 30, 2007. Among these contracts there is a contract under which we generate a significant portion of our revenue. We generated approximately $12.5 million, or 6.7% of our revenues for the nine months ended September 30, 2007, under the annual block purchase contract in Arizona with the Community Partnership of Southern Arizona, an Arizona not-for-profit organization. This contract is subject to statutory and regulatory changes, possible prospective rate adjustments and other administrative rulings, rate freezes and funding reductions. Reductions in amounts paid by this contract for our services or changes in methods or regulations governing payments for our services could materially adversely affect our revenue.

Item 4.	Controls and Procedures.

(a) Evaluation of disclosure controls and procedures

The Company, under the supervision and with the participation of its management, including its principal executive officer and principal financial officer, evaluated the effectiveness of the design and operation of its disclosure controls and procedures, as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934 as of the end of the period covered by this report (September 30, 2007) (“Disclosure Controls”). Based upon the Disclosure Controls evaluation, the principal executive officer and principal financial officer have concluded that the Disclosure Controls are effective in reaching a reasonable level of assurance that (i) information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms and (ii) information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934 is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(b) Changes in internal controls

The principal executive officer and principal financial officer also conducted an evaluation of the Company’s internal control over financial reporting (“Internal Control”) to determine whether any changes in Internal Control occurred during the quarter ended September 30, 2007 that have materially affected or which are reasonably likely to materially affect Internal Control. Based on that evaluation, there has been no such change during the quarter ended September 30, 2007.

PART II—OTHER INFORMATION

Item 1.	Legal Proceedings.

Although we believe we are not currently a party to any material litigation, we may from time to time become involved in litigation relating to claims arising from our ordinary course of business. These claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

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Item 1A.	Risk Factors.

In addition to the other information set forth in this report, you should carefully consider the factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, which could materially affect our business, financial condition or future results. The risk factors in our Annual Report on Form 10-K have not materially changed other than those risk factors which are set forth below. These changes should be read in conjunction with the risk factors included in our Annual Report on Form 10-K. The risks described in our Annual Report on Form 10-K, as amended below, are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

Our international operations expose us to various risks, any number of which could harm our business.

As a result of our acquisition of WCG on August 1, 2007, we now have operations in Canada. We are subject to the risks inherent in conducting business across national boundaries, any one of which could adversely impact our business. In addition to currency fluctuations, these risks include, among other things:

•	economic downturns;

•	changes in or interpretations of local law, governmental policy or regulation;

•	restrictions on the transfer of funds into or out of the country;

•	varying tax systems;

•	delays from doing business with governmental agencies;

•	nationalization of foreign assets; and

•	government protectionism.

We intend to continue to evaluate opportunities to establish new operations in Canada. One or more of the foregoing factors could impair our current or future operations and, as a result, harm our overall business.

We operate in multiple tax jurisdictions and have recently become taxable in most of them and face the risk of double taxation if one jurisdiction does not acquiesce to the tax claims of another jurisdiction.

We currently operate in the United States and Canada and are subject to income taxes in those countries and the specific states and/or provinces where we operate. In the event one taxing jurisdiction disagrees with another taxing jurisdiction, we could experience temporary or permanent double taxation and increased professional fees to resolve taxation matters.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.

Restrictions Upon the Payment of Dividends

Under our credit facility we are prohibited from paying any cash dividends if there is a default under the facility or if the payment of any cash dividends would result in a default.

Item 3.	Defaults Upon Senior Securities.

None

Item 4.	Submission of Matters to a Vote of Security Holders.

None

Item 5.	Other Information.

None

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Item 6.	Exhibits.

Exhibit Number		Description

2.1	(1)	Share Purchase Agreement dated as of August 1, 2007 by and between The Providence Service Corporation, 0798576 B.C. Ltd., PSC of Canada Exchange Corp., WCG International Consultants Ltd., Ian Ferguson, Elizabeth Ferguson, James Rae, Robert Skene, Walrus Holdings Ltd., Darlene Bailey, John Parker, Jenco Enterprises Ltd. and Ian Ferguson, as the sellers representative. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

10.1	(2)	Providence Service Corporation Deferred Compensation Plan.

10.2	(2)	Adoption Agreement related to the Providence Service Corporation Deferred Compensation Plan.

31.1		Certification pursuant to Securities Exchange Act Rules 13a-14 and 15d-14 of the Chief Executive Officer

31.2		Certification pursuant to Securities Exchange Act Rules 13a-14 and 15d-14 of the Chief Financial Officer

32.1		Certification pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, of the Chief Executive Officer

32.2		Certification pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, of the Chief Financial Officer

(1)	Incorporated by reference from an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2007.
(2)	Incorporated by reference from an exhibit to the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission on August 31, 2007.

34

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: November 6, 2007	By:	/s/ FLETCHER JAY MCCUSKER
Fletcher Jay McCusker
Chairman of the Board, Chief Executive Officer
(Principal Executive Officer)

Date: November 6, 2007	By:	/s/ MICHAEL N. DEITCH
Michael N. Deitch
Chief Financial Officer
(Principal Financial and Accounting Officer)

35

EXHIBIT INDEX

Exhibit Number		Description
2.1	(1)	Share Purchase Agreement dated as of August 1, 2007 by and between The Providence Service Corporation, 0798576 B.C. Ltd., PSC of Canada Exchange Corp., WCG International Consultants Ltd., Ian Ferguson, Elizabeth Ferguson, James Rae, Robert Skene, Walrus Holdings Ltd., Darlene Bailey, John Parker, Jenco Enterprises Ltd. and Ian Ferguson, as the sellers representative. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

10.1	(2)	Providence Service Corporation Deferred Compensation Plan.

10.2	(2)	Adoption Agreement related to the Providence Service Corporation Deferred Compensation Plan.

31.1		Certification pursuant to Securities Exchange Act Rules 13a-14 and 15d-14 of the Chief Executive Officer

31.2		Certification pursuant to Securities Exchange Act Rules 13a-14 and 15d-14 of the Chief Financial Officer

32.1		Certification pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, of the Chief Executive Officer

32.2		Certification pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, of the Chief Financial Officer

(1)	Incorporated by reference from an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2007.
(2)	Incorporated by reference from an exhibit to the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission on August 31, 2007.

36

1
Strictly Private and Confidential
November 2007
Pisces Investor Presentation
Exhibit G
*  This presentation contains non-GAAP financial measures, such as Adjusted EBITDA for Pisces and Libra. These non-GAAP financial measures have been reconciled to the most directly comparable GAAP financial measure. For purposes of this filing only, such reconciliations have been provided at the end of this presentation.

2
Strictly Private and Confidential
Cautionary Note about Forward-Looking Statements and Financial Information
Certain statements made in this presentation, such as any statements about Pisces's confidence or strategies or its expectations about revenues, results of operations, profitability, earnings per share, contracts, collections, award of contracts, acquisitions and related growth, growth resulting from initiatives in certain states, effective tax rate or market opportunities, constitute "forward-looking statements" within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Pisces's actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Pisces's filings with the Securities and Exchange Commission. Words such as
"believe," "demonstrate," "expect," "estimate," "anticipate," "should" and "likely" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-
looking statements, which speak only as of the date the statement was made. Pisces undertakes no obligation to update any forward-looking statement contained herein. Certain financial information contained in this presentation, such as pro forma information and EBITDA, are non-GAAP financial measures and investors should not place undue reliance on such non-GAAP financial measures.
Cautionary Statement

3
Strictly Private and Confidential
Transaction Summary
Pisces (the “Company”), a publicly-traded company (NASDAQ), is expected to sign a definitive agreement to purchase the common stock of Libra Inc.  (the “Target”) for $220.0 million (the “Acquisition”)
Contingent Earn-out of up to $40 million if Libra achieves certain EBITDA performance metrics in FY 2008
Based in Tucson, AZ, Pisces is North America’s largest provider of counseling and case management services
Provides home and community-based social services directly to children, adolescents and young adults and families who are eligible for government assistance (primarily Medicaid) due to income level, emotional/educational disabilities or court order
Services are contracted primarily by state, city and county levels of government and are delivered under fee-for-service, cost-based and block purchase arrangements
Pro Forma (“PF”) LTM September 2007 Total Revenue and Adjusted EBITDA of $269.4 million and $30.1 million, respectively
(1)
Based in Atlanta, GA, Libra is the leading manager and arranger of outsourced Non-Emergency
Transportation (“NET”)
Coordinates NET services primarily for Medicaid eligible patients by contracting with third-party transportation providers
LTM September 2007 Total Revenue and Adjusted EBITDA of $318.9 million and $21.0 million, respectively
(1)
Combined company will be the leading provider of non-institutional social services and NET, offering a broad continuum of government-sponsored care primarily to Medicaid-eligible beneficiaries throughout the
U.S. and Canada
LTM September 2007 PF Total Revenue and PF Adjusted EBITDA of $588.3 million and $51.1 million, respectively
(1) Pro forma for recent acquisitions and adjustments to EBITDA related to stock compensation and non-recurring expenses.

4
Strictly Private and Confidential
Acquisition Financing Details
PF LTM EBITDA
(1)
Net Debt
9/30/2007 % Multiple Multiple
Cash
(2)
$29.5 NA NA NA
$40MM Revolver
(3)
- - - -
6-Year First Lien Term Loan 172.5 28.1% 3.38x 2.80x
Total First Lien Debt $172.5 28.1% 3.38x 2.80x
Total Senior Debt $172.5 28.1% 3.38x 2.80x
6.5-Year Convertible Note 70.0 11.4% 1.37x 1.37x
Total Debt $242.5 39.5% 4.75x 4.17x
Market Value of Equity
(4)
371.9 60.5% 7.28x 7.28x
Total Capitalization $614.4 100.0% 12.03x 11.45x
(1) PF LTM 9/30/07 Adjusted EBITDA of $51.1 million.
(2) $37.7 million cash at 9/30/07 less $8.2 million paid in October for FCS acquisition.
(3) Revolver is unfunded at closewith $15 million of letters of credit outstanding.
(4) Market cap based on 11.7 million shares outstanding as of 9/30/07, and 10/31/07 closing price of $31.79.

5
Strictly Private and Confidential
Pisces Overview
Leading provider of home and community-based government sponsored social services primarily for
Medicaid patients
Serves children, adolescents and families who are eligible for government assistance due to income level, emotional/educational disabilities or court order in 35 states, District of Columbia and Canada;
while providing cost savings for the programs it serves
Operates along three business service lines:
Not-for-profit Managed
Services
Foster Care
Home based counseling
Intensive home based counseling
Substance abuse treatment services
School support services
Correctional services
Workforce development
Home and Community-
Based Counseling
Foster care
Therapeutic foster care
Administrative support
Informational technology
Accounting and payroll services
Intake, assessment and referral
services
Monitoring services
Case management

6
Strictly Private and Confidential
Home and community-
based services
84%
Foster care services
9%
Not-for-profit managed
services
7%
Pisces Business Unit Contribution
Total Revenue by Service
PF LTM September 2007 Total Revenue $269.4 million
(1)
Commentary
Derives substantially all revenue from contracts with state or local government agencies and intermediaries including welfare and child welfare programs, public schools and state Medicaid programs and not-for-profit social services organizations managed by the Company
Management fees largely determined as percentage of the revenue of the managed entity or a predetermined fee
Majority of revenue earned from services for children and adolescents;
while adult population is primarily the severely impaired and mentally ill who require higher frequency of services
(1) Pro forma for recent acquisitions.

7
Strictly Private and Confidential
$59.3
$97.0
$145.7
$192.0
$269.4
$0.0
$50.0
$100.0
$150.0
$200.0
$250.0
$300.0
FY 2003 FY 2004 FY 2005 FY 2006 PF LTM
202
312
527
868
600
838
0
100
200
300
400
500
600
700
800
900
1000
FY 2003 FY 2004 FY 2005 FY 2006 Q2 ' 06 Q2 ' 07
13,371
29,066
35,646
71,134
43,425
70,992
0
10,000
20,000
30,000
40,000
50,000
60,000
70,000
80,000
FY 2003 FY 2004 FY 2005 FY 2006 Q2 ' 06 Q2 ' 07
18
21
25
36
35
0
5
10
15
20
25
30
35
40
FY 2003 FY 2004 FY 2005 FY 2006 Q2 ' 07
Pisces Superior Growth
($ in millions)
CAGR = 62.6% CAGR = 47.9%
Revenue Contracts
Clients States Served
CAGR = 26.0% CAGR = 74.6%
(1) Pro forma for recent acquisitions.
(1)

8
Strictly Private and Confidential
Libra Overview
The largest provider of Health and Human Services Transportation Management primarily to Medicaid recipients
Strong Customer Relationships (75 contracts in 17 states)
State Medicaid programs (90%); HMOs, commercial insurers, transit authorities and healthcare providers (10%)
Stable reimbursement environment and superior renewal history
Proprietary technology platform, processes and infrastructure
Large and growing market opportunity
Total transportation management market ~$11B
Outsourcing represents 20% of total today
Emerging Medicare market
Additional growth opportunities leverage infrastructure
Focused, experienced and deep management team

9
Strictly Private and Confidential
Libra Business Model
Libra is a transportation logistics manager, matching vendor services with client needs
Receives transportation requests from clients and arranges for the least costly and most effective transportation
Transportation requests are received at one of five regional call centers and appropriate local transportation providers are assigned
After assignment, carefully monitors service, assuring that the client transport was completed before payment to vendors
In-network vendors receive payment at a pre-negotiated rate; Episodic trips may require out-of-network providers at higher costs
Libra utilizes its proprietary IT platform and operational processes to manage services by outsourcing to a network of local third-party transportation providers
Payers
Transportation
Recipients
Transportation
Providers
LIBRA

10
Strictly Private and Confidential
Overview of Contract Structures
95% of revenue is generated from per member / per month contracts
Under these contracts, Libra assumes the responsibility of meeting the transportation needs of a specific geographic population
Contracts generally structured with per member per month rates
To fulfill transportation requests under its contracts, Libra contracts with local van, cab and ambulance companies on a per ride or per mile basis
Contracts with transportation providers contain no volume guarantees
Contracts are cancellable with or without cause with 45-days’ notice
Risk of a fixed revenue stream and a variable expense base is substantially mitigated by the following factors:
Contracted per member per month fee is predicated on:
• Actual historical transportation data for the subject geographic region (provided by the payer)
• Actuarial work performed in-house as well as by third-party actuarial firms (Libra is able to draw on over 10 years of data from its own contract experience)
• Actuarial work provided by the payer
Pricing in Libra’s contracts is re-visited and re-set every one to two years based on actual experience under the contract, with adjustments for inflation, cost of labor, cost of fuel and utilization increases
Libra’s government contracts are only cancellable for performance after notice of a cure period-termination occurs in
180 – 365 days; Libra has never had an early termination of a contract

11
Strictly Private and Confidential
Libra Unique Capabilities
Better Health at Lower Cost – NET Trip $15-40
Eliminates Ambulance trips (~$460)
First step in disease management  - less serious illness, improved quality of life
Gatekeeper for Eligibility and Need
Reduces fraud and abuse
Proprietary Technology Platform
Experienced Transportation Network Development
Strong Barriers to Entry
Size, technical capabilities, material switching costs, embedded processes, proprietary utilization data

12
Strictly Private and Confidential
Libra Financial Attributes
LTM ended 9/30/2007 Revenue of $319MM and Adjusted EBITDA of $21MM
Contracts create highly visible, recurring revenue streams
Range from $1-60 MM of annual revenue
Generally 3-yr term with 2-yr renewal option = reduced renewal risk
95% prospectively paid contracts (based on extensive analysis), many with provision for annual rate increases and adjustments
Diversified revenue base, superior bid and renewal record
Established infrastructure creates operating leverage
Strong cash flow dynamics
Negative net working capital business
DSOs < 20 days
Modest cap ex requirements (2% or less of annual revenue to fund growth)
Proven organic growth strategy
Robust RFP activity and a growing pipeline

13
Strictly Private and Confidential
$254.3
$252.1
$318.9
$230.0
$240.0
$250.0
$260.0
$270.0
$280.0
$290.0
$300.0
$310.0
$320.0
FY 2005 FY 2006 LTM
Libra Revenue Performance
($ in millions)
CAGR = 13.8%
Total Revenue

14
Strictly Private and Confidential
Acquisition Rationale
Reinforces each of Pisces’ six investment considerations
Significant Market Opportunity
• Non-Emergency Transportation market is large and Libra is clear leader
• Provides access to significantly greater Medicaid beneficiaries
Revenue Visibility/Retention & Organic Growth
• High contract retention rate
• Contracted revenue strengthens revenue model
• Enhances opportunity to improve payer relationships
Economic Insulation
• Libra, like Pisces, is an opportunity for payers to generate significant cost savings, particularly important in difficult earning environments
High ROI
• Limited incremental capital spend required to drive incremental revenue and EBITDA expansion
Strong Balance Sheet
• Conservative forecast rapidly delevers the balance sheet
• Reasonable debt load supported by stable equity capitalization and significant debt and public equity capital markets liquidity
Very Experienced Management Team
• Proven track record in integrating acquired entities
• Committed to deleveraging balance sheet through free cash flow generation
Provides significant opportunity to accelerate growth
Expanded service offering and cross-sell execution drives significantly higher cash flow with minimal additional investment
Increased geographic penetration/diversification and new expansion presents relationship momentum to execute on new business
EPS Accretive Transaction

15
Strictly Private and Confidential
Strategic Fit
Medicaid Client Overlap
Provide enhanced continuum of care to patients
Enhanced Local Presence
Strong ties to local governments to benefit future business
Diversified Product Offering
Libra provides access to approximately 10 million customers annually; Pisces services can be made available to Libra’s payers in an effort to provide an improved continuum of care
Co-locations to provide future cost savings
Expanded 24-hour access
IT Systems

16 Strictly Private and Confidential Pisces Only States Libra Only States Both Pisces and Libra Pisces and Libra Combination - Expanded National Footprint Strong Potential for Geographic Growth

17
Strictly Private and Confidential
Investment Highlights
Large, underserved market opportunity
Growing importance of social services and medical transportation
Stable reimbursement environment and economically insulated
Strong competitive position
Broadly diversified-geographic presence, payer mix, customers and services offering
Quality measurable services driving strong contract renewal history
Robust financial performance with high quality and visible cash flow driving rapid deleveraging
EPS Accretive Transaction
Experienced management team with proven track record
Pisces has successfully integrated 16 acquisitions since August 2003 IPO

18
Strictly Private and Confidential
Summary Term Sheet – Credit Facilities
Borrower(s): Pisces (the “Borrower”)
Guarantor(s): All existing and future domestic subsidiaries of the Borrower (collectively, the “Guarantors”) after giving effect to the acquisition
Credit Facilities: [$252.5] million in Senior Secured Credit Facilities (“Credit Facilities”) consisting of the following:
$40.0 million five-year revolving credit facility (the “Revolver”)
[$172.5] million six-year first lien term loan (the “Term Loan”)
$40.0 million delayed draw term loan (the “Delayed Draw Term Loan”) (1)
Use of Proceeds: (i) Purchase common stock of Libra, Inc.; (ii) refinance certain existing debt; (iii) finance a Contingent Earn-out payment in connection with the Acquisition; (iv) pay related fees and expenses; (v) provide working capital; and (iv) for general corporate purposes
Pricing: Revolver: LIBOR plus 3.50%; unused line fee of 75 bps
Term Loan: LIBOR plus 3.50%
Delayed Draw Term Loan: LIBOR plus 3.50%; unused fee of 125 bps
Amortization: Revolver: Due at maturity
Term Loan: Years 1 to 6: 5%, 7.5%, 10%, 12.5%, 15%, and 50%; with excess cash flow sweep of [75]%
Delayed Draw Term Loan: Scheduled amortization will be added to the term loan installments on a pro-rata basis over the remainder of the facility
Security: Credit Facilities secured by a first priority perfected lien on all assets of the Borrower and its domestic subsidiaries and a pledge of
100% of the stock of the existing and future subsidiaries of the Borrower (65% for foreign subsidiaries), with such exceptions as may be agreed (collectively, the “Collateral”)
Covenants: Usual and customary for transactions of this type including, but not limited to, the following:
(i)  Maximum Total Leverage Ratio
(ii) Minimum Fixed Charge Coverage Ratio
(iii) Minimum Liquidity
(1) Delayed Draw Term Loan available through first half 2009 to fund Contingent Earn-out in connection with the Acquisition.

19
Strictly Private and Confidential
Summary Term Sheet – Convertible Offering
Issuer: Pisces
The Security: Convertible Senior Subordinated Notes due 2014 (6.5 Year Maturity)
Offering Size : [$70-$100] million
Maturity: 6.5 years from the date of issuance
Issue Price: $1,000 principal amount (100%)
Coupon: Interest on the notes will be [6.00% - 6.50%]; interest will be payable semi-annually in arrears
Conversion [30% - 35%] Conversion price will be set off the closing price of the common stock the night before the public announcement
Premium: of the acquisition and financing
Convertible Into: Common stock after the earlier of (i) the consummation or termination of the acquisition or (ii) upon certain Fundamental Changes.
Call Protection: Non callable for life
Dividend Protection / Full dividend protection—Conversion Rate Adjustment upon any increase in cash distributions above a quarterly distribution of $0.00
Anti-Dilution: per share to holders of the Issuer’s common stock. Anti-dilution protection also covers stock dividends, subdivisions, combinations and reclassifications of common stock, distributions of certain rights and warrants, distributions in kind and certain tender and exchange offers
Conversion Rate If a Fundamental Change occurs (with the exception of a Fundamental Change resulting from a change in the board of directors) the conversion rate will be
Adjustment: increased for holders of the notes who convert their notes in connection with such a fundamental change (referred to as make-whole fundamental changes)
Put Upon a If a Fundamental Change occurs (see description of fundamental change), each holder will have the right, at its option, to require the
Fundamental Issuer to repurchase for cash all or any portion of the holder’s notes at a price equal to 100% of the principal amount of the notes to be repurchased,
Change: plus any accrued and unpaid interest
Fundamental Change: Occurs if:
• 50% vote acquired by unaffiliated party
• Merger or sale of all or substantially all of the Company’s assets (excluding transactions (i) to a wholly-owned subsidiary of Company (ii) where existing stockholders own more than 50% of voting stock of surviving entity, or (iii) solely to re-domicile issuer
• Liquidation or dissolution
• A “termination of trading” occurs
• Turnover of a majority of the Board in any 2-year period
Events of Default: The following constitute an event of default:
• Default in payment of principal when due and payable, including fundamental change purchase price or mandatory repurchase price
• Default in payment of interest continuing for 30 days
• Failure to deliver shares upon conversion
• Failure to comply with certain covenants relating to merger
• Failure to deliver notice of anticipated Fundamental Change or failure to comply with any other agreements in the notes or indenture upon notice from holders of 25% of the principal amount and failure to cure or obtain waiver within 60 days, subject to certain extensions
• Failure to comply with any covenant or agreement contained in the Note Purchase Agreement continuing for 30 days or the inaccuracy of representation or warranty in Note Purchase Agreement when made
• Cross default in excess of $10 million and such default has not been cured within 30 days notice from holders of 25% of the principal amount
• Final judgment in excess of $10 million and such judgment remains undischarged, unpaid or unstayed for 60 days
• Certain events of bankruptcy, insolvency or reorganization
Ranking: Senior Subordinated
Form: Regulation D - Pisces to file for registration of the convertible notes and underlying shares within 45 days of closing; registration to become effective within 90 days, subject to extension based on date acquisition is consummated or terminated, or if 12/31/07 financials are required

The Providence Service Corporation

Reconciliation of Non-GAAP Measures

Pro forma Last Twelve Months Total Revenue and Adjusted Earnings Before

Interest, Taxes, Depreciation and Amortization (“EBITDA”) (1)

(in thousands)

	Pro forma Last Twelve Months ended September 30, 2007
	Pisces	Libra
Total revenue:
Last twelve months total revenue	$242,439	$318,859
Add:
Pro forma revenue for:
WCG (2)	16,284	—
FCS (3)	10,665	—

Pro forma last twelve months total revenue	$269,388	$318,859

Adjusted EBITDA:
Net income	$10,758	$4,198
Add:
Interest (income) expense, net	(565)	5,260
Income tax provision (benefit)	7,622	(2,648)
Depreciation & amortization	4,212	10,874

EBITDA	22,027	17,684
Add:
Pro forma EBITDA for:
WCG (2)	214	—
FCS (3)	2,149	—
Reserve for supplemental income (4)	4,019	—
Stock based compensation	1,655	106
Legal accounting and banking fees	—	2,609
Royalty payments	—	621

Pro forma last twelve months adjusted EBITDA	$30,064	$21,020

Notes:

(1)	This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitue for comparable GAAP measures, and should be read only in conjunction with the companies’ consolidated financial statements prepared in accordance with GAAP. We believe that these non- GAAP measures provide useful information to investors regarding Pisces’ and Libra’s performance and overall results of operations. These metrics are an integral part of these companies’ internal reporting to measure the performance of each company and the overall effectiveness of their respective senior management teams.
(2)	Includes the pro forma total revenue and EBITDA for the 10 months ended July 31, 2007 as WCG was acquired by Pisces on August 1, 2007.
(3)	The pro forma total revenue and EBITDA for FCS was based upon the total revenue and EBITDA for the six month period ended June 30, 2007 annualized for twelve months.
(4)	Reserve related to Pisces’ at-risk supplemental services provided under an Arizona contract.